Exhibit 2.1

EXECUTION VERSION

AGREEMENT OF MERGER

by and among

SCIOINSPIRE HOLDINGS, INC., as the Company

Angler Seller Representative LLC, as Shareholders’ Representative,

ExlService.com, LLC, as Buyer,

ExlService Cayman Merger Sub, as Merger Sub, and

ExlService Holdings, Inc., solely for purposes of Section 12.17

DATED: April 28, 2018

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	3.2	Authority; No Conflict	33
	3.3	Investment Intent	34
	3.4	No Claims	34
	3.5	Brokers or Finders	34
	3.6	Sufficiency of Funds	34
	3.7	Independent Investigation	34

4.	COVENANTS OF THE COMPANY PRIOR TO CLOSING DATE		34
	4.1	Access and Investigation	34
	4.2	Operation of the Business	35
	4.3	Absence of Changes	35
	4.4	Required Consents.	35
	4.5	Notification of Change to Schedules	36
	4.6	No Negotiation	37
	4.7	Termination of Stock Plan	37
	4.8	Company Shareholders Meeting	37

5.	COVENANTS OF BUYER AND MERGER SUB PRIOR TO CLOSING DATE		38
	5.1	Required Consents	38
	5.2	Representations & Warranties Insurance	38
	5.3	Director and Officer Liability	39
	5.4	Specified XL Health Receivables	39

6.	CONDITIONS PRECEDENT TO BUYER’S AND MERGER SUB’S OBLIGATION TO CLOSE		40
	6.1	Accuracy of Representations	40
	6.2	Performance the Company	40
	6.3	Additional Documents	40
	6.4	No Claim Regarding Stock Ownership or Sale Proceeds	40
	6.5	No Prohibition	40
	6.6	Material Adverse Effect	41
	6.7	No Injunction	41
	6.8	Antitrust Matters	41
	6.9	R&W Insurance Policy	41
	6.10	Company Shareholder Approval	41
	6.11	R&D Capitalization	41

7.	CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATION TO CLOSE		41
	7.1	Accuracy of Representations	41
	7.2	Buyer’s and Merger Sub’s Performance	41
	7.3	Additional Documents	41
	7.4	No Injunction	41
	7.5	Antitrust Matters	41
	7.6	Company Shareholder Approval	42
	7.7	R&D Capitalization	42

8.	TERMINATION		42
	8.1	Termination Events	42
	8.2	Effect of Termination	42

9.	INDEMNIFICATION; REMEDIES		42
	9.1	Survival; Time for Bringing Claims	42

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	9.2	Indemnification	43
	9.3	Third-Party Claims	46
	9.4	Cooperation	47
	9.5	Tax Treatment	47
	9.6	Exclusive Remedy	47

10.	TAX MATTERS		48
	10.1	Taxes for the Straddle Period	48
	10.2	Tax Returns	48
	10.3	Cooperation	48
	10.4	Tax Covenants	49
	10.5	Transfer Taxes	49
	10.6	Transaction Tax Deductions	49
	10.7	Section 338 Elections	49
	10.8	VDA Procedures	49

11.	ADDITIONAL COVENANTS		50
	11.1	Confidentiality	50
	11.2	Modification of Covenant; Enforcement of Covenant	51

12.	GENERAL PROVISIONS		51
	12.1	Expenses	51
	12.2	Public Announcements	51
	12.3	Notices	52
	12.4	Governing Law	53
	12.5	Jurisdiction	53
	12.6	Service of Process	53
	12.7	Waiver of Jury Trial	54
	12.8	Further Assurances	54
	12.9	Waiver	54
	12.10	Entire Agreement; Amendment	54
	12.11	Beneficiaries; Assignment; No Third-Party Rights	54
	12.12	Severability	55
	12.13	Schedules	55
	12.14	Section Headings; Construction	56
	12.15	Counterparts	56
	12.16	Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney Client Privilege	56
	12.17	Guarantee	57

13.	DEFINITIONS		57

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit A – Voting Agreements

Exhibit B –Plan of Merger

Exhibit C – Form of Letter of Transmittal

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Exhibit D – Form of Escrow Agreement

Exhibit E – Sample Working Capital

Schedules

Schedule 1.8(a) – Indebtedness to be paid at Closing

Schedule 2.1 - Organization and Good Standing

Schedule 2.2(c) - Company Consents

Schedule 2.3(a) - Company Capitalization

Schedule 2.3(c) - Subsidiaries

Schedule 2.4(a) – Financials

Schedule 2.4(b) – Preparation of Financial Statements

Schedule 2.5 – Encumbrances

Schedule 2.6(b) - Leased Real Property

Schedule 2.7 – No Undisclosed Liabilities; Indebtedness

Schedule 2.8 - Taxes

Schedule 2.10(a) - Employee Benefit Plans

Schedule 2.11(a) – Legal Compliance

Schedule 2.11(g) - Orders

Schedule 2.12- Permits

Schedule 2.14 – Claims

Schedule 2.15 – Certain Changes and Events

Schedule 2.16 - Contracts

Schedule 2.17 – Insurance

Schedule 2.19(h) – Employee Census

Schedule 2.20(a) - Company IP Registrations

Schedule 2.20(b) - Company Intellectual Property

Schedule 2.21 – Relationships with Affiliates

Schedule 2.23(f) – Security Breaches

Schedule 2.25 – Customers and Suppliers

Schedule 2.27 – Bank Accounts

Schedule 3.2(c) - Buyer’s Consents

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AGREEMENT OF MERGER

This Agreement of Merger (this “Agreement”) is made as of April 28, 2018, by and among ExlService.com, LLC, a Delaware limited liability company (“Buyer”); ExlService Cayman Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of Buyer (“Merger Sub”); Angler Seller Representative LLC, as representative of the shareholders of the Company (“Shareholders’ Representative”); SCIOinspire Holdings, Inc., a Cayman Islands exempted company (the “Company”); and, solely for purposes of Section 12.17, EXLService Holdings, Inc., a Delaware corporation (“EXL Holdings”). Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in Article 13.

RECITALS:

WHEREAS, the Parties intend to effect a merger (the “Merger”) in which Merger Sub will be merged with and into the Company, with the Company surviving the Merger on the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company has unanimously (a) determined that it is in the best interests of the Company, and declared it advisable, to enter into this Agreement with Buyer and Merger Sub, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, including the Merger, by the Company, and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend the approval and authorization of this Agreement and the Plan of Merger by the holders of shares of the Company (the “Shareholders”);

WHEREAS, the Board of Directors of Merger Sub and the Board of Managers of Buyer have, on the terms and subject to the conditions set forth in this Agreement, unanimously (a) determined that it is in the best interests of Merger Sub and its sole shareholder, and declared it advisable, to enter into this Agreement with the Company, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, including the Merger, by Merger Sub and Buyer, as applicable, and Buyer procured the passing of a special resolution of the sole shareholder of Merger Sub approving and authorizing this Agreement and the Plan of Merger in accordance with the Cayman Companies Law;

WHEREAS, Buyer and the Company have previously entered into Voting Agreements with certain of the Shareholders of the Company attached as Exhibit A hereto (the “Voting Agreements”) pursuant to which such Shareholders, on the terms and subject to the conditions set forth herein, have agreed to vote or cause to be voted all of the Shares owned beneficially or of record by such Shareholders in favor of the Merger and this Agreement and any related action reasonably required in furtherance thereof;

WHEREAS, immediately prior to the consummation of the Merger, certain Shareholders will transfer certain of their Shares (the “Rollover Shares”) to an Affiliate of Buyer in exchange for shares of capital stock of such Affiliate; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the Contemplated Transactions and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, each intending to be legally bound, do hereby agree as follows:

1.            THE MERGER.

1.1          The Merger. At the Effective Time, and upon the terms and subject to the conditions set forth in this Agreement and in accordance with Cayman Companies Law, Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving company in the Merger and a wholly owned Subsidiary of Buyer (as the surviving company after the Effective Time, the “Surviving Corporation”), and the separate existence of Merger Sub shall cease. The Merger shall be effected pursuant to the provisions of, and shall have the effects provided in, this Agreement and Part XVI of the Cayman Companies Law.

1.2          Effective Time. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Buyer, Merger Sub and the Company shall cause (a) a plan of merger substantially in the form attached hereto as Exhibit B (the “Plan of Merger”) and (b) other documents required to effect the Merger to be executed, delivered and filed with the Registrar of Companies of the Cayman Islands (the “Registrar”) as provided in Part XVI of the Cayman Companies Law. The Merger shall become effective on the date when the Plan of Merger is registered by the Registrar, or on such later date (being not later than the 90th day after the date of such registration) as specified in Section 3.1 of the Plan of Merger in accordance with the Cayman Companies Law (the “Effective Time”). From and after the Effective Time, all of the rights, privileges and powers of each of the Company and Merger Sub, and all property, real, personal and mixed, and all debts due to any of the Company and Merger Sub, as well as all other things and causes of action belonging to the Company and Merger Sub, shall be vested in the Surviving Corporation, and all debts, liabilities and duties of each of the Company and Merger Sub shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it, all as provided under the Cayman Companies Law.

1.3          The Memorandum and Articles of Association. At the Effective Time, the memorandum and articles of association of Merger Sub as in effect immediately prior to the Effective Time shall become the memorandum and articles of association of the Surviving Corporation (except that, at the Effective Time, the memorandum and articles of association of the Surviving Corporation shall be amended to show the name of the Surviving Corporation as “SCIOinspire Holdings, Inc.” (as so amended, the “Memorandum of Association”) until thereafter changed or amended as provided therein or by applicable Law.

1.4          Directors, Managers and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation (and any other director of the Company shall cease to be a director at the Effective Time), until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignations or removal or until their respective successors are duly elected or appointed and qualified, as the case may be (and any other officer of the Company shall cease to be a director at the Effective Time).

1.5          Closing. Subject to the satisfaction or waiver of all of the conditions set forth in Article 6 and Article 7, the closing of the Contemplated Transactions (the “Closing”) shall take place at the offices of Buyer’s counsel at such time and place as the Parties may agree, but in any event within three (3) Business Days after the last of the conditions set forth in Article 6 and Article 7 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). Subject to the provisions of Article 8, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 1.5 shall not result in the termination of this Agreement and shall not relieve any Party of any obligation under this Agreement. The Closing may be consummated electronically by the exchange of executed counterparts of, and the delivery of all deliverables required pursuant to, this Agreement in portable document format (PDF).

1.6          Conversion of Equity. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Merger Sub, the Company or the Shareholders:

(a)          Conversion of the Shares. At the Effective Time, each Share outstanding immediately prior to the Effective Time (other than Excluded Shares) shall automatically be converted into the right to receive (i) with respect to Series C-1 Preference Shares, an amount equal to the Series C-1 Per Share Merger Consideration and (ii) with respect to Shares other than Series C-1 Preference Shares, the sum of (A) the Closing Per Share Merger Consideration and (B) the aggregate portion, if any, of the Indemnity Escrow Amount, the Special Indemnity Escrow Amount, the Working Capital Escrow Amount, the Shareholders’ Representative Fund Amount and the XL Health Receivables Consideration, in each case paid in respect of such Shares at the times set forth and in accordance with this Agreement and the Escrow Agreement (the amounts in clauses (A) and (B) collectively being referred to herein as the “Per Share Merger Consideration”). All such Shares when so converted shall be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such Shares (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Series C-1 Per Share Merger Consideration or the Per Share Merger Consideration, as applicable, with respect to each such Share upon surrender of such Certificate in accordance with this Agreement.

(b)          Cancellation of Treasury and Other Shares. Each Share held in the treasury of the Company and each Share owned or held, directly or indirectly, by the Company, any of the Company’s Subsidiaries, Buyer or Merger Sub or any of their respective Affiliates (including the Rollover Shares), in each case immediately prior to the Effective Time, shall be canceled and retired without any conversion thereof and no payment of cash or any other distribution shall be made with respect thereto.

(c)          Capital Stock of Merger Sub. Each share of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into the right to receive one (1) fully paid and non-assessable share of the Surviving Corporation.

(d)          Treatment of Options. Prior to the Closing, the Company shall take all actions necessary so that all options to purchase shares of the Company then outstanding (the “Options”) shall become fully vested and exercisable (whether or not currently exercisable) and, at the Effective Time, each Option not theretofore exercised shall be cancelled upon the Closing (the “Option Cancellation”) without any future liability to Buyer, the Company or any other Person, and each holder of an Option that is cancelled shall, in respect of each such Option, be entitled to receive (i) at, or as soon as practicable after, the Closing a cash payment in an amount equal to the product of (A) the excess, if any, of subtracting (x) the applicable Exercise Price of such Option from (y) the Closing Per Share Merger Consideration, multiplied by (B) the number of shares of Common Stock underlying such holder’s Options (such product, the “Closing Option Consideration”) and (ii) the aggregate portion, if any, of the Indemnity Escrow Amount, the Special Indemnity Escrow Amount, the Working Capital Escrow Amount, the Shareholders’ Representative Fund Amount and any XL Health Receivables Consideration, in each case paid in respect of such Option at the times set forth and in accordance with this Agreement and the Escrow Agreement (the amounts in clauses (i) and (ii) collectively being referred to herein as the “Option Consideration” with respect to such Option). The Company shall be entitled to, and shall, deduct and withhold from the amounts otherwise payable to any holder of Options (each an “Optionholder”) pursuant to this Section 1.6(d) such amounts (the “Withholding Amounts”) as the Company is required to deduct and withhold in connection with the Option Cancellation or with respect to the making of such payment under the Code or any provision of any state, local or other U.S. or non-U.S. Tax law and to properly remit such amount to the appropriate Taxing authority, as set forth in Section 1.11. To the extent that any Withholding Amounts are so deducted and withheld by the Company, such Withholding Amounts shall be treated for all purposes of this Agreement in accordance with Section 1.11.

1.7          Payment of the Closing Merger Consideration.

(a)          Paying Agent. Prior to the Closing Date, the Company shall appoint a nationally recognized financial institution selected by the Company with Buyer’s approval (the “Paying Agent”) to act as paying agent for the payment of the consideration due to the Shareholders as contemplated by Section 1.6. The terms of appointment of the Paying Agent shall be reasonably acceptable to Buyer. At or prior to the Closing, Buyer and Merger Sub shall, in accordance with and subject to Section 1.7(b), deposit, or cause to be deposited, an amount equal to the Closing Merger Consideration less the Aggregate Closing Option Consideration and less the Excluded Shares Closing Merger Consideration with the Paying Agent for the benefit of the Shareholders (other than with respect to Excluded Shares), by wire transfer of immediately available funds. Such amount shall be held in one or more segregated accounts in trust for the benefit of the Shareholders (other than with respect to Excluded Shares) for the sole purpose of payment of each Shareholder’s portion of the Closing Merger Consideration to such Shareholder (other than with respect to Excluded Shares) hereunder, and such amount shall not be subject to any Encumbrance, attachment, trustee process or any other judicial process of any creditor of any party. Any interest on funds held by the Paying Agent shall be for the benefit of the Surviving Corporation and shall be paid to the Surviving Corporation upon request or within two Business Days after payment of all funds required to be paid to Shareholders hereunder.

(b)          Procedures and Payments by Paying Agent or the Company.

(i)           Not later than seven Business Days prior to the Closing Date, the Company and the Paying Agent shall deliver to each Securityholder (other than with respect to Excluded Shares) a letter of transmittal (each, a “Letter of Transmittal”), substantially in the form attached as Exhibit C hereto, with such additional changes as the Paying Agent may request and as may be reasonably agreed among Buyer and the Company prior to the Closing.

(ii)          Upon delivery of a Letter of Transmittal, duly completed and validly executed in accordance with its instructions, to the Paying Agent, such Shareholder (other than with respect to Excluded Shares) shall be entitled to receive in exchange therefore, and the Paying Agent shall pay to such Shareholder, the amount to which such Shareholder is entitled pursuant to Section 1.6 (other than with respect to Excluded Shares) no later than two (2) Business Days following receipt by the Paying Agent of such duly completed and validly executed Letter of Transmittal (or, if later, the Closing Date). At the Effective Time, in accordance with Section 1.6, all of the Shares shall be canceled and no longer be outstanding and the Register of Members of the Company (the “Register of Members”) shall be updated accordingly, and each holder of Shares shall cease to have any rights with respect thereto, except the right to receive that portion of the Closing Merger Consideration to which such Shareholder is entitled hereunder, plus in the case of Shares other than Series C-1 Preference Shares, any portion of the Indemnity Escrow Amount, the Special Indemnity Escrow Amount, the Working Capital Escrow Amount, the Shareholders’ Representative Fund Amount and any XL Health Receivables Consideration if and when paid to Shareholders at the times set forth in accordance with this Agreement and the Escrow Agreement. No interest shall be paid or accrued on the portion of the Closing Merger Consideration payable to the Shareholders. Payment of the applicable portion of the Closing Merger Consideration to any Shareholder shall be made from the funds deposited with the Paying Agent pursuant to Section 1.7(a).

(c)          Termination of Exchange Fund. The Paying Agent shall pay to the Surviving Corporation the portion of the Closing Merger Consideration, if any, that remains undistributed on the date that is one year after the Closing Date. Any Shareholder that has not theretofore delivered a duly completed and validly executed Letter of Transmittal shall, following such date, look only to the Surviving Corporation for payment of any consideration to which such Shareholder is entitled pursuant to Section 1.6. Notwithstanding the foregoing, neither the Paying Agent nor the Surviving Corporation shall be liable to any Shareholder for any portion of the Closing Merger Consideration delivered to a public official pursuant to applicable escheat Law.

(d)          No Further Rights. Upon payment of all cash payable hereunder, such payment shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares, and the Securityholders shall cease to have any other rights with respect to such Shares except as expressly provided in this Agreement.

(e)          Untraceable Shareholders. Remittances for the applicable portion of the Closing Merger Consideration shall not be sent to Shareholders who are untraceable unless and until, except as provided below, they notify the Paying Agent of their current contact details prior to the Effective Time. A Shareholder will be deemed to be untraceable if (i) such Shareholder has no registered address in the Register of Members (or branch register) maintained by the Company, or (ii) notice of the Company Shareholders Meeting has been sent to such Shareholder and has been returned undelivered. Any Shareholder who is untraceable or deemed untraceable and who requests payment for the applicable portion of the Closing Merger Consideration subsequent to the Effective Time but within the time limits set forth above shall be advised to contact the Surviving Corporation.

(f)           Dissenters’ Rights. No Shareholder who has validly exercised such Person’s rights to dissent from the Merger pursuant to Section 238 of the Cayman Companies Law shall be entitled to receive any Series C-1 Per Share Merger Consideration or Per Share Merger Consideration, as applicable, with respect to its Shares or Option Consideration with respect to its Options unless and until such Person shall have effectively withdrawn or lost such Person’s rights to dissent from the Merger under the Cayman Companies Law. Each Dissenting Shareholder shall be entitled to receive only the fair value of such Shares owned by such Dissenting Shareholder as determined in accordance with the procedure in Section 238 of the Cayman Companies Law. The Company shall give Buyer prompt notices of objection, notices of dissent, written demands for appraisal, attempted withdrawals of such notices or demands, and any other instruments served pursuant to the Cayman Companies Law that are received by the Company relating to Company shareholders’ rights to dissent from the Merger. Prior to the Closing, the Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any exercise by a shareholder of its rights to dissent from the Merger, and demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of such demands. If a Dissenting Shareholder effectively withdraws or loses its rights to dissent from the Merger pursuant to Section 238 of the Cayman Companies Law with respect to any Dissenting Shares, (i) such Dissenting Shares shall cease to be Excluded Shares and (ii) Buyer shall make available or cause to be made available to the Paying Agent additional funds in an amount equal to (A) if such Shares are Series C-1 Preference Shares, the product of (x) the number of Dissenting Shares for which such Dissenting Shareholder has withdrawn or lost its rights to dissent from the Merger pursuant to Section 238 of the Cayman Companies Law and (y) the Series C-1 Per Share Merger Consideration or (B) if such Shares are not Series C-1 Preference Shares, the product of (x) the number of Dissenting Shares for which such Dissenting Shareholder has withdrawn or lost its rights to dissent from the Merger pursuant to Section 238 of the Cayman Companies Law and (y) the Closing Per Share Merger Consideration.

1.8          Calculation of Closing Consideration and Final Consideration and Other Payments.

(a)          Payment. At Closing:

(i)           Buyer shall pay and deposit the Working Capital Escrow Amount, the Indemnity Escrow Amount and the Special Indemnity Escrow Amount into the Escrow Account established with the Escrow Agent pursuant to the terms of the Escrow Agreement;

(ii)          Buyer shall pay or cause to be paid, on behalf of the Company and the Subsidiaries, the Indebtedness identified on Schedule 1.8(a) and all unpaid Company Expenses for which invoices have been submitted prior to Closing; provided, however, that the Company shall reasonably cooperate with Buyer in the payment of such Indebtedness and Company Expenses, including obtaining and negotiating payoff letters with the Company’s and the Subsidiaries’ lenders and creditors, and arranging for the release of all Encumbrances (other than Permitted Encumbrances) against Company Assets related to such Indebtedness; and

(iii)         Buyer shall pay, by wire transfer of immediately available funds, (A) to the Paying Agent, an amount equal to the sum of (x) the Closing Per Share Merger Consideration multiplied by the number of Shares (other than any Series C-1 Preference Shares or Shares underlying any Options) held by the Shareholders (other than the Excluded Shares) immediately prior to the Effective Time and (y) the Series C-1 Per Share Merger Consideration multiplied by the number of Series C-1 Preference Shares held by the Shareholders (other than the Excluded Shares) immediately prior to the Effective Time and (B) to the Company, for further payment to the Optionholders, an amount equal to the Closing Option Consideration payable to each of the Optionholders.

(iv)         Buyer shall pay, by wire transfer of immediately available funds, to an account specified by the Sellers’ Representative an amount in cash equal to the Shareholders’ Representative Fund Amount.

(b)          Escrow. Buyer and Shareholders’ Representative (on behalf of the Securityholders) shall enter into the Escrow Agreement with the Escrow Agent at Closing. Fifty percent (50%) of the costs and expenses of the Escrow Agent shall be deemed a Company Expense, and any failure of either party to pay any amounts to the Escrow Agent when due and owing under the Escrow Agreement shall be deemed to be a breach of the Escrow Agreement.

(c)          Closing Net Working Capital Adjustment.

(i)           Closing Estimate. At least three (3) Business Days prior to the Closing Date, the Shareholders’ Representative shall prepare and deliver to Buyer a statement setting forth its good faith estimate of the Net Working Capital as of the Closing Date (the “Estimated Closing Net Working Capital”), the Indebtedness of the Company and its Subsidiaries immediately prior to Closing (the “Estimated Closing Indebtedness”), unpaid Company Expenses at Closing (the “Estimated Closing Company Expenses”), Cash at Closing (“Estimated Cash”) and the allocation of the Closing Merger Consideration among the holders of Shares and Options, as contemplated by Section 1.6, which statement shall contain an estimated balance sheet of the Company as of the Closing Date (without giving effect to the Contemplated Transactions), and a calculation of Estimated Closing Net Working Capital (the “Estimated Closing Net Working Capital Statement”). The Estimated Closing Net Working Capital shall be prepared in accordance with GAAP. The Company shall provide Buyer and its Representatives reasonable access to the books, records and personnel of the Company and its Subsidiaries and their Representatives, to the extent that they relate to the Estimated Closing Net Working Capital Statement and to such historical financial information related to the Estimated Closing Net Working Capital Statement as  Buyer and its Representatives reasonably request to review the Estimated Closing Net Working Capital Statement prior to Closing and raise any objections; provided, however, that by conducting its review, Buyer shall not be deemed to have waived any of its rights with respect to the Final Closing Net Working Capital or Final Closing Net Working Capital Statement; and provided further, however, that such access shall be in a manner that does not interfere  with the normal business operations of the Company and its Subsidiaries and that would not reasonably be expected to result in the waiver of any legal privilege or be in violation of applicable Law.

(ii)          Final Closing Net Working Capital Statement. Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to Shareholders’ Representative a statement setting forth its calculation of Net Working Capital as of the Closing Date (the “Final Closing Net Working Capital”), the Indebtedness of the Company and its Subsidiaries at Closing (the “Final Closing Indebtedness”), unpaid Company Expenses at Closing (the “Final Closing Company Expenses”) and Cash at Closing (the “Final Closing Cash”), which statement shall contain an unaudited balance sheet of the Company as of the Closing Date (without giving effect to the Contemplated Transactions) and a calculation of the Final Closing Net Working Capital (the “Final Closing Net Working Capital Statement”). The Final Closing Net Working Capital shall be prepared in accordance with GAAP.

(iii)         Examination and Review.

(A)       Examination. After receipt of the Final Closing Net Working Capital Statement, Shareholders’ Representative shall have thirty (30) days (the “Review Period”) to review the Final Closing Net Working Capital Statement. During the Review Period, Shareholders’ Representative and its Representatives shall have full access to the books, records, and personnel of the Company, the Subsidiaries, and their Representatives to the extent that they relate to the Final Closing Net Working Capital Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Final Closing Net Working Capital Statement as Shareholders’ Representative may reasonably request for the purpose of reviewing the Final Closing Net Working Capital Statement and preparing an Objections Statement; provided; however, that such access shall be in a manner that does not interfere with the normal business operations of Buyer, the Company, or the Subsidiaries and that would not reasonably be expected to result in the waiver of any legal privilege or be in violation of applicable law.

(B)       Objection. On or prior to the last day of the Review Period, Shareholders’ Representative may object to the Final Closing Net Working Capital Statement by delivering to Buyer a written statement setting forth Shareholders’ Representative’s objections in reasonable detail, indicating each disputed item or amount and the basis for Shareholders’ Representative’s disagreement therewith (the “Objections Statement”). If Shareholders’ Representative fails to deliver the Objections Statement before the expiration of the Review Period, the Final Closing Net Working Capital Statement and the Final Closing Net Working Capital, Final Closing Cash, Final Closing Indebtedness and Final Closing Company Expenses stated therein shall be conclusive and binding upon the Parties. If Shareholders’ Representative delivers the Objections Statement before the expiration of the Review Period, then any element of Buyer’s Final Closing Net Working Capital Statement that is not in dispute on the date such Objections Statement is given shall be treated as final and binding, and Buyer and Shareholders’ Representative shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Objections Statement (the “Resolution Period”). If any or all of the objections raised in the Objections Statement are resolved within the Resolution Period, the Final Closing Net Working Capital, Final Closing Cash, Final Closing Indebtedness, Final Closing Company Expenses and the Final Closing Net Working Capital Statement with such changes as are agreed upon in writing by Buyer and Shareholders’ Representative shall be final and binding on the Parties.

(iv)         Resolution of Disputes.

(A)       Disputes. If Shareholders’ Representative and Buyer fail to reach an agreement with respect to all of the matters set forth in the Objections Statement before expiration of the Resolution Period, then any items or amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to an impartial nationally recognized firm of independent certified public accountants that is mutually agreed upon by Buyer and Shareholders’ Representative (the “Independent Accountant”) who shall resolve the Disputed Amounts only and make any resulting adjustments to the Final Closing Net Working Capital, Final Closing Cash, Final Closing Indebtedness, Final Closing Company Expenses and the Final Closing Net Working Capital Statement. The Parties agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific amounts under dispute and its decision for each Disputed Amount must be within the range of values assigned thereto in the Final Closing Net Working Capital Statement and the Objections Statement, respectively.

(B)       Fees of the Independent Accountant. The fees, costs, and expenses of the Independent Accountant shall be allocated to, and be borne by, Buyer and the Shareholders’ Representative based on the inverse of the percentage that the Independent Accountant’s determination (before such allocation) bears to the total amount in dispute as originally submitted to the Independent Accountant. For example, if the amount in dispute totals $10,000 and the Independent Accountant awards $6,000 in favor of the Shareholders’ Representative position, sixty percent (60%) of the costs of its review would be borne by Buyer and forty percent (40%) of the costs would be borne by the Shareholders’ Representative.

(C)       Determination by Independent Accountant. The Independent Accountant shall make a determination in writing as soon as practicable within thirty (30) days (or such other time as Buyer and Shareholders’ Representative may agree in writing) after its engagement, and its resolution of the Disputed Amounts and its adjustments to the Final Closing Net Working Capital, Final Closing Cash, Final Closing Indebtedness, Final Closing Company Expenses, Final Closing Cash and the Final Closing Net Working Capital Statement shall be conclusive and binding upon the Parties.

(v)          Determination and Payment of the Net Adjustment Amount. If the Net Adjustment Amount is a positive number, Buyer shall within five (5) Business Days pay to the Paying Agent for further distribution to the Securityholders (other than with respect to the Dissenting Shares) in accordance with their respective Pro Rata Percentages (with amounts payable to the Optionholders to be made to the Company for further payment to the Optionholders through the Company’s payroll system), by electronic wire transfer of immediately available funds, an amount equal to the Net Adjustment Amount. If the Net Adjustment Amount is a negative number, such amount shall be paid to Buyer within five (5) Business Days, first by distribution from the Working Capital Escrow Amount and, in the event the Working Capital Escrow Amount is insufficient, any remaining amount by distribution from the Indemnity Escrow Amount. To the extent the deficiency referred to in the immediately preceding sentence exceeds the Indemnity Escrow Amount then remaining, no further payments shall be required in respect of such excess. Promptly following final resolution of the Net Adjustment Amount and completion of any payments required to be paid by the Securityholders pursuant to this Section 1.8(c)(v), any remaining portion of the Working Capital Escrow Amount shall be released to the Paying Agent for further distribution to the Securityholders (other than with respect to Dissenting Shares) in accordance with their respective Pro Rata Percentages (with amounts payable to the Optionholders to be made to the Company for further payment to the Optionholders through the Company’s payroll system).

(d)          Adjustments for Tax Purposes. Any payments made pursuant to clause 1.8(c) shall be treated as an adjustment to the Merger Consideration by the parties for Tax purposes, unless otherwise required by Law.

1.9          Closing Obligations.

(a)          The Company’s Deliveries. At the Closing, the Company shall deliver the following to Buyer:

(i)           the Plan of Merger duly executed for filing in accordance with the Cayman Companies Law on Closing;

(ii)          an Escrow Agreement in substantially the form set forth at Exhibit D hereto, duly executed by Shareholders’ Representative on behalf of all Securityholders (the “Escrow Agreement”);

(iii)         a certificate executed by the Company, dated as of the Closing Date, confirming the matters set forth in Section 6.1 and Section 6.2, except as otherwise stated in such certificate.

(iv)         payoff letters terminating the Indebtedness set forth on Schedule 1.8(a) and evidencing the release of any Encumbrances;

(v)          (A) a copy of the resolutions passed by the Board of Directors of the Company approving this Agreement, the Plan of Merger and the Merger, subject to Shareholder consent; (B) a copy of the minutes of the meeting of the Shareholders of the Company evidencing that the Company Shareholder Approval has been obtained; and (C) a declaration of a director of the Company pursuant to Section 233 of the Cayman Companies Law;

(vi)         certificates dated as of a date not earlier than fifteen (15) days prior to the Closing Date as to the good standing of the Company and each Subsidiary, executed by the appropriate officials of each jurisdiction in which the Company or any Subsidiary is organized or qualified to do business as a foreign corporation;

(vii)        duly executed letters of resignation from each officer and director of the Company resigning from their positions as an officer or director of the Company or a Subsidiary thereof, as applicable;

(viii)       a FIRPTA certificate that meets the requirements of Treasury Regulation Section 1.1445-2(c)(3) issued by SCIOinspire Corp., dated as of the Closing Date certifying that the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date;

(ix)          a valuation report of SCIOinspire Consulting Services (India) Pvt. Ltd prepared by SSPA & Co. based on the computation principles prescribed under Section 9 of the Indian Income Tax, 1961 determining the total valuation of SCIOinspire Consulting Services (India) Pvt. Ltd. In the event the valuation of SCIOinspire Consulting Services (India) Pvt. Ltd as per the said valuation report exceeds 33% of the total valuation of the Company (as per the computation principles prescribed under Section 9 of the Indian Income Tax, 1961), then the Company/ Shareholders’ Representative shall deliver to Buyer, in form and substance reasonably acceptable to Buyer, an opinion from a law firm of national repute with tax expertise in India, stating that (a) no Indian Tax is required to be withheld by Buyer at the time of payment of the Merger Consideration; and (b) Buyer is not a representative assessee of any Securityholder for the payment of any Indian Taxes;

(x)          the audited balance sheet of the Company (including the Subsidiaries on a consolidated basis) as at December 31, 2017, and the related audited statements of income, cash flow, and changes in members’ equity of the Company for the fiscal year then ended, accompanied by the notes thereto, prepared by KPMG (“2017 Audited Financials”) and a consent of KPMG for the inclusion of such 2017 Audited Financials and, to the extent required to be filed by Law, the Audited Year-End Financials (including the audit opinion thereon) into EXL Holdings’ filings with the Securities and Exchange Commission;

(xi)         documentation evidencing, to the reasonable satisfaction of Buyer, the completion of the Option Cancellation and the other transactions contemplated by the last sentence of Section 1.6(d) hereof; and

(xii)        offer letters and related non-competition, non-solicitation and confidentiality agreement duly signed by each of Rose Higgins, Dave Hom, Brendon Tucker and Lalithya Yerramilli in form acceptable to Buyer.

(b)          Buyer’s Deliveries. At the Closing, Buyer shall deliver the following:

(i)           the Closing Merger Consideration less the Aggregate Closing Option Consideration and less the Excluded Shares Closing Merger Consideration to the Paying Agent in accordance with Section 1.7;

(ii)          the Aggregate Closing Option Consideration to the Company for further payment to the Optionholders as provided in Section 1.6(d);

(iii)         (A) a copy of the written resolutions of the sole Director of Merger Sub approving this Agreement, the Plan of Merger and the Merger, subject to shareholder consent; (B) a copy of the written resolutions of the sole member of Merger Sub approving this Agreement, the Plan of Merger and the Merger; and (C) a declaration of the sole director of Merger Sub pursuant to Section 233 of the Cayman Companies Law;

(iv)         a certificate executed by Buyer and Merger Sub, dated as of the Closing Date, confirming that, except as otherwise stated in such certificate, the matters set forth in Section 7.1 and Section 7.2;

(v)          the Plan of Merger duly executed for filing in accordance with the Cayman Companies Law on Closing; and

(vi)         the Escrow Agreement, duly executed by Buyer.

(b)          Escrow and Shareholders’ Representative Fund Amount Payments. Buyer shall, on the Closing Date, pay into the Escrow Account the Working Capital Escrow Amount, the Indemnity Escrow Amount and the Special Indemnity Escrow Amount in accordance with Section 1.8(a)(i), and the Shareholders’ Representative Fund Amount in accordance with Section 1.8(a)(iv).

1.10        Shareholders’ Representative.

(a)          Authority of Shareholders’ Representative. Shareholders’ Representative is constituted and appointed as the representative of each Securityholder and their true and lawful attorney-in-fact and agent, and each Securityholder hereby joins in and irrevocably approves such appointment. For purposes of this Agreement, Shareholders’ Representative shall have the authority to take any actions, and execute and deliver any consents, instruments, or other documents on behalf of the Securityholders to be taken, executed, or delivered pursuant to or in connection with this Agreement including the authority to (i) agree to, execute, and deliver the Escrow Agreement, any other Transaction Documents and any amendment to this Agreement under Section 12.10, (ii) give and receive notices and communications to or from Buyer relating to this Agreement, the Escrow Agreement, or any other Transaction Documents or the Contemplated Transactions; (iii) pursue claims against Merger Sub or Buyer; (iv) defend or participate in the defense of any claims for indemnification pursuant to Article 9 or Article 10 in accordance with the indemnification procedures set forth therein; (v) authorize deliveries to Buyer of all or part of the Working Capital Escrow Amount in satisfaction of any claims under Section 1.8(c)(v) and the Indemnity Escrow Amount or Special Indemnity Escrow Amount in satisfaction of any claims for indemnification pursuant to Article 9 or otherwise as contemplated by this Agreement; (vi) object to any claims for indemnification pursuant to Article 9; (vii) consent or agree to, negotiate, or enter into settlements and compromises, of, and comply with Orders with respect to, any claims pursuant to Section 1.8(c)(iv) or Article 8 or for indemnification pursuant to Article 9 or Article 10; (viii) consent or agree to any waiver of any of its terms or conditions; (ix) take all actions of Securityholder and execute and deliver all consents, instruments, or others documents of Securityholders as are required by Section 1.8, Section 1.9, and Section 10.2 of this Agreement; (x) receive service of process in connection with claims under this Agreement or the Escrow Agreement; and (xi) take all actions necessary or appropriate in the judgment of Shareholders’ Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Securityholder under any circumstance. No bond shall be required of Shareholders’ Representative. Shareholders’ Representative shall have the authority and power to act on behalf of all or any of Securityholders as provided above.

(b)          Limited Liability and Indemnification of Shareholders’ Representative. Shareholders’ Representative shall not be liable to any of Securityholders for any act done or omitted hereunder as Shareholders’ Representative while acting in good faith (and any act done or omitted pursuant to the advice of professional advisors (including attorneys and accountants) shall be conclusive evidence of such good faith) and without gross negligence or willful misconduct. Securityholders shall jointly and severally indemnify Shareholders’ Representative and hold it harmless from and against any Damages incurred without gross negligence, willful misconduct, or bad faith on the part of Shareholders’ Representative and arising out of or in connection with the acceptance or administration of his duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal costs reasonably incurred by Shareholders’ Representative.

(c)          Communications of Shareholders’ Representative. Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution, or instruction of, Shareholders’ Representative that is within the scope of Shareholders’ Representative’s authority under this Section 1.10 shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution, or instruction of all Securityholders and shall be final, binding, and conclusive upon each Securityholder. Buyer shall be entitled to rely upon any of the foregoing as if being the act or omission of each Securityholder.

(d)          Duties of Shareholders’ Representative Are Limited. Each Securityholder acknowledges and agrees that Shareholders’ Representative has not represented and shall not represent Securityholders, or any of them, in the negotiation or execution of this Agreement. Each Securityholder represents and warrants to Shareholders’ Representative that he has been advised to consult with such Securityholder’s own legal, tax, and financial advisors prior to executing this Agreement, and that such Securityholder is not relying upon advice from Shareholders’ Representative in connection with such Securityholder’s decision to enter into this Agreement. The duties of Shareholders’ Representative are limited to those specifically described in this Agreement.

(e)          Reliance by Shareholders’ Representative. In performance of Shareholders’ Representative’s duties, Shareholders’ Representative shall be entitled to rely upon the Schedules and upon the representations and warranties made by the Company as correct and complete. Shareholders’ Representative may rely upon as correct the information supplied to Shareholders’ Representative by the Company prior to the Closing Date, any professional advisors (including accountants and attorneys) of any Securityholder, and any professional advisors of the Company prior to the Closing Date. In determining the amounts due to each Securityholder, Shareholders’ Representative shall pay to each Securityholder a percentage of all amounts distributed equal to its Pro Rata Percentage or such other amounts as the Securityholders mutually agree. Each Securityholder shall be responsible for informing Shareholders’ Representative of such Securityholder’s wire transfer instructions, correct address and for notifying Shareholders’ Representative in writing of any change of wire transfer instructions, address, or contact information.

(f)           Resignation and Removal of Shareholders’ Representative. Shareholders’ Representative may resign at any time and a majority in interest of Shareholders shall have the right at any time to remove the then-acting Shareholders’ Representative and to appoint a successor Shareholders’ Representative; provided, however, that neither such resignation or removal of the then-acting Shareholders’ Representative nor such appointment of a successor Shareholders’ Representative shall be effective until the successor Shareholders’ Representative acknowledges in writing that such successor accepts the responsibility of Shareholders’ Representative and agrees to perform and be bound by all of the provisions of the Transaction Documents applicable to Shareholders’ Representative. For all purposes hereunder, a majority in interest of Shareholders means one or more Shareholders who, individually or in the aggregate, held a majority of the Shares issued and outstanding as of the date hereof (on an as converted basis). Each successor Shareholders’ Representative shall have all of the powers, authority, rights, and privileges conferred by this Agreement upon the original Shareholders’ Representative, and the term “Shareholders’ Representative” as used herein and in the other Transaction Documents shall be deemed to include any interim or successor Shareholders’ Representative.

(g)          Buyer’s and Merger Sub’s Reliance on Shareholders’ Representative. Buyer and Merger Sub shall be entitled to rely exclusively upon any communication given or other action taken by Shareholders’ Representative pursuant to this Agreement and shall not be liable for any action taken or not taken in reliance on a communication or other instruction from Shareholders’ Representative.

(h)          Shareholders’ Representative Fund. The Shareholders’ Representative Fund Amount, and all interest and other amounts earned thereon (the total of such amounts in the account, at any given time, the “Shareholders’ Representative Fund”), will be held by the Shareholders’ Representative for the purpose of paying expenses incurred by the Shareholders’ Representative serving in such capacity. Any release of the Shareholders’ Representative Fund shall be made (i) by distribution by the Shareholders’ Representative to the Securityholders (other than holders of Series C-1 Preference Shares) in accordance with their respective Pro Rata Percentages and (ii) to the Surviving Corporation to be distributed to the Optionholders in accordance with their respective Pro Rata Percentages via the Surviving Corporation’s payroll system in the first payroll period after such amount has become due and payable.

1.11        Withholding. Buyer, or any of its Affiliates, shall be entitled to deduct and withhold from the consideration or other amounts otherwise payable pursuant to this Agreement to any Person, such amounts as they are required to deduct and withhold with respect to such payment under any Law. To the extent that amounts are so withheld by Buyer or its Affiliates, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the appropriate recipient in respect of which such deduction and withholding was made by Buyer. The Parties shall reasonably cooperate to minimize or eliminate any withholding Taxes on the consideration or other amounts otherwise payable pursuant to this Agreement.

2.            REPRESENTATIONS AND WARRANTIES OF COMPANY. Except as set forth in the Schedules, the Company represents and warrants to Buyer as follows:

2.1          Organization and Good Standing. The Company and each Subsidiary is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation (which is set forth on Schedule 2.1) with full corporate, partnership, limited liability company, or other entity power and authority to conduct its business as it is now being conducted, to own or use the properties and assets (including, in the case of the Company, the Company Assets and the Leased Real Property) that it purports to own or use, and to perform all of its obligations under Company Contracts to which it is a party. The Company and each Subsidiary is duly qualified to do business as a foreign corporation, partnership, limited liability company, or other entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the assets (including, in the case of the Company, the Company Assets and the Leased Real Property) owned or used by it, or the nature of the activities conducted by it, requires such qualification, except in cases where the failure to have any such qualification will not result in a Material Adverse Effect; a list of all jurisdictions where the Company and each Subsidiary is so qualified is set forth on Schedule 2.1.

2.2          Authority; No Conflict; Consents.

(a)          Authority. This Agreement constitutes the legal, valid, and binding obligation of the Company and the Shareholders’ Representative on behalf of all Securityholders, enforceable against the Company and the Shareholders’ Representative on behalf of all Securityholders in accordance with its terms. Upon the execution and delivery by the Company and the Shareholders’ Representative on behalf of all Securityholders of the applicable Transaction Documents and all other agreements, certificates, or documents to be delivered by the Company and the Shareholders’ Representative pursuant to this Agreement (collectively, the “Company’s Closing Documents”), the Company’s Closing Documents shall constitute the legal, valid, and binding obligations of the Company and the Shareholders’ Representative on behalf of all Securityholders, enforceable against the Company and the Shareholders’ Representative on behalf of all Securityholders in accordance with their respective terms, in each case, as applicable. The Company and the Shareholders’ Representative on behalf of all Securityholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Company’s Closing Documents, to perform their obligations under this Agreement and the Company’s Closing Documents and consummate the transactions contemplated hereby and thereby.

(b)          No Conflict. Neither the execution and delivery of this Agreement by the Company nor the consummation or performance of any of the Contemplated Transactions by the Company shall give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions, nor create any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Company or any of its Subsidiaries, pursuant to (i) any provision of the Company or any Subsidiary’s Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of the Company or any Subsidiary; (iii) any Law or Order to which the Company or any Subsidiary may be subject; or (iv) any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound.

(c)          Consents. The Company Shareholder Approval and the consent of a majority of the members of the Board of Directors of the Company are the only corporate and Securityholder approvals required for the approval of the Merger, this Agreement and the other Transaction Documents and the consummation of the Merger and the other Contemplated Transactions hereunder. Except as provided in the sentence immediately above or as set forth on Schedule 2.2(c), none of the Company or any Subsidiary or the Shareholders’ Representative is or shall be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or any of the Company’s Closing Documents or the consummation or performance of any of the Contemplated Transactions.

2.3          Capitalization; Title to Shares; Subsidiaries.

(a)          Capitalization of the Company. The Shares and Options constitute all of the issued and outstanding equity interests of the Company. The authorized share capital of the Company consists of $155,103.221 divided into (a) 88,790,205 shares of Common Stock, (b) 66,313,016 shares of Preferred Stock, 40,119,015 of which are designated Series A Preference Shares, 6,636,375 of which are designated Series B-1 Preference Shares, 7,440,868 of which are designated as Series B-2 Preference Shares, 9,433,962 of which are designated Series C Preference Shares, 903,616 of which are designated Series C-1 Preference Shares, and 1,779,180 of which are designated Series D Preference Shares. Schedule 2.3(a) sets forth the names and number of Shares and/or Options held by each Securityholder of the Company. Except as set forth on Schedule 2.3(a), there are no outstanding (i) equity interests of the Company or any Subsidiary, including any preferred or convertible equity interests; (ii) options, warrants, debt securities, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal, or other Company Contracts that may require the Company or any Subsidiary to issue, sell, or otherwise cause to become outstanding or to acquire, repurchase, or redeem, any securities of the Company or any Subsidiary (including any securities convertible into or exchangeable or exercisable for any equity interests of the Company or any Subsidiary); or (iii) stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any Subsidiary. There are no irrevocable proxies and no voting agreements with respect to any capital stock of, or other equity or voting interests in, any Subsidiary of the Company.

(b)          Title to Shares. All of the Shares are duly authorized, have been validly issued, and are fully paid and non-assessable and were issued or acquired by third parties in compliance with applicable Laws and have not been issued in violation of any preemptive or other similar rights. Shareholders are the record owners of the Shares free and clear of all Encumbrances. On the Closing Date, Securityholders shall have good and marketable title to the Shares and Options free and clear of all Encumbrances other than applicable federal and state securities Law restrictions.

(c)          Capitalization of Subsidiaries; Title. Schedule 2.3(c) sets forth a true and correct list of all Subsidiaries, listing for each Subsidiary its name, its jurisdiction of organization, its authorized and paid up capital stock or other equity interests, the number and type of its issued and outstanding shares of capital stock or other equity interests, and the current record and beneficial ownership of such capital stock or other equity interests. All the outstanding shares of capital stock, partnership interests, limited liability company interests, or other equity interests, as applicable, of each of the Subsidiaries (i) are validly issued, fully paid, and nonassessable, (ii) were issued or acquired by the Company in compliance with applicable Laws and have not been issued in violation of any preemptive or similar rights, and (iii) are owned, directly or indirectly, by the Company. The Company does not have any investment or interest in any Entity other than its Subsidiaries listed on Schedule 2.3(c).

(d)          Distributions. There are no restrictions of any kind that prevent or restrict the payment of dividends or other distributions by any of the Company or its Subsidiaries other than those imposed by the Laws of general applicability of their respective jurisdictions of organization.

2.4          Financial Statements.

(a)          Financial Statements. Schedule 2.4(a) sets forth each of the following:

(i)           the audited balance sheets of the Company (including the Subsidiaries on a consolidated basis) as at December 31, 2016 and December 31, 2015, and the related audited statements of income, cash flow, and changes in members’ equity of the Company for the fiscal years then ended, accompanied by any notes thereto (collectively, the “Audited Year-End Financials”);

(ii)          the unaudited balance sheets of the Company (including the Subsidiaries on a consolidated basis) as at December 31, 2017, and the related audited statements of income and cash flow of the Company for the fiscal year then ended (the “Most Recent Year-End Financials” and, collectively with the Audited Year-End Financials, the “Year-End Financials”); and

(iii)         The unaudited balance sheet of the Company as at March 31, 2018 (the “Interim Financials Date”) and the related unaudited statement of income and cash flow of the Company for the three months then ended (the “Interim Financials” and, together with the Year-End Financials, the “Financials”).

(b)          Preparation of Financial Statements. The Financials (including any notes thereto) (i) are complete and correct in all material respects, are prepared in accordance with GAAP (other than with respect to the Interim Financials as otherwise set forth on Schedule 2.4(b)), applied on a consistent basis throughout the periods involved, and are based on the Books and Records of the Company, subject, in the case of the Interim Financials, to normal year-end adjustments and the absence of notes, none of which is or will be material, and (ii) fairly present, in all material respects, the financial position of the Company and the Subsidiaries as at the respective dates thereof and the results of the operations of the Company and the Subsidiaries and changes in financial position for the respective periods covered thereby.

2.5          Title to Properties; Encumbrances. The Company and the Subsidiaries own good, marketable, and transferable title or hold valid leasehold interests in and to the Company Assets free and clear of any Encumbrances other than those Encumbrances listed on Schedule 2.5 and Permitted Encumbrances. At the time of Closing, all Company Assets shall be free and clear of all Encumbrances other than Permitted Encumbrances.

2.6          Real Property Assets.

(a)          Owned Real Property. Neither the Company nor any of its Subsidiaries has any ownership in, or any right or obligation to acquire an ownership interest in, any real property.

(b)          Leased Real Property. Schedule 2.6(b) sets forth a true, complete and correct list of all leased real property used or occupied by the Company and the Subsidiaries (collectively, the “Leased Real Property”). Shareholders’ Representative has made available to Buyer copies of all written leases and descriptions of any oral leases for such Leased Real Property (the “Real Property Leases”). The Company or one of the Subsidiaries has valid and enforceable leasehold interests in the Leased Real Property. With respect to the Leased Real Property:

(i)           No Defaults. Neither the Company or any Subsidiary, as tenant under the Real Property Leases, nor, to the Knowledge of the Company, any of the lessors under the Real Property Leases (collectively, the “Lessors” and, each, a “Lessor”) is in material default under any of the Real Property Leases or in violation of applicable Laws. No Lessor has made any written claim of any breach or default by the Company or any Subsidiary, as tenant, under any of the Real Property Leases; and

(ii)          No Subleases. Neither the Company nor any Subsidiary has leased or subleased to any Person other than the Company or any Subsidiary any right to the possession, use, or occupancy of the Leased Real Property. No parties other than the Company and any of its Subsidiaries is in possession of any portion of the Leased Real Property.

(c)          Condition, Possession, and Use. The Leased Real Property is in suitable condition for the conduct of the Business as currently conducted and free of known material defects that would materially impair the operations of the Company or the Subsidiaries, as applicable, or that would obligate the Company or the Subsidiaries to incur any material repair expense. The Company and the Subsidiaries enjoy peaceful and undisturbed possession of all Leased Real Property. To the Knowledge of the Company, there are no matters affecting the Leased Real Property that could reasonably be expected to interfere with the use of the Leased Real Property for the purpose of operating the Business as currently conducted. There are no material maintenance or capital improvement obligations of the Company or its Subsidiaries with respect to Leased Real Property.

(d)          Certain Rights. With respect to any Leased Real Property, (A) there is a right of ingress and egress and direct access to public thoroughfares to and from the Leased Real Property sufficient for the operation of the Business, and (B) the Leased Real Property has sufficient water supply, sewer, and other utility service for the operation of the Business as currently conducted.

(e)          Government Actions. No governmental authority having power of eminent domain over the Leased Real Property has commenced exercise or, to the Knowledge of the Company, intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Leased Real Property that could adversely impact the conduct of the Business at the Leased Real Property. There are no pending or, to the Knowledge of the Company, threatened condemnation, fire, health, safety, building, zoning, other land use Claims, or assessments relating to any portion of the Leased Real Property or any other matters that do or may adversely affect the current use or occupancy thereof.

2.7          No Undisclosed Liabilities; Indebtedness. The Company and the Subsidiaries have no Liabilities of the type required by GAAP to be disclosed on the Financials except for Liabilities or obligations reflected or reserved against in the Interim Financials, current Liabilities incurred in the Ordinary Course of Business since the Interim Financials Date (none of which is a Liability for breach of Contract, a Liability for breach of warranties, a Liability for infringement or an environmental Liability) and Liabilities set forth in Schedule 2.7. All Indebtedness of the Company and the Subsidiaries is set forth on Schedule 2.7. Total severance costs of the Departing Founders upon termination, including termination without cause do not exceed one month of base salary of each such Departing Founder.

2.8          Taxes.

(a)          In General. Except as set forth on Schedule 2.8(a):

(i)           All Tax Returns required to be filed by the Company and the Subsidiaries, taking into account all extensions, have been duly and timely filed with the appropriate Governmental Authorities and are correct and complete in all material respects. All Taxes that were required to have been paid by the Company and the Subsidiaries (whether or not shown on such Tax Returns) have been paid as of the Closing Date other than as set forth on Schedule 2.8(a). The Company and the Subsidiaries have withheld and paid each Tax in a timely manner which are required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholder, member, partner, or other Person, and complied with all information reporting and backup withholding provisions of applicable Laws. There are no Tax Claims or audits pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary. Neither the Company nor any Subsidiary has received any notice claiming that it is subject to any taxation in any jurisdiction in which it does not file a Tax Return, and to the Knowledge of the Company, there is no reasonable basis for any such Tax Claim. Further, all records, documents and photocopies which the Company and the Subsidiaries are required to prepare, produce and keep for Tax purposes have been duly prepared, produced and kept and are available at its premises.

(b)          Tax Agreements. Neither the Company nor any Subsidiary is a party to, or bound by, or has an obligation under, any Tax sharing, Tax indemnity, Tax allocation, or similar Contract with respect to Taxes.

(c)          Tax Audits and Claims. Except as set forth on Schedule 2.8(c):

(i)           No Tax Return of the Company or any Subsidiary is under audit by the IRS or other Governmental Authority, and no written notice of such an audit has been received by the Company or any Subsidiary. To the Knowledge of the Company, there are no Claims threatened for or relating to Taxes of the Company or any Subsidiary and there are no matters under discussion with the IRS or other Governmental Authority with respect to Taxes of the Company or any Subsidiary. No power of attorney granted by or with respect to the Company or any Subsidiary relating to Taxes is currently in force.

(d)          Miscellaneous Tax Matters.

(i)           No Foreign Persons or Real Property Corporations. Except as set forth on Schedule 2.8(d)(i), SCIOinspire Corp. is not, nor has been, a United States real property holding corporation (as defined in § 897(c)(2) of the Code) during the applicable period specified in § 897(c)(1)(a) of the Code.

(ii)          No Tax Encumbrances. No Encumbrance for Taxes exists with respect to the Company or any Subsidiary, other than Encumbrances for Taxes that are not yet delinquent.

(iii)         No Claims. Except as set forth on Schedule 2.8(d)(iii), there are no assessments or Claims pending against the Company or any Subsidiary for any alleged deficiency in Tax, and neither the Company nor any Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

(iv)         No Private Letter Rulings. Neither the Company nor any Subsidiary has received, been the subject of, or requested a private letter ruling, technical advice memoranda, or similar ruling of a Governmental Authority relating to Taxes, and neither the Company nor any Subsidiary has entered into a Contract with a Governmental Authority relating to Taxes that would have a continuing effect after the Closing Date.

(v)          Reserves. The unpaid Taxes of the Company and its Subsidiaries did not, as of December 31, 2017, exceed the reserve for Tax Liabilities set forth in the consolidated balance sheet of the Company and its Subsidiaries, at December 31, 2017.

(vi)         Other Tax Liabilities. Neither the Company nor any of the Subsidiaries has been a member of an affiliated group filing a consolidated Tax Return or of any affiliated, consolidated, combined, or unitary group, as defined under state, local or foreign Law (other than a group the common parent of which was the Company), or has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), or as a transferee or successor, by Contract or otherwise, other than credit or commercial contracts entered into in the Ordinary Course of Business that do not primarily relate to Taxes.

(vii)        Reportable Transaction. Neither the Company nor any Subsidiary is or ever has been a party to any “reportable transaction” as defined in Treasury Regulation Section 1.6011-4.

(viii)       Post-Closing Inclusion. Except as otherwise set forth on Schedule 2.8(d)(viii), neither Buyer, the Company, nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; (D) prepaid amount received on or prior to the Closing Date; (E) intercompany transaction entered into on or prior to the Closing Date to which the Company or any Subsidiary is a party or excess loss account described in Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); or (F) election by the Company under Section 108(i) of the Code.

(ix)         Stock Distributions. At no time has either the Company or any Subsidiary distributed stock of another Person or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(x)           Transfer Pricing. Neither the Company nor any of the Subsidiaries has agreed to, or is required to include in income, any adjustment pursuant to Section 482 of the Code (or any similar provision of state, local or foreign Law), nor has any written claim been made by a Governmental Authority proposing any such adjustment.

(xi)          Tax Classification. Each of the Company and the Subsidiaries has had since its inception the U.S. federal income tax classification set forth on Schedule 2.8(d)(xi).

(xii)         Permanent Establishment. Neither the Company nor any Subsidiary is, or has ever been, treated as residing in or having a permanent establishment or otherwise being deemed to be doing business in any manner (including, but not limited to, activities of or through employees, independent contractors, licensees, resellers, or any other services or representative relationship or by or through any entities, facilities, offices or places of business) in any jurisdiction, for purposes of any Taxes, other than the jurisdictions in which the Company or the Subsidiary (as applicable) was formed or incorporated (including the application or potential application of any double taxation arrangement, convention, or tax treaty). Neither the Company nor any Subsidiary (other than SCIOinspire Consulting Services (India) Pvt. Ltd.) has a (i) permanent establishment; or (ii) a place of effective management, in India in accordance with applicable Laws (including the application or potential application of any double taxation arrangement, convention, or tax treaty).

2.9          No Material Adverse Effect. Since the Interim Financials Date, there has not been any Material Adverse Effect with respect to the Company, any Subsidiary, the Company Assets, or the Leased Real Property.

2.10        Employee Benefits.

(a)          List of Plans; Compliance. Schedule 2.10(a) sets forth a correct and complete list of all Employee Benefit Plans. The Company has made available to Buyer copies of the documents comprising each Employee Benefit Plan. Each Employee Benefit Plan has been established, administered and maintained in compliance in all material respects with all applicable Laws. The Company is not a member of a Group. None of the Employee Benefit Plans is, and neither Company nor any of its Subsidiaries has, or during the preceding six (6) years had, any Liability with respect to, a “multiemployer plan” (as defined in § 3(37) of ERISA), defined benefit pension plan (as defined in Section 3(35) of ERISA) or plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

(b)          Contributions. The Company and the Subsidiaries have paid in full all amounts that are required under the terms of each Employee Benefit Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Employee Benefit Plan ended on or before the date hereof and all periods thereafter up to and including the Closing Date.

(c)          Continuation Requirements. The Company and the Subsidiaries have, at all times, complied in all material respects with the applicable continuation requirements for their welfare benefit plans, including (i) § 4980B of the Code and §§ 601 through 608, inclusive, of ERISA, and (ii) any applicable state statutes mandating health insurance continuation coverage for employees. Neither the Company nor any of the Subsidiaries has incurred any current or projected Liability in respect of post-employment medical or life insurance benefits for any current or former employees of the Company or the Subsidiaries, except as may be required by applicable Laws and at the former employee’s expense.

(d)          Plan Qualification. Each Employee Benefit Plan that is intended to be qualified under § 401(a) of the Code has received a favorable determination letter from the IRS, and the Company has no Knowledge of any fact or circumstance that could result in revocation of any such favorable determination letter. Each trust created under any Employee Benefit Plan has been determined to be exempt from taxation under § 501(a) of the Code, and, to the Knowledge of the Company, no events, facts, or circumstances have occurred or exist that (with or without the lapse of time, the giving of notice, or both) could result in a revocation of such exemption.

(e)          Further Compliance Requirements. With respect to each Employee Benefit Plan, (i) neither such Employee Benefit Plan nor, to the Knowledge of the Company, any plan fiduciary has engaged in a prohibited transaction as defined in § 406 of ERISA (for which no individual or class exemption exists under ERISA) or any prohibited transaction as defined in § 4975 of the Code (for which no individual or class exemption exists under the Code) involving such Employee Benefit Plan that resulted in any liability that has not been satisfied; (ii) all filings and reports as to such Employee Benefit Plan required to have been made to the IRS, to the United States Department of Labor or, if applicable, to the Pension Benefit Guaranty Corporation have been made; (iii) there is no Claim commenced, pending, or, to the Knowledge of the Company, threatened with respect to any such Employee Benefit Plan or its related trust; (iv) such Employee Benefit Plan has been established, maintained, funded, and administered in all material respects in accordance with (A) its governing documents and (B) any applicable provisions of ERISA, the Code, and final regulations promulgated thereunder; and (v) to the extent applicable, is in compliance with § 409A of the Code.

(f)           The execution of this Agreement and the consummation of the transactions contemplated hereby will not (i) increase the compensation or benefits payable by the Company or the Subsidiaries under any Employee Benefit Plan, (ii) result in any acceleration of the time of payment or vesting of any amounts or benefits payable by the Company or the Subsidiaries under any Employee Benefit Plan or otherwise accelerate or increase any Liability of the Company or the Subsidiaries under any Employee Benefit Plan, (iii) create any limitation or restriction on the right of the Company or the Subsidiaries to merge, amend or terminate any Employee Benefit Plan, or(iv) result in the payment of any amount or benefit that could, individually or in combination with any other such payment or benefit, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.

2.11        Legal and Healthcare Regulatory Compliance.

(a)          Compliance with Laws. Except as set forth on Schedule 2.11(a), the Company and its Subsidiaries have operated and are operating their businesses in material compliance with all applicable Laws, including, all healthcare Laws and the requirements of all third-party payors, including all governmental payors. The Company and its Subsidiaries have not received any written notification or communication from any Governmental Authority that has not yet been resolved (i) asserting that they are not in compliance with any Law or Order applicable to their business, or (ii) to the effect that the Company, any of its Subsidiaries, or any of their shareholders, directors, officers or employees or, to the Knowledge of the Company, any agent acting on behalf of the Company or a Subsidiary, is under investigation with respect to any violation or alleged violation of any Law or Order applicable to the business of the Company or its Subsidiaries.

(b)          Governmental Investigations and Actions. Except for routine surveys and complaint investigations or audits by Governmental Authorities or third-party healthcare plans, neither the Company nor any of its Subsidiaries are is presently subject to any written notice of any material action, suit, proceeding, hearing, investigation, audit, assessment, charge, complaint, claim, civil monetary penalty, demand or written notice alleging any failure to comply with applicable Laws, including Healthcare Laws, in any material respect. Specifically, the Company and the Subsidiaries have not:

(i)           received notice of or information about any investigation by a Governmental Authority or third-party healthcare plan as to any possible non-compliance with, or violation of, any Law that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(ii)          received any subpoena, investigative demand or judicial process from a Governmental Authority requiring production of documents or records that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(iii)         received any written notice asserting that the Company or any Subsidiary is not in compliance with, or has violated, any Laws that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(iv)        entered into any agreement or settlement with any Governmental Authority with respect to non-compliance with, or violation of, any applicable Law that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or

(v)          been subject to, or been threatened in writing with: (i) any material fine, penalty or other sanction; or (ii) any claim denials, appeals, disallowances, reimbursement suspensions, asserted overpayments, withholds, recoupments or collections which are relative to claims submitted by any client of the Company or its Subsidiaries to any government healthcare program or any payer of health insurance benefits.

(c)          Data Collection and Submission Compliance. All practices relating to the collection, aggregation, analysis, and submission of data used by the clients of the Company and its Subsidiaries are in compliance, in all material respects, with all applicable Laws.

(d)          Compliance with Coding, Claims Review and Utilization Management Requirements. All coding practices, including both prospective and retrospective chart reviews, claims reviews and utilization management services provided by the Company and its Subsidiaries are in compliance in all material respects with all applicable Laws.

(e)          Compliance Programs. The Company and its Subsidiaries have implemented comprehensive corporate compliance and quality programs (“Programs”) that are structured – and are actually operating in practice – to address and remediate reduce material risks.  As part of their Programs, the Company and its Subsidiaries have established and maintain policies, procedures, and processes for:  monitoring or auditing the accuracy of the collection and dissemination of data; ensuring and validating the compliant coding  and review of services and claims; appropriate coordination and cooperation with provider or plan clients as to identified instances of non-compliance; training of staff, coders and analysts on the applicable legal requirements; and otherwise ensuring that the services of the Company and its Subsidiaries are provided in compliance with all applicable Laws and third-party payor requirements.

(f)           Compliance with Rules Governing Excluded Individuals. The Company and its Subsidiaries have in place a process to regularly check all applicable Medicare, Medicaid and other applicable federal or state healthcare program exclusion and debarment lists to determine whether any of the following are an Ineligible Person: the Company’s and its Subsidiaries’ shareholders, officers, directors, managers, employees, independent contractors, and any contracted vendor or agent that provides healthcare related services to the Company or the Subsidiaries in their work with healthcare provider or plan clients.  To the Knowledge of the Company, neither it nor any of these individuals or companies are Ineligible Persons who have been excluded or otherwise disbarred from Medicare, Medicaid or other governmental healthcare programs.

(g)          Orders. Schedule 2.11(g) states all outstanding Orders and unsatisfied judgments, penalties, or awards against or affecting the Company and the Subsidiaries. The Company and the Subsidiaries are in compliance with the terms of each Order set forth on Schedule 2.11(g) and have been in compliance with the terms of all Orders applicable to the Company or its Subsidiaries since January 1, 2013.

2.12        Permits. The Company and the Subsidiaries have been duly granted and currently possess all Permits required pursuant to applicable Laws or otherwise in connection with the conduct of the Business, the use or ownership of any of the Company Assets or the use of the Leased Real Property, and Schedule 2.12 contains a list of each such Permit and the Person to whom it is issued. All such Permits are in effect on the date hereof and will be valid and in full force and effect on the Closing Date, and neither the Company nor any Subsidiary (or other Person to which it is issued) is in breach or violation of, or default under, any such Permit. The Permits listed on Schedule 2.12 collectively constitute all of the Permits necessary for the Company and the Subsidiaries to lawfully conduct and operate the Business in the manner currently conducted and for the Company and the Subsidiaries to own and use the Company Assets and the Leased Real Property in the manner in which they currently own and use the Company Assets and the Leased Real Property. Any application for the renewal of any such Permit which is due prior to the Closing Date will be timely made or filed by the Company or the appropriate Subsidiary of the Company prior to the Closing Date. No proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending, or, to the Knowledge of the Company, threatened. No administrative or governmental action or proceeding has been taken, or, to the Knowledge of the Company, threatened, in connection with the expiration, continuance or renewal of any such Permit.

2.13        Certain Payments. None of the Company, the Subsidiaries, their respective Affiliates, or any Representatives of the foregoing Persons has made, paid or received any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, whether in money, property, or services and whether made to or from any Governmental Authority or other Person (a) to obtain favorable treatment in securing business, (b) to pay for favorable treatment for business secured, (c) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, any Subsidiary, or any of their respective Affiliates, or (d) in violation of any Law.

2.14        Claims. There is no Claim pending against or, to the Knowledge of the Company, threatened against the Company or any Subsidiary that (i) involves or affects the Company or the Subsidiaries, or any of their respective properties, assets or rights, or (ii) in any manner challenges or seeks the rescission of this Agreement, or seeks to prevent, enjoin, alter, or materially delay the consummation of the Contemplated Transactions. Schedule 2.14 sets forth a list of all currently pending Claims involving the Company or any Subsidiary.

2.15        Absence of Certain Changes and Events. Except as set forth on Schedule 2.15, since the Interim Financials Date, the Business has been conducted only in the Ordinary Course of Business, and there has not been or occurred any of the following:

(a)          any damage, destruction, eminent domain taking, or other casualty loss (whether or not covered by insurance) affecting the Business, the Company Assets, or the Leased Real Property in any material respect;

(b)          any sale, lease, license or other disposition of, or creation or other incurrence of any Encumbrance (other than Permitted Encumbrances) on any of the Company Assets or any Leased Real Property, other than dispositions in the Ordinary Course of Business;

(c)          any written notice by any customer or vendor that is a party to a Material Contract of an intention to discontinue or change the scope, terms, or nature of its relationship with the Company or any Subsidiary;

(d)          any entry into any Material Contract or commitment or agreement (whether or not such Contract, commitment or agreement is legally binding) to enter into such Contract, or materially amend, become subject to or terminate any Material Contract, in each case outside of the Ordinary Course of Business consistent with past practice;

(e)          any material change in any method of accounting, accounting practice or billing practice with respect to the Company or any Subsidiary;

(f)           any acceleration in the collection of any receivables of the Company or any of its Subsidiaries or any delay in payment of any payables of the Company or any of its Subsidiaries;

(g)          any amendment or restatement to the Organizational Documents of the Company or any Subsidiary;

(h)          any increase or material alteration to the compensation or benefits paid or payable by the Company or any Subsidiary or any alteration in the timing or method of such payments or benefits, whether conditionally or otherwise, to any current or former employee or independent contractor, other than annual base salary or wage increases in the Ordinary Course of Business or as required by applicable Laws or the terms of any Employee Benefit Plan in effect on the date hereof;

(i)           any action by the Company or any Subsidiary to make, change, or rescind any Tax election, adopt or change any method of Tax accounting, amend any Tax Return, settle or compromise any claim or assessment relating to Taxes or surrender any right to a refund of Taxes, or take any position on any Tax Return, take any action, omit to take any action, or enter into any other transaction that could have the effect of increasing the Tax liability or reducing any Tax asset of Company or any Subsidiary during the Post-Closing Tax Period;

(j)           any adoption, modification, or termination by the Company or any Subsidiary of any (i) employment, severance, retention, or other agreement with any current or former employee or independent contractor, (ii) Employee Benefit Plan, or (iii) collective bargaining or other agreement with a union;

(k)          any loan by the Company or any Subsidiary to (or forgiveness of any loan to), or entry into any other transaction with, any of its current or former Representatives;

(l)           any issuance, sale, or other disposition of capital stock or other equity interests, or grant of any options, warrants, subscription rights, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock, partnership interests, limited liability company interests, or other equity interests of the Company or any Subsidiary;

(m)         any split, redemption, purchase, or acquisition of, or dividend or other distribution on, any capital stock, partnership interests, limited liability company interests, or other equity interests of the Company or any Subsidiary;

(n)          any incurrence, assumption, amendment, modification, discharge, settlement, satisfaction or guarantee of or to any Indebtedness by the Company or any Subsidiary;

(o)          any imposition of any Encumbrance (other than any Permitted Encumbrance) upon any of the Company Assets;

(p)          any acquisition of, or investment in, any business, line of business or Person by merger or consolidation, purchase of assets or equity interests, or by any other manner, in a single transaction or a series of related transactions;

(q)          any capital expenditure or commitment therefor, in each case outside the Ordinary Course of Business, or entry into any operating lease in excess of $75,000 individually or $400,000 in the aggregate;

(r)           write-offs as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course of Business consistent with past practice charged to applicable reserves;

(s)          any commencement by or against, or settlement by, the Company or any Subsidiary of any Claims; or

(t)           any entry into any Contract requiring the Company or any Subsidiary to do any of the foregoing.

2.16        Contracts; No Defaults.

(a)          Contracts. Schedule 2.16 lists all of the following Contracts of the Company and the Subsidiaries as of the date of this Agreement (“Material Contracts”):

(i)           any Contract with a Material Customer;

(ii)          any Contract that involves the performance of services for, or delivery of goods or materials to, the Company during the twelve (12) month period immediately prior to the date hereof of an amount or value in excess of $250,000;

(iii)         (A) any capital lease or (B) any other lease or other Contract relating to equipment providing for aggregate rental payments in excess of $250,000, under which any equipment is held or used by the Company or any Subsidiary;

(iv)         any Contract relating to the acquisition or disposition of any business of the Company, any Subsidiary, or any other Persons (whether by merger, consolidation, or other business combination, sale of securities, sale of assets, or otherwise) in the last five (5) years;

(v)          any Contract involving a partnership, limited liability company, joint venture agreement, strategic alliance, co-marketing, co-promotion, joint development, stockholders agreement or similar arrangement;

(vi)         any Contract (A) under which the Company or any Subsidiary has created, incurred, assumed, or guaranteed any Indebtedness (including any guarantee by the Company or any Subsidiary), (B) under which an Encumbrance (other than a Permitted Encumbrance) has been or may be placed on any Company Assets, or (C) under which any other Person has guaranteed any Indebtedness of the Company or any Subsidiary;

(vii)        any Contract under which the Company or any Subsidiary is, or may become, obligated to pay any severance or other compensation, including payments upon a change of control, to any employee or consultant;

(viii)       any employment Contract involving compensation and other benefits in excess of $100,000;

(ix)         any collective bargaining agreements or Contract with any union to which the Company or any Subsidiary is a party;

(x)          any Contract (A) limiting the ability of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person or in any geographical area, (B) prohibiting the Company or any of its Subsidiaries from soliciting potential customers, (C) containing “most favored nation” or similar covenants, or (D) containing minimum purchase or requirement provisions;

(xi)         any Company Contract (other than this Agreement and any agreement or instrument entered into pursuant to this Agreement) with (A) any Securityholder, any other Affiliate of the Company or any Affiliate of any Securityholder (other than the Company or one of its Subsidiaries) or (B) any current or former officer or director of the Company or any of its Subsidiaries;

(xii)        any Contracts involving any resolution or settlement of any actual or threatened Claim;

(xiii)       any Government Contract; and

(xiv)       any Contract containing a grant by the Company or any of its Subsidiaries to a Person of any right relating to or under the Company Intellectual Property or any grant to the Company or any of its Subsidiaries of any right relating to or under the Intellectual Property of any Person.

(b)          No Defaults. Each Company Contract is enforceable against each party to such Contract, is in full force and effect, and, subject to obtaining any necessary consents disclosed on Schedule 2.2(c), shall continue to be so enforceable and in full force and effect on identical terms following the consummation of the Contemplated Transactions. Neither the Company nor any Subsidiary, or to the Knowledge of the Company, any other party to any Company Contract has been or is currently in breach or violation of, or default under, or has repudiated any provision of, any Company Contract. To the Knowledge of the Company, all of the covenants to be performed by any other party to any Company Contract have been fully performed in all material respects. The Company has delivered or made available to Buyer true and complete copies, including all amendments, of each Contract set forth in Schedule 2.16.

(c)          Performance Guaranties. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has failed to meet or achieve any performance guaranty, target or milestone under any Company Contract for which the Company or any of its Subsidiaries is, or would reasonably be expected to be, subject to a Liability which has not yet been reserved for in the Financials.

2.17        Insurance.

(a)          Insurance Policies. Schedule 2.17 sets forth a list of all insurance policies of any kind or nature that cover the Company, the Subsidiaries, the Business, the Company Assets, the Leased Real Property, and the Representatives. Each of the Company and its Subsidiaries is insured with respect to the Company Assets, the Leased Real Property and the conduct of each of their respective Businesses in such amounts and against such risks as are sufficient for compliance with all Company Contracts and applicable Laws and as are reasonably adequate to protect the Company Assets, the Leased Real Property and the conduct of their respective Businesses in accordance with customary industry practice. To the Knowledge of the Company, there is no existing breach, default or event which, with or without notice or the lapse of time or both, would constitute a material breach or default under, or permit termination or modification of, any such insurance policies.

(b)          No Refusals or Cancellations. Neither the Company nor any Subsidiary has received (i) any written notice of refusal of insurance coverage at any time since January 1, 2015 or (ii) any written notice of cancellation or any other indication that any policy of insurance listed on Schedule 2.17 is no longer in full force and effect or shall not be renewed or that the issuer of any such policy of insurance is not willing or able to perform its obligations thereunder or that premiums will materially increase.

(c)          Payment of Premiums. The Company and each of the Subsidiaries has paid all premiums due, and has otherwise performed its obligations, under each policy of insurance to which it is a party or that provides coverage to it or to any of its Representatives.

2.18        Environmental Matters.

(a)          Compliance. The Company and the Subsidiaries are in compliance with the Business has been conducted in compliance with, and the Company Assets and the Facilities have been occupied and used by the Company and the Subsidiaries and, to the Knowledge of the Company, by all other Persons in compliance with, all Environmental Laws in all material respects. Neither the Company nor any Subsidiary has retained or assumed, by Contract or operation of Laws, any Liabilities of any other Person under any Environmental Laws.

(b)          No Release; No Contamination. To the Knowledge of the Company, (i) there has been no Release of Hazardous Materials by the Company or any Subsidiary or any agent, contractor, employee, or Representative of the Company or any Subsidiary at, from, in, to, on, under, or about any of the Facilities, and (ii) no Hazardous Materials are present at, in, on, under, or about or migrating to or from any of the Facilities in violation of Environmental Laws or otherwise give rise to any Liabilities pursuant to any Environmental Laws. Neither the Company nor any Subsidiary has received any written notice that any of the Facilities (including soils, groundwater, surface water, buildings, and other structure located on any of the Facilities) has been contaminated with any Hazardous Material that could reasonably be expected to result in any Claims against, or a violation of Environmental Law or any Permit related to any Environmental Law by the Company or any Subsidiary.

(c)          No Notices or Claims. No written notice, Order, request for information, complaint, or penalty has been received by the Company or any Subsidiary, and there are no Claims pending or, to the Knowledge of the Company, threatened, in either case, that allege a violation by the Company or any Subsidiary of any Environmental Laws or relating to any actual or potential Liabilities for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resource damage, or costs or expenses (including attorneys’ fees) under any Environmental Laws.

(d)          Permits. The Company and the Subsidiaries have obtained and are in material compliance with all Permits related to Environmental Laws necessary or advisable in connection with or related to the ownership, lease, operation, or use of the Business, the Leased Real Property, and the Company Assets and all such Permits are in full force and effect and shall be maintained in full force and effect by the Company and the Subsidiaries through the Closing Date.

2.19        Labor Relations; Compliance.

(a)          No Labor Disputes. There are no pending or, to the Knowledge of the Company, threatened labor or employment Claims, disputes or controversies, including any Claims alleging unlawful harassment, employment discrimination, unfair labor practices, unpaid wages, unlawful wage or immigration practices, wrongful termination, or unlawful tax withholding practices regarding the Company and the Subsidiaries.

(b)          No Collective Bargaining Agreements. The Company and the Subsidiaries are not, and have never been, party to any collective bargaining agreements or relationships, and there has never been any union representing or purporting to represent any employee of the Company or any Subsidiary.

(c)          No Union Organization Activities. The Company and the Subsidiaries have no duty to bargain with any union, and, to the Knowledge of the Company, no union organizing efforts are underway or threatened regarding the employees of the Company or any Subsidiary.

(d)          No Strikes. There is no strike, slowdown, work stoppage, lockout, or other material labor disruption underway or, to the Knowledge of the Company, threatened with respect to the Company or the Subsidiaries, and no such labor disruption has occurred since January 1, 2013.

(e)          No Actions Subject to the WARN Act. Since January 1, 2013, neither the Company nor any Subsidiary has implemented any plant closing, layoff of employees, or taken any other action that could result in a violation of, or require any action with respect to, the WARN Act, and no such action shall be implemented prior to the Closing Date.

(f)           Compliance with Labor Laws. The Company and the Subsidiaries are in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to contract labor, labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, and unemployment insurance along with making necessary employee contributions as required under applicable Laws. No individual who has performed services for the Company or the Subsidiaries has been improperly excluded from participation in any Employee Benefit Plan, and neither the Company nor any of the Subsidiaries has any direct or indirect Liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or as exempt rather than non-exempt, or with respect to any employee leased from another employer.

(g)          No Labor Claims. There are no Claims against the Company or any Subsidiary pending or, to the Knowledge of the Company, threatened to be brought or filed, by or with any Governmental Authority or arbitrator, including the National Labor Relations Board, in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern, or independent contractor of the Company, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours, or any other employment related matter arising under applicable Laws.

(h)          Employee Census. Schedule 2.19(h)(i) sets forth a list, as of April 19, 2018 of all employees of the Company and its Subsidiaries, the start date of their employment, and the rate of all regular and special compensation payable to each such employees, and the Company has provided a copy of all Contracts with these employees. Schedule 2.19(h)(ii) sets forth a list of all independent contractors of the Company and its Subsidiaries, and the Company has provided a copy of all Contracts with these contractors. All individuals who within the past three (3) years have performed services for the Company and its subsidiaries while classified as independent contractors have been properly so classified for all purposes (including for all purposes under any Employee Benefit Plan). All employees of the Company and its Subsidiaries classified as “exempt” from overtime pay under applicable Laws and for the three (3) years preceding the Closing Date have been properly classified as “exempt”. All employees of the Company and its Subsidiaries are legally and lawfully entitled to be employed by the Company or its Subsidiaries in the jurisdiction where they are working under all applicable immigration and other Laws.

2.20        Intellectual Property.

(a)          Schedule 2.20(a) lists all (i) Registered Company Intellectual Property and (ii) other Company Intellectual Property, including software, that is not registered but that is material to the Business. All required filings and fees related to the Registered Company Intellectual Property have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Registered Company Intellectual Property is otherwise in good standing. The Company or one or more of the Subsidiaries is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Company Intellectual Property (with such right, title, and interest being valid, subsisting, and enforceable), and has the valid right to use the Company Intellectual Property and all other Intellectual Property used in or necessary for the conduct of the Business, in each case, free and clear of Encumbrances. The consummation of the Contemplated Transactions shall not result in the loss or impairment of or payment of any additional amounts with respect to the Company’s or any Subsidiary’s rights to own, use, or hold for use any Intellectual Property. The Company and the Subsidiaries collectively have taken all reasonable steps to protect and preserve the confidentiality of all Trade Secrets included in the Company Intellectual Property, and all employees, contractors and consultants of the Company and its Subsidiaries have executed an agreement, pursuant to which they have assigned to the Company any and all of their rights in any Intellectual Property created by them for the Company. To the Knowledge of the Company, the conduct of the Business as currently and formerly conducted, and the products and services of the Company and the Subsidiaries have not infringed or otherwise violated, and do not and shall not infringe or otherwise violate the Intellectual Property or other rights of any Person, and neither the Company nor any of its Subsidiaries have received written notice alleging such infringement or violation. To the Knowledge of the Company, no Person has infringed or otherwise violated, or is currently infringing or otherwise violating, any Company Intellectual Property.

(b)          Schedule 2.20(b) contains a complete and accurate list of all Open Source Software used in any products or services of the Company or any of its Subsidiaries, or used in the conduct of the Business. The Company and each Subsidiary is in compliance with the terms and conditions of all licenses for the Open Source Software.

(c)          Neither Company nor any Subsidiary has used any Open Source Software in a way that (i) creates or imposes any obligation on the Company or any Subsidiary with respect to Open Source Software, or (ii) grants, or purports to grant, to any third party, any rights or immunities under any of the Company Intellectual Property (including by using any Open Source Software that requires, as a condition of use, modification and/or distribution of such Open Source Software that other software incorporated into, derived from or distributed with such Open Source Software be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) be redistributable at no charge).

2.21        Relationships with Affiliates. Except as disclosed on Schedule 2.21, none of Securityholders nor any Affiliate of any Securityholder, the Company, or any of its Affiliates is a party to any Company Contract, or has any claim or right against the Company or any Subsidiary.

2.22        Trade Compliance. Except as would not reasonably be expected to result, either individually or in the aggregate, in any material Liability to the Company or any of its Subsidiaries or in any material impairment to the Company’s and its Subsidiaries’ ability to conduct their respective Businesses, neither the Company nor any of its Subsidiaries, nor, any of its or their officers, directors, employees, nor, to the Knowledge of the Company, any of its or their agents, distributors or other Persons acting on its or their behalf, directly or indirectly: (a) transacts, deals or associates with or provides support to any Person named on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), including any Person listed in the annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or to any Person owned or controlled by a Person on the SDN List; (b) transacts, deals or associates with or provides support to the governments of, or any Person owned or controlled by the governments of, or any Person normally resident in, Iran, Cuba, Syria, North Korea or the Crimea region of Ukraine, or any Person owned or controlled by such government; (c) has a relationship with any terrorist organization or any entity designated by any the U.S. department or agency as a Foreign Terrorist Organization or a Transnational Criminal Organization; (d) is subject to any U.S. sanctions administered by OFAC or the U.S. Department of State or Commerce, including being on the SDN List, being on the Denied Persons List maintained by the U.S. Department of Commerce or being subject to any sanctions imposed under the Iran Sanctions Act of 1996, as amended (“ISA”); (e) engages in any business with any Person with whom, or in any country in which, it is prohibited for a U.S. Person to engage under applicable Rules or under applicable U.S. sanctions administered by OFAC; (f) engages in any transaction or transactions that would constitute grounds for imposing sanctions under ISA; (g) engages in any exportation or re-exportation of goods, software or technology that is prohibited under the Export Administration Regulations administered by the U.S. Department of Commerce or the International Traffic in Arms Regulations administered by the U.S. Department of State; or (h) has violated, at any time since October 18, 2013, or currently is violating, any sanctions or other trade compliance Laws applicable to the Company or any of its Subsidiaries.

2.23        Privacy and Security.

(a)          The Company and its Subsidiaries’ comply and at all times have complied, in all material respects (including compliance with the use of Protected Health Information (PHI, as that term is defined under HIPAA) with: (i) HIPAA and Other Privacy Laws; (ii) PCI DSS, as applicable; and (iii) all obligations under Company Contracts (including Business Associate Agreements) and other commitments to third parties (including any privacy notices) relating to PHI or other personally identifiable information (“PII”).

(b)          No Claim has been filed, commenced or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries by any Person alleging a violation of such Person’s privacy or confidentiality rights under HIPAA or Other Privacy Law. Neither the Company nor any of its Subsidiaries (i) is, to the Knowledge of the Company, under investigation by any Governmental Authority for a violation of HIPAA or Other Privacy Law, including with respect to any alleged Breach (as that term is defined under HIPAA) or any other material violation of HIPAA by the Company, any of its Subsidiaries, or any of either of their respective “workforce” (as used solely in this instance and as such term is defined under HIPAA in 45 C.F.R. § 160.103); (ii) has received during the previous six (6) years any written complaints, audit requests, or notices or inquiries from any Governmental Authority or other person (including any customer, subcontractor, or Business Associate (as that term is defined under HIPAA)) regarding the Company’s, a Subsidiary’s, or any of either of their respective agents’, employees’ or contractors’ use of PHI or PII.

(c)          To the Knowledge of the Company, there has been no breach of the security of the Company’s or any of its Subsidiaries’ computer systems or networks, or unauthorized access, use, or disclosure of or to any PHI or PII used by or on behalf of the Company or any of its Subsidiaries, including any unauthorized use or disclosure of PHI or PII that would constitute a breach for which notification by the Company to individuals and/or Governmental Authority is required under any applicable Laws. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries or its or their Business Associates or subcontractors have experienced any Breach of Unsecured PHI, or Security Incident (as those terms are defined under HIPAA). During the previous six (6) years, to the Knowledge of the Company, the Company and its Subsidiaries have identified, documented, investigated, contained, and eradicated each Security Incident related to PHI, PII, or other confidential data of the Company, any of its Subsidiaries or any customer of the Company or any of its Subsidiaries that was transmitted, processed, maintained, stored, or otherwise available on or through the Company’s or its Subsidiaries’ network or information technology systems.

(d)          The Company and its Subsidiaries have entered into a Business Associate Agreement with a third party in each instance in which a Business Associate Agreement is required under HIPAA. The Company and its Subsidiaries are, and at all times have been, in compliance in all material respects with all Business Associate Agreements to which any of the Company or its Subsidiaries is a party or is otherwise bound. Where required under HIPAA, the Company and its Subsidiaries have entered into reasonable and appropriate Business Associate Agreements with all subcontractors engaged by the Company or any of its Subsidiaries.

(e)          The Company and its Subsidiaries have at all times complied in all material respects with all rules, policies, and procedures established by the Company and its Subsidiaries from time to time and as applicable with respect to the security of electronic PHI gathered or accessed in the course of operations of the Company and its Subsidiaries (the “Information Policies and Procedures”). The Company has made available to Buyer true and complete copies of all Information Policies and Procedures currently in place or in process for the Company and its Subsidiaries.

(f)           Except as set forth on Schedule 2.23(f), to the Knowledge of the Company, there have been no unauthorized intrusions or breaches of the security of the computer software, middleware and systems, firmware, information technology equipment, and associated documentation used or relied upon by the Company or its Subsidiaries in connection with the operation of its business (the “IT Assets”). The IT Assets have not malfunctioned or failed during the previous five (5) years in a manner that has caused or would reasonably be expected to cause material disruption to the business.

2.24        Sufficiency of Assets. After giving effect to the transactions contemplated hereby, the assets and property of the Company and its Subsidiaries comprise all of the assets, properties and rights of every type and description, whether real or personal, tangible or intangible, that are necessary or used to conduct the Business of the Company and its Subsidiaries substantially in the manner in which it is currently operated or currently proposed to be operated.

2.25        Suppliers and Customers. Schedule 2.25 sets forth an accurate and complete list of the ten (10) largest customers of the Company and its Subsidiaries, taken as a whole, for the fiscal year ending December 31, 2017 (each customer, a “Material Customer”). Schedule 2.25 sets forth an accurate and complete list of the ten (10) largest suppliers of the Company and its Subsidiaries, taken as a whole, for the fiscal year ending December 31, 2017. The relationships of the Company and its Subsidiaries with each such suppliers and customers are, to the Knowledge of the Company, good commercial working relationships, and, since December 31, 2017, no such suppliers or customers have canceled or otherwise terminated, or threatened to cancel or otherwise terminate, their relationship with the Company or any of its Subsidiaries. Since December 31, 2017, none of the Securityholders, the Company or any of its Subsidiaries has received any written notice that any such supplier or customer may cancel or otherwise materially and adversely modify its relationship with the Company or any of its Subsidiaries or limit its services, supplies or materials to the Company or any of its Subsidiaries, or its usage or purchase of the services and products of the Company and its Subsidiaries either as a result of the transactions contemplated hereby or otherwise.

2.26        Brokers or Finders. Except for Triple Tree LLC, there is no investment banker, broker, finder, or other intermediary who has been retained by or is authorized to act on behalf of any Securityholder, the Shareholders’ Representative, the Company, or any Subsidiary or who is or shall be entitled to any broker’s fees, finder’s fees or commissions from the Company or any other Parties hereto, or from any of their Affiliates, in connection with the Contemplated Transactions.

2.27        Bank Accounts, Powers of Attorney. Set forth in Schedule 2.27 is an accurate and complete list showing (a) the name and address of each bank in which the Company or any of its Subsidiaries has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto and (b) the names of all Persons, if any, holding powers of attorney from the Company or any of its Subsidiaries and a summary statement of the terms thereof.

2.28        No Other Representations and Warranties. Except for the representations and warranties contained in this Article 2 (including the related portions of the Schedules), neither the Company, nor the Shareholders’ Representative or any of Securityholders, nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, the Shareholders’ Representative or Securityholders, including any representation or warranty as to the accuracy or completeness of any information regarding the Company, the Business, the Company Assets, or the Leased Real Property furnished or made available to Buyer and its Representatives (including any information, documents, or material delivered or made available to Buyer, management presentations, or in any other form in expectation of the Contemplated Transactions) or as to the future revenue, profitability, or success of the Company or the Business, or any representation or warranty arising from statute or otherwise in Law.

3.            REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB. Except as set forth in the Schedules, each of Buyer and Merger Sub, represents and warrants to the Company as follows:

3.1          Organization and Good Standing. Buyer is a Delaware limited liability company duly organized, validly existing, and in good standing under the laws of Delaware with full corporate, partnership, limited liability company, or other entity power and authority to conduct its business as it is now being conducted. Merger Sub is a Cayman Islands exempted company with limited liability duly organized, validly existing, and in good standing under the laws of the Cayman Islands with full corporate, partnership, limited liability company, or other entity power and authority to conduct its business as it is now being conducted.

3.2          Authority; No Conflict.

(a)          Authority. This Agreement constitutes the legal, valid, and binding obligation of Buyer and Merger Sub, enforceable against each of Buyer and Merger Sub in accordance with its terms. Upon the execution and delivery by Buyer and Merger Sub of all agreements, certificates, or documents to be delivered by Buyer and Merger Sub pursuant to this Agreement (collectively, “Buyer’s Closing Documents”), Buyer’s Closing Documents shall constitute the legal, valid, and binding obligations of Buyer and Merger Sub, enforceable against each of Buyer and Merger Sub, as applicable, in accordance with their respective terms. Each of Buyer and Merger Sub has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and Buyer’s Closing Documents and to perform its obligations under this Agreement and Buyer’s Closing Documents.

(b)          No Conflict. Neither the execution and delivery of this Agreement by Buyer, Merger Sub, as applicable, nor the consummation or performance of any of the Contemplated Transactions by Buyer or Merger Sub, as applicable, shall give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of Buyer’s or Merger Sub’s Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of Buyer or Merger Sub; (iii) any Law or Order to which Buyer or Merger Sub may be subject; or (iv) any Contract to which Buyer or Merger Sub is a party or by which Buyer or Merger Sub may be bound.

(c)          Consents. Except as set forth on Schedule 3.2(c), neither Buyer nor Merger Sub is and they shall not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3          Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of § 2(11) of the Securities Act. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act or any state securities Laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities Laws and regulations, as applicable.

3.4          No Claims. There is no pending Claim that has been commenced against Buyer or Merger Sub that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Buyer and Merger Sub, no such Claim has been threatened.

3.5          Brokers or Finders. There is no investment banker, broker, finder, or other intermediary which has been retained by or is authorized to act on behalf of Buyer or Merger Sub in connection with the Contemplated Transactions.

3.6          Sufficiency of Funds. Buyer and Merger Sub have sufficient cash on hand or other sources of immediately available funds (through existing credit agreements or otherwise) to enable it to make payment of the Merger Consideration and consummate the Contemplated Transactions.

3.7          Independent Investigation. Each of Buyer and Merger Sub has conducted its own independent investigation, review and analysis of the Company, the Subsidiaries and the Business, and acknowledges that it has been provided adequate access to the personnel, properties, assets, books and records and other documents and data of the Company and the Subsidiaries for such purpose. Each of Buyer and Merger Sub acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the Contemplated Transactions, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article 2 of this Agreement (including the Schedules) and (b) neither the Company, nor the Shareholders’ Representative, any Securityholders, or any other Person has made any representation or warranty as to the Company, the Subsidiaries or the Business, except as expressly set forth in Article 2 of this Agreement (including the Schedules).

4.            COVENANTS OF THE COMPANY PRIOR TO CLOSING DATE.

4.1          Access and Investigation. From the date of this Agreement until the Closing Date, the Company shall, and shall cause its Subsidiaries and their respective Representatives to, afford Buyer and its Representatives access to, and if required, make available to Buyer copies of Company Contracts, Books and Records, other existing documents and data, and additional financial, operating, and other data and information of or concerning the Company and the Subsidiaries as, in each case, Buyer may reasonably request. From the date of this Agreement until the Closing Date, the Company shall, and shall cause the Subsidiaries, and their respective Representatives to, afford Buyer and its Representatives access to the key customers, vendors and suppliers of the Company and its Subsidiaries, as mutually agreed by Buyer and the Company.

4.2          Operation of the Business. From the date of this Agreement until the Closing Date, the Company and the Subsidiaries shall:

(a)          conduct the Business only in the Ordinary Course of Business; and

(b)          use their commercially reasonable efforts to preserve intact the current business organization of the Company and the Subsidiaries, keep available the services of the current Representatives of the Company and the Subsidiaries, and maintain the relations and goodwill with vendors, customers, landlords, creditors, employees, agents, and others having business relationships with the Company and the Subsidiaries.

4.3          Absence of Changes. Except as otherwise expressly permitted by this Agreement or in the Ordinary Course of Business, from the date of this Agreement until the Closing Date, the Company shall not, and the Company shall cause its Subsidiaries not to, without the prior written consent of Buyer (which consent may not be unreasonably withheld), take any affirmative action, or fail to take any action, as a result of which any of the changes or events listed in Section 2.15 could occur.

4.4          Required Consents.

(a)          Filings and Consents. The Company shall, and the Company shall cause its Subsidiaries to, make, or cause to be made, all filings and submissions required under any Law applicable to it or any of its Affiliates in connection with the Contemplated Transactions, including such certificates, documents, declarations, undertakings and confirmations as may be required to be filed pursuant to section 233 of the Cayman Companies Law in order to consummate the Merger. The Company shall, and the Company shall cause its Subsidiaries to, use commercially reasonable efforts to obtain, or cause to be obtained, all Consents and make all filings listed on Schedule 2.2(c). The Company shall, and the Company shall cause its Subsidiaries to, cooperate fully with the other Parties and their Affiliates in promptly seeking to obtain all such Consents and making all filings. The Company shall, and the Company shall cause its Subsidiaries to, use commercially reasonable efforts to cause the Pending Contracts to be executed at the earliest possible time by all parties to such contracts on economic terms substantially similar to the terms in the drafts of such Pending Contracts as of the date hereof.

(b)          Required Actions. Without limiting the generality of the Company’s undertakings pursuant to Section 4.4(a), the Company shall use their commercially reasonable efforts to:

(i)           respond in a timely manner to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the Contemplated Transactions; and

(ii)          avoid the imposition of any Order or the taking of any action that would restrain, alter, or enjoin the Contemplated Transactions.

(c)          Antitrust Matters. All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of the Company before any Governmental Authority in connection with the Contemplated Transactions pursuant to the HSR Act or any other antitrust Law shall be disclosed to Buyer in advance of any filing, submission, or attendance, it being the intent that the Parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. The Company shall give prior notice to Buyer with respect to any meeting, discussion, appearance, or contact with any Governmental Authority related to the HSR Act or any other antitrust Law, with such notice being sufficient to provide the other Parties with the opportunity to attend and participate in such meeting, discussion, appearance, or contact. The Parties shall (i) respond as promptly as reasonably practicable to any inquiries or requests for documentation or information or any request for additional information (a “second request,” under the HSR Act) received from Governmental Authority and to all inquiries and requests received from any other Governmental Authority in connection with proceedings under or relating to the HSR Act and other antitrust Law matters, and (ii) use commercially reasonable efforts to resolve objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act and any other antitrust Laws and to cause the waiting periods, approvals or other requirements under the HSR Act and all other antitrust Laws to terminate or expire or be obtained prior to the Termination Date.

(d)          Payment of HSR Fee. The Company shall pay fifty percent (50%) of any filing fees under the HSR Act or any other antitrust Law and such payment shall be deemed a Company Expense hereunder.

(e)          280G Matters. As promptly as practicable after the date of this Agreement, but in no event later than five (5) Business Days prior to the Closing Date, the Company shall (a) request from each employee of the Company and its Subsidiaries who is a “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) and who may otherwise have Section 280G Payments (as defined below) a written waiver that shall provide that if the requisite shareholder approval under Section 280G of the Code and the Treasury Regulations thereunder (collectively, “Section 280G”) is not obtained, no Section 280G Payments (as defined below) shall be payable to or retained by such disqualified individual, and (b) submit for shareholder approval pursuant to the terms of Section 280G(b)(5)(B) of the Code, a written consent in favor of a single proposal to render the parachute payment provisions of Section 280G inapplicable to any and all payments and/or benefits provided pursuant to Employee Benefit Plans or other Contracts that might result, separately or in the aggregate, in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G or that would be subject to an excise tax under Section 4999 of the Code (together, the “Section 280G Payments”). Any such approval shall be obtained in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations. The form and substance of all shareholder approval documents contemplated by this Section 4.4(e), including the waivers, shall be provided to Buyer at least five (5) Business Days prior to distribution and shall be subject to the reasonable advance review and comment of Buyer, which comments shall be given good faith consideration.

4.5           Notification of Change to Schedules. From the date of this Agreement until the Closing Date, the Company shall promptly notify Buyer if the Company, or any Subsidiary acquires Knowledge of any fact or condition that causes or constitutes a breach or potential breach of any of the Company’s representations and warranties under Article 2, whether as of the date of this Agreement, at Closing, or at any other time. Should any such fact or condition require any change in any of the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, the Company shall promptly deliver to Buyer a Supplement specifying such change. From the date of this Agreement until the Closing Date, the Company shall promptly notify Buyer of the occurrence of any breach or potential breach of any covenant of the Company or its Subsidiaries in this Article 4 or Article 11 or of the occurrence of any event that may make the satisfaction of the conditions in Article 6 impossible or unlikely.

4.6          No Negotiation. The Company shall not, and shall not authorize or permit any of its Affiliates (including the Shareholders or any Subsidiary) or Representatives to, directly or indirectly, (a) encourage, solicit, initiate, facilitate, or continue inquiries regarding an Acquisition Proposal; (b) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (c) enter into any Contract, agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Company shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Shareholders and the Subsidiaries) and all of their respective Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.

4.7          Termination of Stock Plan. On or prior to the Closing, the Company and its board of directors shall terminate the SCIOinspire Holdings, Inc. 2007 Stock Plan, as amended (the “Plan”), effective as of the Closing, without any further action by any Person (including the Company); provided that the foregoing termination of the Plan shall not modify or terminate the right of any Person to receive any grant, award or compensation pursuant to the Plan (i) owed to such Person thereunder as of the date of this Agreement, or (ii) with respect to any grant or award made to such Person prior to the occurrence of the Closing as expressly permitted by this Agreement. From and after the date hereof, the Company shall not grant, issue, or promise or obligate itself to grant or issue, any award or compensation pursuant to the Plan without the prior written consent of Buyer. The Company shall take, or refrain from taking, all such actions as may be reasonably necessary to terminate the Plan and otherwise comply with the covenants set forth in this Section 4.7.

4.8          Company Shareholders Meeting. Subject to the terms set forth in this Agreement, the Company shall take all action necessary to duly call, convene and hold the Company Shareholders Meeting within ten (10) Business Days after the date of this Agreement, with notice of the Company Shareholders Meeting given in accordance with the Company Memorandum of Association and applicable Law within five (5) Business Days after the date of this Agreement. The Company shall comply with all applicable Law and the Company Memorandum of Association for the proper notice (including complying with any disclosure requirements) and holding of the Company Shareholders Meeting and shall use reasonable best efforts to (a) solicit from the holders of the Shares proxies in favor of the approval and authorization of this Agreement and the Plan of Merger and (b) take all other actions necessary or advisable to secure the Company Shareholder Approval and the approval of the Merger, this Agreement and the other Transaction Documents and the consummation of the Merger and the other Contemplated Transactions thereunder by the Securityholders and the Board of Directors of the Company. The Company shall keep Buyer and Merger Sub updated with respect to proxy solicitation results as requested by Buyer or Merger Sub. Once the Company Shareholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Shareholders Meeting without the Consent of Buyer (other than (x) in order to obtain a quorum of its shareholders, or (y) as reasonably determined by the Company to comply with applicable Law).

5.            COVENANTS OF BUYER AND MERGER SUB PRIOR TO CLOSING DATE.

5.1          Required Consents.

(a)           Filings and Consents. Buyer and Merger Sub shall (i) make, or cause to be made, all filings and submissions required under any Law applicable to Buyer and Merger Sub or any of their Affiliates in connection with the Contemplated Transactions, including such certificates, documents, declarations, undertakings and confirmations as may be required to be filed pursuant to section 233 of the Cayman Companies Law in order to consummate the Merger; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all Consents and make all filings listed on Schedule 3.2(c). Buyer and Merger Sub shall cooperate fully with the other Parties and their Affiliates in promptly seeking to obtain all such Consents and making all filings.

(b)          Required Actions. Without limiting the generality of Buyer’s and Merger Sub’s undertakings pursuant to Section 5.1(a), Buyer and Merger Sub shall use their commercially reasonable efforts to:

(i)           respond in a timely manner to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the Contemplated Transactions;

(ii)          avoid the imposition of any order or the taking of any action that would restrain, alter, or enjoin the Contemplated Transactions; and

(iii)         notwithstanding anything to the contrary set forth in this Agreement, nothing herein shall obligate or be construed to obligate Buyer, Merger Sub or any of their Affiliates to make, or to cause to be made, any payment to any third party in order to obtain the consent or approval of such third party under any Contract or otherwise, and the Company and its Affiliates shall not do or commit Buyer, Merger Sub or their Affiliates to do so without the prior written consent of Buyer.

(c)          HSR Matters. All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of Buyer and Merger Sub before any Governmental Authority in connection with the Contemplated Transactions pursuant to the HSR Act or any other antitrust Law shall be disclosed to the Company, provided that written materials may be redacted as necessary to comply with contractual arrangements and to address reasonable privilege or confidentiality concerns, in advance of any filing, submission, or attendance, it being the intent that the Parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Buyer and Merger Sub shall give notice to the Company with respect to any meeting, discussion, appearance, or contact with any Governmental Authority related to the HSR Act or any other antitrust Law, with such notice being sufficient to provide the Company with the opportunity to attend and participate in such meeting, discussion, appearance, or contact.

(d)          Payment of HSR Fee. Buyer and Merger Sub shall pay fifty percent (50%) of any filing fee under the HSR Act or any other antitrust Law.

5.2          Representations & Warranties Insurance. In connection with the Closing, Buyer shall purchase for its benefit a representations and warranties insurance policy (the “R&W Insurance Policy”) to provide Buyer recourse with respect to Damages suffered or incurred from claims of breaches of representations and warranties arising under this Agreement or the Contemplated Transactions. All premiums, underwriting, and due diligence fees for the R&W Insurance Policy shall be borne by the Company and shall constitute a Company Expense hereunder.

5.3          Director and Officer Liability. Buyer will cause the Company and the Subsidiaries to do the following:

(a)          From the Closing Date through the sixth (6th) anniversary of the Closing Date, Buyer will cause the Company and the Subsidiaries to (i) indemnify and hold harmless the present (as of the Closing Date) and former officers and directors of the Company and the Subsidiaries with respect to any act or omission that occurred at or prior to the Closing Date, whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent permitted by applicable Law and as provided under the Organizational Documents of the Company and the Subsidiaries as in effect on the date hereof and as of the Closing Date, and (ii) cause the Organizational Documents of the Surviving Corporation and the Subsidiaries, or any successor to the Surviving Corporation or the Subsidiaries, to contain provisions that are no less favorable with respect to indemnification, advancement of costs and exculpation of former or present directors and officers as are set forth in the Organizational Documents of the Company and the Subsidiaries as in effect on the date hereof and as of the Closing Date.

(b)          Prior to the Closing, Buyer will obtain on behalf of the Surviving Corporation (the cost of which shall be borne and paid fifty percent (50%) by the Company (which shall constitute a Company Expense hereunder) and fifty percent (50%) by Buyer) “tail” directors’ and officers’ insurance policies, for a claims period of at least six (6) years from and after the Closing Date with respect to any claim related to any period or time at or prior to the Closing Date from an insurance carrier with the same or better credit rating as the Company’s insurance carrier prior to the Closing Date with respect to directors’ and officers’ liability insurance and with terms, conditions, retentions and limits of liability that are at least as favorable to the beneficiaries thereunder as the coverage provided under the Company’s existing policies.

(c)          If Buyer, the Surviving Corporation, the Subsidiaries, or any of their respective successors or assigns consolidated with, or merges into, any other Person and will not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Buyer, the Surviving Corporation or the Subsidiaries, as the case may be, will readily assume the obligations set forth in this Section 5.3 so that there is no gap in, or other adverse effect upon, the rights conferred by this Section 5.3.

(d)          The rights of each Person subject to indemnification under this Section 5.3 will be in addition to any rights such Person may have under the Organizational Documents of the Company or the Subsidiaries, or applicable Law or under any agreement of any such Person with the Company or the Subsidiaries. These rights will survive consummation of the Contemplated Transactions and are intended to benefit, and will be enforceable by, each such Person.

5.4          Specified XL Health Receivables. On the date that is 15 months following the Closing Date, Buyer shall pay the amount of any Specified XL Health Receivables that have been collected by the Company or its Subsidiaries between the Closing Date and such date to the Paying Agent for further distribution to the Securityholders (other than the holders of Series C-1 Preference Shares) as additional consideration (any such amount, “XL Health Receivables Consideration”). Any payment of XL Health Receivables Consideration shall be made (i) by distribution by Buyer to the Paying Agent for further distribution to the Securityholders (other than the holders of Series C-1 Preference Shares) in accordance with their respective Pro Rata Percentages and (ii) to the Surviving Corporation to be distributed to the Optionholders in accordance with their respective Pro Rata Percentages via the Surviving Corporation’s payroll system in the first payroll period after such amount has become due and payable.

6.            CONDITIONS PRECEDENT TO BUYER’S AND MERGER SUB’S OBLIGATION TO CLOSE. Buyer’s and Merger Sub’s obligation to effect the Merger and to take the other actions required to be taken by Buyer and Merger Sub at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Buyer, in whole or in part):

6.1          Accuracy of Representations. The representations and warranties of the Company contained in this Agreement, any other Transaction Documents, and in any document, instrument or certificate delivered hereunder or thereunder (a) that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects and (b) those not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date with the same force and effect as if made as of the Closing Date, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which shall be true and correct in all respects, or material respects, as applicable, as of such specified date or time.

6.2          Performance the Company. The Company shall have (i) duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date and (ii) executed and delivered all agreements, certificates, consents, and other instruments required to be delivered by it at or prior to Closing, including those set forth in Section 1.9(a).

6.3          Additional Documents. The Company shall have delivered to Buyer, in form and substance reasonably acceptable to Buyer, such documents as Buyer may reasonably request for the purpose of (a) evidencing the accuracy of any of the Company’s representations and warranties, (b) evidencing the performance by the Company, or any Subsidiary of, or the compliance by the Company, or any Subsidiary with, any covenant or obligation required to be performed or complied with by the Company, or any Subsidiary, (c) evidencing the satisfaction of any condition referred to in this Article 6, or (d) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

6.4          No Claim Regarding Stock Ownership or Sale Proceeds. There shall not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any equity securities of, or any other voting, equity, or ownership interest in, the Company or any Subsidiary, including the Shares, or (b) is entitled to all or any portion of the Merger Consideration.

6.5          No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions shall, directly or indirectly (with or without notice or lapse of time or both), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Affiliate of Buyer to suffer any Material Adverse Effect under, any Law or Order. No Claim shall have been commenced against Buyer, Merger Sub, any Securityholder, the Shareholders’ Representative or the Company, which would prevent the Closing.

6.6          Material Adverse Effect. From and after the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

6.7          No Injunction. There must not be in effect any Law or Order that prohibits the Merger.

6.8          Antitrust Matters. Any waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

6.9          R&W Insurance Policy. The R&W Insurance Policy shall have been obtained.

6.10        Company Shareholder Approval. The Company Shareholder Approval shall have been obtained and not revoked.

6.11        R&D Capitalization. The R&D Adjustment shall not exceed $10,000,000.

7.            CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATION TO CLOSE. The Company’s obligation to effect the Merger and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

7.1          Accuracy of Representations. The representations and warranties of Buyer and Merger Sub contained in this Agreement, any other Transaction Documents, and in any document, instrument or certificate delivered hereunder or thereunder (a) that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects and (b) those not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date with the same force and effect as if made as of the Closing Date, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which shall be true and correct in all respects, or material respects, as applicable, as of such specified date or time.

7.2          Buyer’s and Merger Sub’s Performance. Buyer and Merger Sub shall have (a) duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date and (b) executed and delivered all agreements, certificates, consents, and other instruments required to be delivered by them at or prior to Closing, including those set forth in Section 1.9(b).

7.3          Additional Documents. Buyer must have caused to be delivered to the Company, in form and substance reasonably satisfactory to the Company, such other documents as the Company may reasonably request for the purpose of (a) evidencing the accuracy of any representation or warranty of Buyer and Merger Sub, (b) evidencing the performance by Buyer and Merger Sub of, or the compliance by Buyer and Merger Sub with, any covenant or obligation required to be performed or complied with by Buyer and Merger Sub, (c) evidencing the satisfaction of any condition referred to in this Article 7, or (d) otherwise facilitating the consummation of any of the Contemplated Transactions.

7.4          No Injunction. There must not be in effect any Law or Order that prohibits the Merger.

7.5          Antitrust Matters. Any waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

7.6          Company Shareholder Approval. The Company Shareholder Approval shall have been obtained and not revoked.

7.7          R&D Capitalization. The R&D Adjustment shall not exceed $10,000,000.

8.            TERMINATION.

8.1          Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

(a)          by either Buyer or the Company if a breach of any provision of this Agreement has been committed by the other Party and, if such breach is subject to being cured, such breach (i) has not been cured within fifteen (15) days of the breaching Party’s receipt of written notice of such breach from the non-breaching Party or (ii) has not been waived by the non-breaching Party;

(b)          (i) by Buyer if any condition in Article 6 has not been satisfied as of the Termination Date or if satisfaction of any such condition is or becomes unlikely or impossible (other than as a result of the failure of Buyer or Merger Sub to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by the Company if any condition in Article 7 has not been satisfied as of the Termination Date or if satisfaction of any such condition is or becomes unlikely or impossible (other than as a result of the failure of the Company or the Shareholders’ Representative to comply with its obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date;

(c)          by mutual written consent of Buyer and the Company; or

(d)          by either Buyer or the Company if the Closing has not occurred (other than as a result of the failure of the Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 31, 2018 (the “Termination Date”).

8.2          Effect of Termination. Buyer’s and the Company’s respective rights of termination under Section 8.1 are in addition to any other rights they may have under this Agreement or otherwise, and the exercise of a right of termination shall not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the Parties under this Agreement shall terminate, except that this Article 8, Article 11, and Article 12 shall survive and nothing herein shall relieve any Party hereto from liability for any intentional breach of any provision hereof.

9.            INDEMNIFICATION; REMEDIES.

9.1          Survival; Time for Bringing Claims. All representations and warranties contained herein shall survive for a period of fifteen (15) months after the Closing Date, except that (i) the Company Fundamental Representations and Buyer Fundamental Representations shall survive until sixty (60) days following the expiration of the applicable statute of limitations (giving effect to any extensions and waivers thereof) and (ii) the representations and warranties contained in (A) Section 2.8 (Tax Matters) (the “Tax Representations”) and (B) Sections 2.19(f) through 2.19(h) (Labor Compliance) solely as they relate to the classification of service providers as independent contractors rather than as employees (the “Contractor Representations”) shall survive for a period of three (3) years after the Closing Date, and in each case claims for indemnification pursuant to Section 9.2(a)(i) or Section 9.2(b)(i), as applicable, may only be brought prior to the end of the applicable survival period. Each covenant in this Agreement that contemplates performance at or following the Closing (“Post-Closing Covenants”) shall survive for the period set forth herein or therein or, if no period is specified, until fully performed. Each covenant in this Agreement that contemplates performance prior to the Closing (“Pre-Closing Covenants”) shall not survive the Closing; provided that a claim for breach of such Pre-Closing Covenants may be brought under Section 9.2(a)(ii) or Section 9.2(b)(ii), as applicable, on or prior to the date that is fifteen (15) months after the Closing Date. Claims brought under Section 9.2(a)(iii), Section 9.2(a)(iv), Section 9.2(a)(v) or Section 9.2(a)(vi) must brought on or prior to the date that is three (3) years after the Closing Date.

9.2          Indemnification.

(a)          By the Securityholders. Subject to the limitations set forth in this Article 9, each Securityholder shall, from and after the Closing, severally (in accordance with its Pro Rata Percentage), and not jointly, indemnify, defend, and hold Buyer, Merger Sub and each of their Affiliates (including, after the Closing, the Company and the Subsidiaries) and their respective Representatives, equity owners, successors, and assigns (each, a “Buyer Indemnified Person”), harmless from and against and shall reimburse each Buyer Indemnified Person for any and all Claims, Taxes, assessments, Liabilities, damages, losses, deficiencies, and expenses (including reasonable attorneys’ fees, experts’ fees, and expenses of suit (including travel expenses and discovery costs)) (collectively, “Damages”), whether or not involving, arising from, or related to a Third-Party Claim, incurred or suffered by or threatened against any Buyer Indemnified Person as a result of, arising out of, or directly or indirectly relating to any of the following:

(i)           any breach of, or inaccuracy in, any representation or warranty made by the Company in this Agreement (whether or not contained in Article 2);

(ii)          any breach or violation of any covenant, obligation, or agreement of the Company in or pursuant to this Agreement prior to the Closing;

(iii)         any claim for appraisal of Dissenting Shares for an amount in excess of or pursuant to the right to receive a portion of the applicable Merger Consideration pursuant to the terms and conditions of this Agreement (provided that such Damages shall be net of the applicable merger consideration that would otherwise be payable pursuant to Section 1.6 if such Shares were not Dissenting Shares);

(iv)         Pre-Closing Taxes;

(v)          the misclassification of any service provider of the Company or its Subsidiaries as an independent contractor rather than as an employee, including any related Taxes, in each case for the period on or prior to the Closing Date; and

(vi)         the allocation of the merger consideration among all Securityholders set forth in the Estimated Closing Net Working Capital Statement.

(b)          By Buyer. Subject to the limitations set forth in this Article 9, Buyer shall, from and after the Closing, indemnify, defend, and hold the Securityholders and each of their Affiliates and their respective Representatives, equity owners, successors, and assigns (each, a “Securityholder Indemnified Person”), harmless from and against and shall reimburse each Securityholder Indemnified Person for any and all Damages, whether or not involving, arising from, or related to a Third-Party Claim, incurred or suffered by or threatened against any Securityholder Indemnified Person as a result of, arising out of, or directly or indirectly relating to any of the following:

(i)           any breach of, or inaccuracy in, any representation or warranty made by Buyer or Merger Sub in this Agreement (whether or not contained in Article 3); and

(ii)          any breach or violation of any covenant, obligation, or agreement of Buyer or Merger Sub in or pursuant to this Agreement prior to the Closing.

(c)          Notice of Claim. Notice in respect of any claim for indemnification hereunder must specify in reasonable detail the factual basis of the claim. All claims for indemnification pursuant to this Section 9.2 must be brought at or prior to expiration of the applicable time period set forth in Section 9.1 in order for the obligation of the indemnifying party to provide indemnification under this Section 9.2 to be triggered.

(d)          Certain Damages; Determination of Damages. In no event shall any Buyer Indemnified Person or Securityholder Indemnified Person seeking indemnification under this Article 9 (as applicable, each a “Claimant”) be entitled to any punitive, incidental, consequential, special, or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple. For the purposes of this Article 9 only, when determining the amount of any Damages that are the subject matter of a claim for indemnification hereunder for breach of any representation or warranty, each representation and warranty contained in this Agreement (other than the representations and warranties set forth in Section 2.9) shall be read without regard and without giving effect to any materiality, Material Adverse Effect or similar standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty).

(e)          Other Sources of Recovery. Damages shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution, or other similar payment actually received by any Claimant in respect of any such claim. The Claimant shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution, or other similar agreements for any Damages. If any such recovery is obtained after the Claimant has received any payment from the Securityholders hereunder, the Claimant shall promptly refund such amount to the extent it would result in duplicate recovery for the same Damages.

(f)           Tax Benefits. Damages shall be reduced by an amount equal to any Tax benefit actually realized as a result of such Damages by a Claimant in the year such Damages were incurred or in the subsequent Tax year, calculated on a “with and without” basis.

(g)          Mitigation. Each Claimant shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Damages upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto.

(h)          Limitations on Indemnification. Notwithstanding any other provision of this Article 9, the indemnification by Securityholders of Buyer Indemnified Persons provided for in Section 9.2(a) of this Agreement and the indemnification by Buyer of Securityholder Indemnified Persons provided for in Section 9.2(b) shall be subject to the following limitations and conditions:

(i)           Indemnification Threshold Amount. Neither any Buyer Indemnified Persons nor any Securityholder Indemnified Persons shall be entitled to indemnification under Section 9.2(a)(i) (other than for breaches or inaccuracies of the Tax Representations, the Contractor Representations or the Company Fundamental Representations) or Section 9.2(b)(i) (other than for breaches or inaccuracies of Buyer Fundamental Representations), as applicable, until the aggregate amount of all of Buyer Indemnified Persons’ Damages or Securityholder Indemnified Persons’ Damages, as the case may be, exceeds $600,000 (the “Indemnification Threshold Amount”); provided, however, that, once the aggregate amount of all of Buyer Indemnified Persons’ Damages or Securityholder Indemnified Persons’ Damages, as the case may be, reaches the Indemnification Threshold Amount, Buyer Indemnified Persons or Securityholder Indemnified Persons, as the case may be, shall be entitled to recover the total amount of Damages exceeding the Indemnification Threshold Amount.

(ii)          Cap Amount. The maximum aggregate amount which Buyer Indemnified Persons may be entitled to receive pursuant to claims for indemnification under Section 9.2(a)(i) (other than for breaches or inaccuracies of the Company Fundamental Representations, the Tax Representations, or the Contractor Representations) and Section 9.2(a)(ii) (other than for willful or intentional breach) shall be the Indemnity Escrow Amount held in the Escrow Account. The maximum aggregate amount which Securityholder Indemnified Persons may be entitled to receive pursuant to claims for indemnification under Section 9.2(b)(i) (other than for breaches or inaccuracies of the Buyer Fundamental Representations) and Section 9.2(b)(ii) (other than for willful or intentional breach) shall be an amount equal to the Indemnity Escrow Amount. The maximum aggregate amount which Buyer Indemnified Persons may be entitled to receive pursuant to claims for indemnification under Section 9.2(a)(iv), Section 9.2(a)(v), and for breach of or inaccuracy of the Tax Representations and the Contractor Representations, as applicable, shall be an amount equal to the Special Indemnity Escrow Amount. Subject to the other limitations in this Article 9 (including the preceding sentences of this Section 9.2(h)(ii)), the maximum aggregate amount which Buyer Indemnified Persons may be entitled to receive pursuant to claims for indemnification under Section 9.2(a) shall be the merger consideration received by Securityholders under this Agreement. Subject to the other limitations in this Article 9 (including the preceding sentences of this Section 9.2(h)(ii), the maximum aggregate amount which Securityholder Indemnified Persons may be entitled to receive pursuant to claims for indemnification under Section 9.2(b) shall be the merger consideration received by Securityholders under this Agreement. Notwithstanding anything to the contrary set forth in this Article 9, the maximum aggregate liability of any individual Securityholder pursuant to this Article 9 shall in no event exceed the portion of the merger consideration actually received by such Securityholder pursuant to this Agreement.

(iii)         Recovery. Effective after the Closing, in the event that any Buyer Indemnified Person sustains or incurs Damages for which Securityholders are obligated to indemnify such Buyer Indemnified Person pursuant to Section 9.2(a), the payments of Securityholders to such Buyer Indemnified Person shall be made (and such Buyer Indemnified Person shall only recover such payments as set forth under this Article 9) as follows:

(A)       First, from the Indemnity Escrow Amount pursuant to the terms of the Escrow Agreement until such Damages are paid in full or until the Indemnity Escrow Amount is extinguished;

(B)        Then, under the R&W Insurance Policy to the extent of coverage thereunder in accordance with the terms thereof; and

(C)        Then, only for claims for indemnification under Section 9.2(a)(i) for breach or inaccuracy of any Company Fundamental Representation or for claims for indemnification under Section 9.2(a)(ii) for willful or intentional breach, Section 9.2(a)(iii) and Section 9.2(a)(vi), from Shareholders, severally (on the basis of their respective Pro Rata Percentages), and not jointly;

provided, however, that notwithstanding anything to the contrary contained herein, any claims for indemnification under Section 9.2(a)(iv) or Section 9.2(a)(v), or claims for indemnification under Section 9.2(a)(i) for breaches of the Tax Representations or the Contractor Representations, shall be satisfied solely from the Special Indemnity Escrow Amount.

9.3          Third-Party Claims.

(a)          Definition. As used herein, “Third-Party Claim” means a Claim made or instituted by a Person who is a third party against a Claimant, as the case may be, for which such Claimant seeks indemnification pursuant to this Article 9.

(b)          Notice of Claim. If the Claimant seeks indemnification hereunder in respect of a Third-Party Claim, the Claimant shall promptly give written notice of the Third-Party Claim to the Party from whom the Claimant is seeking indemnification under this Article 9 (the “Indemnifying Party”), stating the nature thereof and enclosing copies of any complaint, summons, written assertion of such Third-Party Claim, or similar document. No claim for indemnification on account of a Third-Party Claim shall be made and no indemnification therefor shall be available under this Article 9 until the Claimant shall have given initial written notice of its claim to the Indemnifying Party.

(c)          Retention of Counsel by Indemnifying Party. Subject to Section 9.3(d), the Indemnifying Party may engage counsel to reasonably acceptable to Claimant defend a Third-Party Claim by providing notice (a “Defense Notice”) to the Claimant not later than ten (10) Business Days following delivery by the Claimant to the Indemnifying Party of a notice of a Third-Party Claim if the Indemnifying Party provides the Claimant with evidence reasonably satisfactory to the Claimant that the Indemnifying Party shall have adequate financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations with respect thereto. The Indemnifying Party shall cause such counsel to consult with the Claimant, as appropriate, as to the defense of such claim, and the Claimant may, at its own expense, participate in such defense, assistance, or enforcement, but if such election is made the Indemnifying Party shall control such defense, assistance, or enforcement so long as it does so in compliance with the terms of this Agreement. The Indemnifying Party shall cause such counsel so engaged to keep the Claimant informed at all times throughout the course of the litigation of the status of such defense, assistance, or enforcement.

(d)          Employment of Counsel by Claimant.

(i)           Retention of Counsel by Claimant. Notwithstanding the provisions of Section 9.3(c), the Claimant shall have the right to engage counsel at the cost and expense of the Indemnifying Party and to control the defense of a Third-Party Claim if the Indemnifying Party shall not have delivered the Defense Notice to Claimant pursuant to Section 9.3(c) within the time period therein provided or if (A) the Third-Party Claim involves remedies other than money damages (such as an injunction or other equitable relief against the Claimant); (B) the Claimant has been advised in writing by counsel that an actual conflict exists between the Claimant and the Indemnifying Party in connection with the defense of the Third-Party Claim; (C) the Third-Party Claim relates to or otherwise arises in connection with any criminal or regulatory enforcement action; or (D) the Indemnifying Party fails to conduct the defense of the Third-Party Claim actively, competently, and diligently.

(ii)          Notice of Retention of Counsel by Claimant. If the Claimant chooses to exercise its right to appoint counsel under Section 9.3(d)(i), the Claimant shall deliver notice thereof to the Indemnifying Party setting forth in reasonable detail why it believes that it has such right and the name of the counsel it proposes to employ. The Claimant may deliver such notice at any time that any of the conditions to the exercise of such right appear to be fulfilled, it being recognized that in the course of litigation, the scope of litigation and the amount at stake may change. The Claimant shall thereupon have the right to appoint such counsel at the cost and expense of the Indemnifying Party and assume control of the defense of a Third-Party Claim. The Claimant shall, in such case, cause counsel to consult with the Indemnifying Party as to the conduct of such defense.

(e)          Settlement of Third-Party Claims.

(i)           Settlement by Indemnifying Party. The Indemnifying Party may settle any Third-Party Claim solely involving monetary damages only if the Indemnifying Party has assumed the defense of such Third-Party Claim in accordance with the provisions of this Agreement, and the amount of such settlement is to be paid entirely by the Indemnifying Party pursuant to this Article 9. As to the settlement of any Third-Party Claim, the Claimant and the Indemnifying Party shall consult as to terms of any proposed settlement.

(ii)          Claims the Indemnifying Party Cannot Settle. The Indemnifying Party shall not enter into a settlement of a Third-Party Claim (A) if such settlement involves a non-monetary remedy or involves monetary damages that shall not be paid entirely by the Indemnifying Party pursuant to this Article 9, (B) if such settlement does not include a complete, full, final, and unconditional release of the Claimant from all Liability on any claims that relate to the subject matter of the Third-Party Claim, (C) if such settlement involves any finding or admission of any violation of any Law by the Claimant or its Affiliates, or (D) if such settlement has any effect on any additional claims that may be made against the Claimant without, in any case, the prior written consent of the Claimant, which consent may be withheld in the Claimant’s sole discretion.

9.4          Cooperation. Buyer and Securityholders shall cooperate with one another in good faith and with due regard for the reasonable commercial and financial interests of the other in connection with the defense, compromise, or settlement of any claim or action, including Taxes, arising out of, related to, or resulting from this Agreement, any other Transaction Document, the Contemplated Transactions, the Business, the Company Assets, or the Facilities. Without limiting the generality of the foregoing, the Party controlling the defense or settlement of any such claim or action shall take steps reasonably designed to ensure that the other Parties and their counsel are informed at all times of the status of such matter.

9.5          Tax Treatment. Any indemnification payments pursuant to this Article 9 shall be treated as an adjustment to the Merger Consideration by the Parties for Tax purposes, unless otherwise required by Laws.

9.6          Exclusive Remedy. Each Party acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all Damages relating to this Agreement and the Contemplated Transactions shall be pursuant to the indemnification provisions set forth in this Article 9, except (i) as otherwise provided in Section 1.8 or Article 8, (ii) for actual fraud based on the representations and warranties set forth in Article 2 and Article 3 or (ii) for claims for breach of Post-Closing Covenants. Except for (i) rights provided to a party under the indemnification provisions set forth in this Article 9, (ii) right of a party under Section 1.8 and Article 8, (iii) actual fraud based on the representations and warranties set forth in Article 2 and Article 3 and (iv) for claims for breach of Post-Closing Covenants, each Claimant hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law, any and all Damages it may have against any Indemnifying Party relating to the operation of the Business or otherwise relating to this Agreement or the Contemplated Transactions, whether arising under or based upon any applicable Law or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages, or any other recourse or remedy, including as may arise under common law).

10.          TAX MATTERS.

10.1        Taxes for the Straddle Period. For purposes hereof, the determination of the Taxes for (i) the portion of the Straddle Period ending on and including the Closing Date and (ii) the portion of the Straddle Period beginning after the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable periods, one that ended on the day immediately before the Closing Date and the other that began at the beginning of the Closing Date, and items of income, gain, deduction, loss, or credit, and state and local apportionment factors of the Company and its Subsidiaries for the Straddle Period shall be allocated between such two taxable periods on a “closing of the books basis” by assuming that the books and records of the Company and its Subsidiaries were closed at the close of business on the Closing Date; provided, however, that (A) exemptions, allowances, or deductions that are calculated on an annual basis, such as depreciation, and (B) periodic Taxes, such as property or similar ad valorem Taxes, shall be apportioned ratably between such periods on the basis of the number of days elapsed in each such period.

10.2        Tax Returns. At the Securityholders’ cost and expense, the Shareholders’ Representative shall timely prepare, or cause to be prepared, all Tax Returns required to be filed by the Company and the Subsidiaries with respect to any Pre-Closing Tax Period (“Company Prepared Tax Returns”). Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and, with respect to any such Tax Return due after the Closing Date, shall be submitted by the Shareholders’ Representative to Buyer (together with schedules, statements and, to the extent requested by Buyer, supporting documentation) at least forty-five (45) calendar days prior to the due date of such Tax Return. Notwithstanding the foregoing, the Shareholders’ Representative shall cause SCIOinspire Corp. to timely elect, pursuant to Revenue Procedure 2015-13, a one-year Code Section 481(a) adjustment period for all positive Code Section 481(a) adjustments required to be made in any taxable period that ends after the Closing Date, and which relate to a Pre-Closing Tax Period, and shall allocate such adjustment to the taxable period ending, or portion deemed to end, on the Closing Date. If Buyer objects to any item on any such Tax Return, it shall, within twenty (20) calendar days after delivery of such Tax Return, notify the Shareholders’ Representative in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, the Shareholders’ Representative and Buyer shall negotiate in good faith and use their commercially reasonable efforts to resolve such items. If the Shareholders’ Representative and Buyer are unable to reach such agreement within five (5) calendar days after receipt by the Shareholders’ Representative of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within twenty (20) calendar days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by the Shareholders’ Representative and then amended to reflect the Independent Accountant’s resolution. The costs, fees, and expenses of the Independent Accountant shall be borne equally by the Shareholders’ Representative and Buyer. Subject to Article 9, Securityholders shall pay all Taxes attributable to any Company Prepared Tax Returns, except to the extent and in such amount as such Pre-Closing Taxes were taken into account as liabilities in the calculation of Indebtedness. Buyer shall timely prepare, or cause to be prepared all Tax Returns required to be filed by the Company and the Subsidiaries with respect to any Post-Closing Tax Period and Straddle Period (“Buyer Prepared Tax Returns”). Any such Buyer Prepared Tax Returns that reflect a Tax liability for which the Securityholders would be required to indemnify pursuant to Article 9 shall be prepared on a basis consistent with past practice (unless otherwise required by Law), and Buyer shall present such Tax Returns to the Shareholders’ Representative for review at least forty five (45) calendar days before the due date on which such Tax Returns are required to be filed. If the Shareholders’ Representative objects to any item on any such Tax Return, it shall, within twenty (20) calendar days after delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, the Shareholders’ Representative and Buyer shall negotiate in good faith and use their commercially reasonable efforts to resolve such items. If the Shareholders’ Representative and Buyer are unable to reach such agreement within five (5) calendar days after receipt by the Shareholders’ Representative of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within twenty (20) calendar days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended to reflect the Independent Accountant’s resolution. The costs, fees, and expenses of the Independent Accountant shall be borne equally by the Shareholders’ Representative and Buyer. Subject to Article 9, Securityholders shall promptly pay to Buyer all Pre-Closing Taxes reflected on all filed Buyer Prepared Tax Returns, for which the Securityholders are responsible herein, except to the extent and in such amount as such Pre-Closing Taxes were taken into account as liabilities in the calculation of Indebtedness. Buyer shall control all claims related to Buyer Prepared Tax Returns, except that in the case of a Straddle Period return, the Securityholders retain the option to participate in the defense of such Claims at their own costs and expense. In no event, shall Buyer agree to settle any claim relating to or include a Straddle Period for which the Securityholders may be liable without the prior written consent of the Shareholders’ Representative, which shall not be unreasonably withheld, conditioned or delayed.

10.3        Cooperation. The Shareholders’ Representative and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return or in connection with any audit or other proceeding in respect of Taxes of the Company or the Subsidiaries. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers, and documents relating to rulings or other determinations by tax authorities. Each of the Company and Buyer shall retain all Tax Returns, schedules and work papers, records, and other documents in its possession relating to Tax matters of the Company and the Subsidiaries until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate.

10.4        Tax Covenants. Without the prior written consent of Buyer, which consent may not be unreasonably withheld, Securityholders (and, prior to the Closing, the Company, the Subsidiaries, and their respective Representatives) shall not, to the extent it may affect, or relate to, the Company or any Subsidiary, make, change, or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action, or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer, the Company, or any Subsidiary in respect of any Post-Closing Tax Period.

10.5        Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes (including any penalties and interest) (collectively, “Transfer Taxes”) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid fifty percent (50%) by Securityholders (and such shall constitute a Company Expense hereunder) and fifty percent (50%) by Buyer when due. If Buyer is responsible for the Tax under applicable Law, Securityholders shall promptly upon demand pay their portion of such Taxes payable by Buyer. Securityholders shall timely file any Tax Return or other document with respect to such Taxes or fees, and Buyer will timely join in the execution of any such Tax Returns or other documentation. Buyer and the Securityholders shall cooperate to minimize or avoid any such Transfer Taxes that might be imposed to the extent permitted by applicable Law.

10.6        Transaction Tax Deductions. Notwithstanding anything to the contrary in this Agreement, any Transaction Tax Deductions shall be treated as arising in a Pre-Closing Tax Period or the portion of the Straddle Period ending on the Closing Date for purposes of calculating the obligation of the Securityholders with respect to Taxes hereunder; provided, however, that such Transaction Tax Deductions shall only be treated as deductible in such periods to the maximum extent permitted by applicable Law.

10.7        Section 338 Elections. Neither Buyer nor any Affiliate of Buyer shall make any election pursuant to Section 338 of the Code and the U.S. Treasury Regulations promulgated thereunder or any comparable election under state or local or foreign Tax Law) with respect to SCIOinspire Corp.

10.8        VDA Procedures. Notwithstanding anything to the contrary herein, following the Closing, each of Buyer, the Surviving Company, each of the Surviving Company’s Subsidiaries, and each of their respective Affiliates and agents shall have the right to contact any state and local taxing authorities (“Taxing Authorities”) with respect to sales and use Taxes related to Pre-Closing Tax Periods and, subject to the consent of Shareholders’ Representative (which shall not be unreasonably withheld, conditioned or delayed), enter into a “voluntary disclosure agreement” or other similar program with any such Taxing Authority with respect to such sales and use Taxes attributable to a Pre-Closing Period (each, a “VDA Proceeding”). Buyer shall have the right to control in any process or proceeding (including the amendment, preparation and filing of sales and use Tax Returns) relating to any VDA Proceeding; provided, however, (i) the Shareholders’ Representative shall have the right (but not the duty) to (A) participate in any VDA Proceeding, (B) attend any meetings or conferences with any Taxing Authority relating to a VDA Proceeding, (C) consult with Buyer concerning the conduct of a VDA Proceeding, and (D) employ counsel, solely at its own expense, (ii) at least fifteen (15) Business Days prior to the submission of any letters, documents, or calculations to a Taxing Authority in connection with a VDA Proceeding, Buyer shall provide the Shareholders’ Representative with a reasonable opportunity to comment on any such materials prepared or furnished in connection with a VDA Proceeding prior to their submission and shall consider in good faith any comments made by the Shareholders’ Representative with respect thereto, and (iii) Buyer shall keep the Shareholders’ Representative reasonably informed of the status of any VDA Proceeding throughout the process of such VDA Proceeding. Notwithstanding anything herein to the contrary, the amendment, preparation and filing of any Tax Returns required to be filed pursuant to a VDA Proceeding, shall be governed by this Section 10.8. For the avoidance of doubt, any sales and use Tax amounts due to a Taxing Authority pursuant to a VDA Proceeding attributable to a Pre-Closing Tax Period shall be considered a Pre-Closing Tax subject to indemnification by the Securityholders pursuant to Section 9.2(a)(iv) (subject to the limitations set forth in Article 9).

11.          ADDITIONAL COVENANTS

11.1        Confidentiality.

(a)          From and after the date of this Agreement until the Closing Date and regardless of whether or not the Contemplated Transactions close, Buyer, Merger Sub and the Company shall maintain in confidence and not disclose to any other Persons, and shall cause the Representatives of Buyer, Merger Sub, the Company, and the Subsidiaries to maintain in confidence and not disclose to any other Persons, and not use to the detriment of another Party, the Company or the Subsidiaries any written, oral or other information obtained in confidence from another Party, the Company or any Subsidiary, unless (a) such information is already known to such Party or to others not bound by a duty of confidentiality prior to or at the time of disclosure or such information becomes publicly available through no fault of such Party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, only to the extent necessary to make the filing or obtain the consent or approval, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal Claims (after using commercially reasonable efforts to avoid such disclosure and after providing prompt written notice such that the non-disclosing Party may have the opportunity to seek an appropriate protective order or other appropriate remedy), provided the disclosing Party shall disclose only that portion of such information which such disclosing Party is advised by their counsel is legally required to be disclosed. If the Contemplated Transactions are not consummated, each Party shall return or destroy as much of such written information as the other Party may reasonably request.

(b)          From and after the Closing Date, Securityholders shall, and shall cause their Affiliates and Representative to, hold in confidence and not disclose to any other Persons any and all information, whether written or oral, concerning the Company, the Subsidiaries and the Business, except to the extent that the applicable Securityholder can show that such information is generally available to and known by the public through no fault of the applicable Securityholder, any of its Affiliates, or any of its or their Representatives. If, however, any Securityholder, any of its Affiliates, or any of its or their Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Securityholders shall promptly notify Buyer in writing and shall disclose only that portion of such information which such Securityholder is advised by their counsel in writing is legally required to be disclosed; provided, however, that such Securityholders shall use its commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

11.2        Modification of Covenant; Enforcement of Covenant.

(a)          The Company, Buyer and Merger Sub acknowledge that the restrictions contained in Section 11.1 are reasonable and necessary to protect the legitimate interests of the Company, Buyer and Merger Sub constitute a material inducement to the Company, Merger Sub and Buyer to enter into this Agreement and consummate the Contemplated Transactions. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 11.1 is invalid or unenforceable, then the Parties agree that the court or tribunal shall have the power (a) to  reduce the scope, duration, or geographic area of the term or provision to the maximum scope, duration, or geographic area permitted by Law and (b) to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Section 11.1 shall be enforceable as so modified. The covenants contained in Section 11.1 and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(b)          Buyer and the Company agree that a breach or threatened breach of Section 11.1 would give rise to irreparable harm to Buyer, Merger Sub and the Company, as applicable, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Buyer or the Company of any such obligations, Buyer, and the Company, shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

12.          GENERAL PROVISIONS.

12.1        Expenses. Except as otherwise expressly provided in this Agreement, each Party to this Agreement shall bear its respective costs, expenses, and other amounts incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. Upon any termination of this Agreement, the obligation of each Party to pay its own expenses shall be subject to any rights of such Party arising from a breach of this Agreement by another Party.

12.2        Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions shall be issued, if at all, at such time and in such manner as agreed upon by Buyer and Shareholders’ Representative unless required by applicable Law or stock exchange requirements. Unless consented to in advance by Buyer (in the case of disclosure by any of the Securityholders, the Company or any Subsidiary of the Company) or Shareholders’ Representative (in the case of disclosure by Buyer), as applicable,  or as required by Laws or stock exchange requirements, prior to the Closing, Securityholders, the Company and Buyer shall, and the Company shall cause its Subsidiaries to, keep this Agreement and the Contemplated Transactions strictly confidential and may not make any disclosure of this Agreement to any Person.  Shareholders’ Representative and Buyer shall consult with each other concerning the means by which the employees, customers, and vendors and others having dealings with the Company and the Subsidiaries shall be informed of the Contemplated Transactions, and Buyer shall have the right to be present for any such communication.

12.3        Notices. Any notice, request, demand, waivers, or other communications given by any Party under or relating to this Agreement (each a “notice”) shall be in writing, may be given by a Party or its legal counsel, and shall be deemed to be duly given (i) when personally delivered, (ii) upon delivery by United Parcel Service, Fed Ex, or similar overnight courier service which provides evidence of delivery, (iii) when three (3) Business Days have elapsed after its transmittal by registered or certified mail, postage prepaid and return receipt requested, addressed to the Party to whom directed at that Party’s address as it appears below or another address of which that Party has given notice, or (iv) when sent by e-mail of a .pdf document (with confirmation of transmission) if sent on a Business Day during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; provided that, if such notice is delivered pursuant to clause (iv), that Party shall also deliver a copy of such notice via overnight courier service. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

If to Company (prior to the Effective Time) or the Shareholders’ Representative, to:

Angler Seller Representative LLC
c/o Health Enterprise Partners
565 Fifth Avenue, 26th Floor

New York, NY 10017
Attention: Robert Schulz
Email: bschulz@hepfund.com

with copies (which shall not constitute notice) to:

Metz Lewis Brodman Must O’Keefe LLC
535 Smithfield Street, Suite 800
Pittsburgh, PA 15222
Attention: George R. Thomas II
Email: GThomas@metzlewis.com

and

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Carl P. Marcellino
Email: carl.marcellino@ropesgray.com

If to Buyer, Merger Sub or the Surviving Corporation, to:

ExlService Holdings
280 Park Avenue
38th Floor
New York, NY 10017
Attention: General Counsel
Email: GeneralCounsel@exlservice.com

with a copy (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP
30 Rockefeller Plaza
39th Floor
New York, NY 10112-0015
Attention: Valérie Demont
Email: VDemont@sheppardmullin.com

12.4        Governing Law. The negotiation, formation, termination, validity, enforceability, interpretation, and construction of this Agreement and the other Transaction Documents (except as otherwise expressly provided therein) as well as any Claims regarding the Contemplated Transactions shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction); provided that the fiduciary duties of the board of directors of the Company, the internal corporate affairs of the Company, the Merger, and any exercise of dissenter rights with respect to the Merger shall in each case be governed by the laws of the Cayman Islands.

12.5        Jurisdiction. Any Claim seeking to enforce any provision of, or based on any right or claim arising out of or relating to, this Agreement, any of the other Transaction Documents, or the Contemplated Transactions shall be brought by or against any of the Parties solely and exclusively in any federal or state court located within the State of New York, and each of the Parties (a) irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such Claim, and (b) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such Claim, (i) that such Party is not subject personally to the jurisdiction of the above-named courts, (ii) that venue in any such court is improper, (iii) that such Party’s property is exempt or immune from attachment or execution, (iv) that any such Claim brought in one of the above-named courts should be dismissed on grounds of improper venue, (v) that such Claim should be transferred or removed to any court other than one of the above-named courts, (vi) that such Claim should be stayed by reason of the pendency of some other Claim in any other court other than one of the above-named courts, or (vii) that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence or prosecute any such Claim other than before one of the above-named courts.

12.6        Service of Process. Process in any Claim referred to in Section 12.5 may be served on any Party anywhere in the world. Each of the Parties hereby (i) consents to service of process in any Claim involving any of the Parties hereto arising in whole or in part under or in connection with this Agreement, any of the other Transaction Documents, the Contemplated Transactions or the negotiation, terms, or performance hereof or thereof, in any manner permitted by New York law, (ii) agrees that service of process made in accordance with clause (i) or made by overnight delivery by United Parcel Service, Fed Ex, or similar overnight courier service which provides evidence of delivery at its, his, or her address specified pursuant to Section 12.3 shall constitute good and valid service of process in any such Claim, and (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such Claim any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

12.7        Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A CLAIM, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.7.

12.8        Further Assurances. Each Party agrees (a) to make available upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.9        Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative and are not in lieu of any other remedies available at Law, in equity, or otherwise. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. No waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.10      Entire Agreement; Amendment. This Agreement (including the Exhibits and Schedules, which are incorporated herein by reference and made a part hereof) supersedes all prior and contemporaneous agreements between the Parties with respect to its subject matter (including the Non-Binding Letter of Intent dated March 1, 2018, which shall be of no further force and effect from and after the execution hereof) and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter; provided, however, that this Agreement shall be without prejudice to the independent effectiveness and enforceability of each other Transaction Document. This Agreement may not be amended except by a written agreement executed by and among the Parties.

12.11      Beneficiaries; Assignment; No Third-Party Rights. This Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. No Party may assign any of its rights under this Agreement without the prior written consent of the other Parties, which consent may be withheld in the other Parties’ sole discretion, except that Buyer may assign any of its rights under this Agreement to (a) any Affiliate, (b) any party succeeding to its business, whether by asset sale, equity sale, merger, consolidation, or otherwise, and (c) any debt financing source or other Person providing debt financing as collateral security. Any purported assignment in violation of this Section 12.11 shall be null and void. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except for (i) any Securityholder Indemnified Person or Buyer Indemnified Person, each of whom shall have the rights set forth in Article 9, and (ii) the Persons identified in Section 5.3. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

12.12      Severability. If, after giving effect to Section 11.2, any term or provision of this Agreement is still held to be invalid or unenforceable by a Governmental Authority, such term or provision shall be deemed to be severed from this Agreement, and the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held to be invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

12.13      Schedules. Each Schedule is qualified in its entirety by reference to specific provisions of the Agreement and does not constitute, and shall not be construed as constituting, representations, warranties or covenants of the Company, Merger Sub or Buyer, except as and to the extent provided in this Agreement. Notwithstanding the fact that the Schedules are arranged by sections corresponding to the sections in this Agreement or that a particular section of this Agreement makes reference to a specific section of the Schedules or that a particular representation and warranty may not make a reference to the Schedules, any item of disclosure in the Schedules shall be deemed disclosed for a particular representation, warranty or schedule to the extent its relevance to such representation, warranty or schedule is readily apparent on its face. The inclusion of information in the Schedules shall not be construed as an admission that such information is material to any Company or any of the Subsidiaries. In addition, matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Neither the specifications of any dollar amount in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Schedules is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Schedule is or is not material for purposes of this Agreement. Further, neither the specification of any item or matter in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Schedules is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of setting forth or the inclusion of any such items or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Schedules is or is not in the ordinary course of business for purposes of this Agreement.

12.14      Section Headings; Construction. The table of contents and headings contained in this Agreement are for reference purposes only and shall not be construed in the interpretation of this Agreement. In this Agreement, unless expressly stated otherwise (a) the singular includes the plural and vice versa, unless the context clearly requires otherwise; (b)  reference to a gender includes the other gender and the neuter case, unless the context clearly requires otherwise; (c) reference to any agreement, document, or instrument means such agreement, document, or instrument as amended modified, or amended and restated and in effect from time to time in accordance with its terms; (d) reference to any Law means that Law as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such Law; (e) reference to any section or other provision of any Law means that provision of such Law as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit, or Schedule, unless the context requires otherwise; (g) whenever any of the words “include,” “includes,” “including,” and their correlates are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (h) “or” is used in the inclusive sense of “and/or”, unless the context clearly requires otherwise; (i) when a reference is made in this Agreement to Articles, Sections, Exhibits, or Schedules, such reference shall be to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise expressly indicated; (j) whenever this Agreement requires a Party to take an action, unless otherwise expressly provided herein, such requirement shall be deemed to constitute an undertaking by such Party to use commercially reasonable efforts to effect such action; (k) whenever this Agreement indicates that the Company has “made available” any document or information to Buyer, such statement shall be deemed to be a statement that such document or information was (A) delivered to Buyer in written form or (B) made available by the Company to Buyer or its Representatives for review and copying in a “data room”; (l) for all purposes of this Agreement, unless the context clearly requires otherwise, any accounting term not specifically defined in this Agreement shall have the meaning given to it, and all accounting determinations shall be made, in accordance with GAAP, and (m) if any date provided for the performance of any action or the delivery of any notice, consent, contract, document, statement, or other instrument hereunder is a date that is not a Business Day, such date shall be deemed to be the next Business Day. This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party as having been drafted by it shall not apply to any construction or interpretation of this Agreement.

12.15      Counterparts. This Agreement may be executed in one or more counterparts (including in ink, by facsimile, or by PDF), each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

12.16      Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney Client Privilege.

(a)          Buyer, on behalf of itself and its Affiliates (including the Company and the Subsidiaries after the Closing) (Buyer and all such other Persons, the “Buyer Group”) hereby waives any claim that Metz Lewis Brodman Must O’Keefe LLC and any other legal counsel currently representing the Company or any Subsidiary (each, a “Prior Company Counsel”) in connection with this Agreement, the negotiation thereof or its subject matter or the Contemplated Transactions (“Pre-Closing Representation”) has or will have a conflict of interest or is otherwise prohibited from representing the Shareholders or any of their officers, directors, members, managers or Affiliates (“Designated Persons”) in any dispute with any member of the Buyer Group or any other matter relating to this Agreement, the negotiation thereof or its subject matter or the Contemplated Transactions, in each case, after the Closing Date (“Post-Closing Representation”), even though the interests of one or more of the Designated Persons in such dispute or other matter may be directly adverse to the interests of one or more members of the Buyer Group and even though Prior Company Counsel may have represented the Company or one or more of the Subsidiaries in a matter substantially related to such dispute or other matter and may be handling ongoing matters for one or more members of the Buyer Group.

(b)          Buyer, on behalf of the Buyer Group, hereby covenants and agrees, that, as to all communications between any Prior Company Counsel, on the one hand, and any Designated Person, the Company or any Subsidiary (with respect to the Company or any Subsidiary, solely prior to the Closing), on the other hand, that relate in any way to the Pre-Closing Representation, the attorney-client privilege and the expectation of client confidence belong to and shall be controlled by the Shareholders or the applicable Designated Person, and shall not pass to or be claimed by any member of the Buyer Group. Nonetheless, no member of the Buyer Group may use or rely on any communication described in the immediately preceding sentence in any Claim against or involving any of the Designated Persons. Buyer, on behalf of the Buyer Group, hereby irrevocably waives and agrees not to assert, any attorney-client privilege or confidentiality obligation with respect to any communication between any Prior Company Counsel, on the one hand, and any Designated Person, on the other hand, occurring during the Pre-Closing Representation in connection with any Post-Closing Representation. Notwithstanding the foregoing, if, after the Closing, a dispute arises between Buyer or one or more of its Affiliates, on the one hand, and a third party other than (and unaffiliated with) any Designated Person, on the other hand, then Buyer or such Affiliate (to the extent applicable) may assert the attorney-client privilege to prevent disclosure to such third party of confidential communications by Prior Company Counsel; provided, however, that neither Buyer nor any of its Affiliates may waive such privilege without the prior written consent of the Shareholders’ Representative. Buyer acknowledges that it has had adequate opportunity to consult with counsel of its choosing, and has consulted with such counsel, in connection with its decision to agree to the terms of this Section 12.16(b).

(c)          After the Closing, the Company and the Subsidiaries will each cease to have any attorney-client relationship with the Prior Company Counsel, unless and to the extent that such Prior Company Counsel is expressly engaged in writing by the Company or any Subsidiary to represent it. Any such representation of the Company or the Subsidiaries by Prior Company Counsel after the Closing will not affect the foregoing provisions hereof.

12.17       Guarantee. EXL Holdings hereby absolutely, irrevocably and unconditionally guarantees to the Company and the Shareholders’ Representative the due and punctual performance by Buyer of all of Buyer’s obligations and liabilities under or in respect of this Agreement, including all of Buyer’s payment obligations hereunder and any obligations or liabilities of Buyer arising from any breach of this Agreement. EXL Holdings’ liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the terms and conditions of this Agreement that may be agreed to by the other parties hereto in accordance with the terms of this Agreement provided that in no event shall EXL Holdings’ obligations or liabilities hereunder exceed those of Buyer.

13.          DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified or referred to below:

“Acquisition Proposal” means any inquiry, proposal, or offer from any Person (other than Buyer or any of its Affiliates) concerning (a) a merger, consolidation, liquidation, recapitalization, share or other equity interest exchange, joint venture, or other business combination transaction involving the Company or any of its Subsidiaries; (b) the issuance or acquisition of shares of capital stock or other equity securities of the Company or any of its Subsidiaries; or (c) the sale, lease, exchange, or other disposition of any material Company Asset or any Leased Real Property outside of the Ordinary Course of Business.

“Affiliate” means, with respect to any specified Person, any other Person Controlling, Controlled by, or under common Control with such specified Person.

“Aggregate Closing Option Consideration” means the Closing Option Consideration that is payable under this Agreement with respect to all Options that are outstanding immediately prior to the Effective Time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Audited Year-End Financials” has the meaning set forth in Section 2.4(a)(i).

“Books and Records” means books of account; minutes; general, financial, warranty and shipping records; invoices; vendor and supplier lists; customer lists; correspondence; maintenance, operating and production records; advertising and promotional materials; credit records of customers; and all other documents, records and files, books and records relating to Company Intellectual Property, and all employee and personnel records in each case related to the Company, the Subsidiaries, or the Business.

“Business” means the business conducted by the Company and the Subsidiaries on the Closing Date consisting of products and services for reimbursement optimization, care optimization, risk adjustment, and commercial effectiveness.

“Business Day” means any day other than (a) a Saturday or Sunday, or (b) any other day on which banks in Pittsburgh, Pennsylvania or New York, New York, are closed.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization and Good Standing), Section 3.2 (Authorization; No Conflict; Consents) and Section 3.5 (Brokers and Finders).

“Buyer Group” has the meaning set forth in Section 12.16(a).

“Buyer Indemnified Person” has the meaning set forth in Section 9.2(a).

“Buyer Prepared Tax Returns” has the meaning set forth in Section 10.2.

“Buyer’s Closing Documents” has the meaning set forth in Section 3.2(a).

“Cash” means, with respect to the Company and its Subsidiaries, as of the Closing, all cash, cash equivalents and marketable securities held by the Company and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP. For purposes of determining the Closing Merger Consideration hereunder, “Cash” shall (1) be reduced by (a) the amount of checks or drafts issued by the Company or its Subsidiaries but not yet cashed or cleared and (b) 20.3576% of the amount of any cash, cash equivalents and marketable securities held by the Company or its Subsidiaries in India and (2) not include the amount of lease, security and gratuity deposits to the extent such amounts would otherwise be included in “Cash”.

“Cayman Companies Law” means the Companies Law (2018 Revision) of the Cayman Islands.

“Certificate” has the meaning set forth in Section 1.6(a).

“Claim” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, whether civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity, including any Third-Party Claim.

“Claimant” has the meaning set forth in Section 9.2(d).

“Closing” has the meaning set forth in Section 1.5.

“Closing Date” means the date and time as of which the Closing actually takes place.

“Closing Merger Consideration” means (i) the Merger Consideration plus (ii) Estimated Cash; minus (iii) Estimated Closing Indebtedness; minus (iv) Estimated Closing Company Expenses; plus (v) the amount, if any, by which the Estimated Closing Net Working Capital exceeds the Net Working Capital Target; minus (vi) the amount, if any, by which the Estimated Closing Net Working Capital is less than the Net Working Capital Target; minus (vii) the R&D Adjustment (if any); minus (viii) the Indemnity Escrow Amount; minus (ix) the Special Indemnity Escrow Amount; minus (x) the Working Capital Escrow Amount; minus (xi) the Shareholders’ Representative Fund Amount.

“Closing Option Consideration” has the meaning set forth in Section 1.6(d).

“Closing Per Share Merger Consideration” means the quotient obtained by dividing (i) the sum of the Remaining Closing Merger Consideration and the aggregate exercise price of the then outstanding Options by (ii) the sum of the total number of Shares (other than Series C-1 Preference Shares) outstanding as of the Closing on a fully-diluted basis, including all Shares underlying the Options being cancelled in the Option Cancellation and all Excluded Shares.

“Code” means the Internal Revenue Code of 1986, as amended, and all Treasury Regulations.

“Common Stock” means the ordinary shares of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Assets” means all of the property of the Company and the Subsidiaries, of every kind or nature, whether tangible or intangible, choate or inchoate.

“Company Contract” means any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is otherwise bound.

“Company Expenses” means expenses of the Company, and the Subsidiaries, in the aggregate, incurred in connection with the Contemplated Transactions, including any legal, accounting, consulting, advisory and broker fees, and any bonuses, fees, costs and expenses, or other compensation payable by the Company, or any Subsidiary to any Representative or other Person in connection with, incident to, or as a result of the Contemplated Transactions, and the employer share of any payroll, social security, unemployment, or similar Taxes, attributable to the payment of any of the foregoing items in this definition. Without limiting the foregoing, Company Expenses shall also include, but are not limited to, (a) fifty percent (50%) of any filing fees under the HSR Act or any other antitrust Law, (b) all expenses (including lender counsel fees) for the repayment of the Indebtedness of the Company set forth on Schedule 1.8(a), (c) fifty percent (50%) of the Transfer Taxes incurred in connection with the Agreement and Contemplated Transactions (d) fifty percent (50%) of the costs and expenses of the Escrow Agent, if any, (e) any costs or expenses of the Company or its Subsidiaries in connection with obtaining consents of Governmental Authorities or third parties to the consummation of the Contemplated Transactions, (f) fifty percent (50%) of the costs, expenses and premiums of the “tail” directors’ and officers’ insurance policies pursuant to Section 5.3(b), and (g) all premiums, underwriting and due diligence fees for the R&W Insurance Policy.

“Company Fundamental Representations” means the representations and warranties set forth in Section 2.1 (Organization and Good Standing), Section 2.2(a) (Authority), clause (i) of Section 2.2(b) (No Conflicts), Section 2.3 (Capitalization; Title to Shares; Subsidiaries) and Section 2.26 (Brokers or Finders).

“Company Intellectual Property” means all Intellectual Property that is owned or held for use by the Company or any Subsidiary.

“Company Memorandum of Association” means the Eighth Amended and Restated Memorandum and Articles of Association of the Company, adopted on November 26, 2016.

“Company Prepared Tax Return” has the meaning set forth in Section 10.2.

“Company Shareholder Approval” means the resolution approving this Agreement, the Plan of Merger, the consummation of the Merger and the other Contemplated Transactions hereunder and thereunder, as approved in accordance with the terms of the Company Memorandum of Association by (a) at least 85% of the votes attaching to the Shares; and (b) at least 85% of the votes attaching to each of the Series A Preference Shares; the Series B-1 Preference Shares; the Series B-2 Preference Shares; the Series C Preference Shares; the Series C-1 Preference Shares; and the Series D Preference Shares voting individually and as a single class, in each case present at the Company Shareholders Meeting (in person or by proxy).

“Company Shareholders Meeting” means an extraordinary general meeting of the shareholders of the Company to be held pursuant to the Cayman Companies Law to consider the approval and authorization of this Agreement, the Plan of Merger and the consummation of the Merger and the other Contemplated Transaction hereunder and thereunder.

“Company’s Closing Documents” has the meaning set forth in Section 2.2(a).

“Consent” means any approval, consent, ratification, waiver, or other authorization of or from any Person.

“Contemplated Transactions” means the Merger and all other transactions contemplated by this Agreement and the other Transaction Documents.

“Contract” means any agreement, contract, obligation, promise, arrangement, commitment, understanding, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Contractor Representations” has the meaning set forth in Section 9.1.

“Control” (including the terms “controlling,” “controlled by,” and “under common control with”) means (a) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through equity ownership, by contract or otherwise or (b) the direct or indirect ownership by one Person of fifty percent (50%) or more of the outstanding voting securities of the second Person.

“Damages” has the meaning set forth in Section 9.2(a).

“Defense Notice” has the meaning set forth in Section 9.3(c).

“Departing Founders” means Tom Peterson, Lori Heidrick and Dave Heidrick.

“Designated Persons” has the meaning set forth in Section 12.16(a).

“Disputed Amounts” has the meaning set forth in Section 1.8(c)(iv)(A).

“Dissenting Shareholder” has the meaning set forth in this Article 13.

“Dissenting Shares” has the meaning set forth in this Article 13.

“Effective Time” has the meaning set forth in Section 1.2.

“Employee Benefit Plan” means any benefit plan, program, Contract, or arrangement (whether for the benefit of current or former employees, consultants, officers, directors, or independent contractors of the Company or any Subsidiary), whether or not reduced to writing, including any employee benefit plan (as defined in § 3(3) of ERISA) and any and all plans, programs, Contracts, or arrangements with respect to pension, retirement, profit sharing, deferred compensation, thrift, savings, stock ownership, stock bonus, restricted stock, phantom stock, profits interests, health, dental, medical, life, hospitalization, disability, relocation, child care, educational assistance, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance, cafeteria, pre-tax premium, flexible spending or other contribution, benefit or payment of any kind that the Company or any Subsidiary has adopted or maintained, with respect to which the Company or any Subsidiary has or may have any Liability or is a fiduciary or under which the Company or any Subsidiary has any present or future obligation to contribute or make payment or under which any current or former employee, consultant, independent contractor, officer, manager, or director of the Company or any Subsidiary (and/or any dependent or beneficiary thereof) is covered or entitled to benefits for which the Company or any Subsidiary could be held liable.

“Encumbrance” means any charge, claim, community property or other marital interest, judgment, condition, equitable interest, mortgage, right of way, easement, encroachment, lien, option, pledge, license, security interest, preemptive right, right of first offer or refusal, restriction or encumbrance of any kind or nature.

“Entity” means any company, corporation, partnership, limited liability company, trust, joint venture, estate, association, labor union, organization, or other form of entity or organization including any Governmental Authority.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Law” means any Law that requires or relates to the protection of health and the Environment, worker health and safety, and/or governing the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use of Hazardous Materials, whether now existing or subsequently amended or enacted.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor Laws, and regulations and rules issued pursuant to that Act or any successor Laws.

“Escrow Account” means the escrow account established with the Escrow Agent pursuant to the Escrow Agreement.

“Escrow Agent” means JPMorgan Chase Bank, N.A.

“Escrow Agreement” has the meaning set forth in Section 1.9(a)(ii).

“Escrow Amount” means the Working Capital Escrow Amount, the Indemnity Escrow Amount and the Special Indemnity Escrow Amount.

“Estimated Cash” has the meaning set forth in Section 1.8(c)(i).

“Estimated Closing Company Expenses” has the meaning set forth in Section 1.8(c)(i).

“Estimated Closing Indebtedness” has the meaning set forth in Section 1.8(c)(i).

“Estimated Closing Net Working Capital” has the meaning set forth in Section 1.8(c)(i).

“Estimated Closing Net Working Capital Statement” has the meaning set forth in Section 1.8(c)(i).

“Excluded Shares” shall mean any Shares (a) held by any Subsidiary of the Company, (b) held by Buyer, Merger Sub or any of their respective Affiliates (including any Rollover Shares) or (c) owned by holders of Shares who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to Section 238 of the Cayman Companies Law (the “Dissenting Shares,” and holders of the Dissenting Shares, the “Dissenting Shareholders”).

“Excluded Shares Closing Merger Consideration” means the Closing Per Share Merger Consideration that would be payable with respect to the Excluded Shares if they had not been Excluded Shares.

“Exercise Price” means the applicable exercise price payable to the Company by an Optionholder upon the exercise of each Option to purchase one share of Common Stock pursuant to an Option Agreement.

“Exhibit” means any exhibit attached to this Agreement.

“Facilities” means any real property, leaseholds, or other interests in real property currently occupied, used, leased or operated by the Company or any Subsidiary and any buildings, plants, structures, or equipment currently or formerly owned or operated by the Company or any Subsidiary.

“Final Closing Cash” has the meaning set forth in Section 1.8(c)(i).

“Final Closing Indebtedness” has the meaning set forth in Section 1.8(c)(ii).

“Final Closing Net Working Capital” has the meaning set forth in Section 1.8(c)(ii).

“Final Closing Net Working Capital Statement” has the meaning set forth in Section 1.8(c)(ii).

“Final Closing Company Expenses” has the meaning set forth in Section 1.8(c)(ii).

“Financials” has the meaning set forth in Section 2.4(a)(iii).

“GAAP” means generally accepted accounting principles in the United States as in effect at the relevant time, applied on a consistent basis.

“Government Contract” means any bid, quotation, proposal, Contract, work authorization, lease, commitment or sale or purchase order of the Company or any of its Subsidiaries with any Governmental Authority, including all Contracts and work authorizations to supply goods and services to any Governmental Authority.

“Governmental Authority” means any federal, state, local, municipal, foreign, or other government; or any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity, and any court or other tribunal) exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Group” means, for purposes of ERISA and the Code as related to any Employee Benefit Plan, the Company and any Entity which, together with the Company, is a “trade or business under common control” or constitutes a member of the Company’s “controlled group” or “affiliated service group” within the meaning of §§ 4001(a)(14) and/or 4001(b) of ERISA and/or §§ 414(b), (c), (m) or (o) of the Code.

“Hazardous Materials” means any material, substance, or other thing that is listed, defined, designated, classified, or regulated as hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, silica, and asbestos or asbestos-containing or silica-containing materials.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191, and all amendments thereto, including the Health Information Technology for Economic and Clinical Health Act, part of the American Recovery and Reinvestment Act of 2009, and all regulations promulgated thereunder (including the Standards for Privacy of Individually Identifiable Health Information, 45 CFR Parts 160 and 164, Subparts A and E, the Security Standards for the Protection of Electronic Protected Health Information, 45 CFR Parts 160 and 164, Subparts A and C, the Standards for Electronic Transactions and Code Sets, 45 CFR Parts 160 and 162, and the Breach Notification for Unsecured Protected Health Information Rules, 45 CFR Parts 164, Subpart D).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any specified Person, any Liabilities (contingent or otherwise) relating to (a) indebtedness, including principal, interest and any prepayment penalties, expenses, breakage costs, or fees thereon, created, issued, or incurred by such Person for borrowed money (whether or not evidenced by loan, note, bond, debenture, security or the issuance and sale of debt securities or the sale of property to another Person subject to a Contract); (b) reimbursement obligations and obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, surety bonds, and performance bonds, whether or not matured; (c) obligations with respect to any Contracts designed to hedge or alter the risks of any Person arising from fluctuations in interest rates, currency values, or commodity prices; (d) indebtedness secured by a lien on the property of such Person, whether or not the respective indebtedness so secured is a primary obligation of, or has been assumed by, such Person; (e) capital lease obligations, determined in accordance with GAAP, of such Person; (f) any accrued but unpaid federal and state income Taxes; (g) all outstanding payment obligations for the deferred purchase price of property, goods or services (including earn-outs), (h) liabilities in respect of earned but unpaid bonuses, severance, change of control payments, the unfunded portion of defined benefit plans, unfunded vested benefits, unfunded compensated leave or leave encashment, unfunded gratuity liabilities or other deferred compensation; (i) any Liabilities of the Company or any of its Subsidiaries in connection with the implementation of Section 4.7; and (j) indebtedness of others guaranteed by such Person (including guarantees in the form of an agreement to repurchase or reimburse, letters of credit and guarantees by the Company or any Subsidiary of performance obligations of another Person), in each case above, inclusive of principal, interest, premium, penalties, breakage costs or fees thereon. “Indebtedness” shall not include (i) trade accounts payable and other current liabilities arising in the Ordinary Course of Business included in the Final Closing Net Working Capital Statement, and (ii) the Company Expenses.

“Indemnification Threshold Amount” has the meaning set forth in Section 9.2(h)(i).

“Indemnifying Party” has the meaning set forth in Section 9.3(b).

“Indemnity Escrow Amount” means $1,200,000.

“Independent Accountant” has the meaning set forth in Section 1.8(c)(iv)(A).

“Individual” means a natural person.

“Information Policies and Procedures” has the meaning set forth in Section 2.23(e).

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests, and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world or otherwise, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights, and other similar designations of source, sponsorship, association, or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein (the “Trade Secrets”); (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions, and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases, and other related specifications and documentation.

“Interim Financials” has the meaning set forth in Section 2.4(a)(iii).

“Interim Financials Date” has the meaning set forth in Section 2.4(a)(iii).

“IRS” means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“ISA” has the meaning set forth in Section 2.22.

“IT Assets” has the meaning set forth in Section 2.23(f).

“Knowledge of the Company” (and similar phrases) means, collectively, the actual knowledge of any of Alagiasundaram Namasivayam, Jacob Kallupurackal, Krishna Kottapalli, Rose Higgins, Karthikeyan Krishnaswamy and Nayfe S. Faillace or the knowledge that any such individual could reasonably be expected to have after reasonable inquiry of the individuals at the Company or its Subsidiaries who have responsibility for a specified matter in the course of performing services for the Company.

“Knowledge of Buyer and Merger Sub” (and similar phrases) means the actual knowledge at such time of Buyer’s executive officers and the members of its board of managers.

“Law” means any federal, state, local, municipal, foreign, international, or multinational Order, constitution, law, Indian exchange control laws, ordinance, regulation, statute, treaty, or other requirement, including any interpretation or guidance thereof by any Governmental Authority including any guidance, directives, rules, or regulations thereunder promulgated by the Department of Health and Human Services or any applicable state agency. The term “Law” shall also include all “Healthcare Laws,” which shall include all Laws relating to: (i) the licensure, certification, qualification or authority to transact business in connection with the provision of, payment for, or arrangement of, health care services, health benefits or health insurance, including Laws that regulate (i) providers, managed care plans including Medicare Advantage plans, third-party payors and Persons bearing the financial risk for, or providing administrative or other functions in connection with, the provision of, payment for or arrangement of health care services and, including all Laws relating to Health Care Programs pursuant to which the Company, or any regulated Subsidiary, as applicable, is required to be licensed or authorized to transact business; health care or insurance fraud or abuse, including the solicitation or acceptance of improper incentives involving persons operating in the health care industry, patient referrals or provider incentives generally, including the following statutes: the Federal Anti-kickback Statute (42 U.S.C. § 1320a-7b), the Stark laws (42 U.S.C. § 1395nn), the Federal Civil False Claims Act (31 U.S.C. §§ 3729, et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.) and the Federal Health Care Fraud Law (18 U.S.C. § 1347); (iii) the provision of administrative, management or other services related to any Health Care Programs, including the administration of health care claims or benefits or processing or payment for health care services, treatment or supplies furnished by providers, including the provision of the services of third party administrators, utilization review agents and Persons performing quality assurance, credentialing or coordination of benefits; (iv) the licensure, certification, qualification or authority to transact business in connection with the provision of, or payment for, pharmacy services, along with the requirements of the U.S. Drug Enforcement Administration in connection therewith; (v) the Consolidated Omnibus Budget Reconciliation Act of 1985; (vi) ERISA; (vii) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; (viii) the Medicare Improvements for Patients and Providers Act of 2008; (ix) privacy, security, integrity, accuracy, transmission, storage or other protection of information about or belonging to actual or prospective participants in the Company’s Health Care Programs or other lines of business, including the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5), including any other Laws relating to medical information; and (x) the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152).

“Leased Real Property” has the meaning set forth in Section 2.6(b).

“Lessor”/”Lessors” has the meaning set forth in Section 2.6(b)(i).

“Letter of Transmittal” has the meaning set forth in Section 1.7(b).

“Liabilities” means, with respect to any Person, any and all liabilities, obligations, or responsibilities of such Person of any kind or nature, including those related to Indebtedness and those arising under any Law, any Contract or otherwise, whether known or unknown, accrued or unaccrued, absolute or contingent, liquidated or unliquidated and whether or not disclosed on the Schedules to this Agreement and regardless of when and by whom asserted.

“Material Adverse Effect” means, with respect to the Company and the Subsidiaries, any effect that, individually or in the aggregate, is, or could be reasonably expected to become, both material and adverse to the Business, Company Assets, Leased Real Property, or the condition (financial or otherwise) or results of operation, of the Company and the Subsidiaries, provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking, or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities, or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation, or interpretation thereof; (vii) the announcement, pendency, or completion of the Contemplated Transactions, including losses or threatened losses of employees, customers, suppliers, distributors, or others having relationships with the Company and the Business; (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Business to meet any internal or published projections, forecasts, or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, further that, notwithstanding the above, effects set forth in clauses (i), (ii), (iii), or (iv) may be taken into account in determining whether there has been, could or would be a Material Adverse Effect to the extent such effects materially and disproportionately adversely affect the Company and its Subsidiaries, taken as whole, in relation to other Persons in the principal industries in which the Company and its Subsidiaries operate.

“Material Contracts” has the meaning set forth in Section 2.16(a).

“Material Customer” has the meaning set forth in Section 2.25.

“Memorandum of Association” has the meaning set forth in Section 1.3.

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” means an amount equal to $240,232,882.

“Merger Sub” has the meaning set forth in the recitals.

“Most Recent Year-End Financials” has the meaning set forth in Section 2.4(a)(ii).

“Most Recent Year-End Financials Date” means December 31, 2017.

“Net Adjustment Amount” means an amount, which may be a positive or negative number, equal to the difference between the Closing Merger Consideration determined using (i) Estimated Closing Cash, Estimated Closing Indebtedness, Estimated Closing Company Expenses and Estimated Closing Net Working Capital and (ii) Final Closing Cash, Final Closing Indebtedness, Final Closing Company Expenses and Final Closing Net Working Capital (in lieu of the references to Estimated Closing Cash, Estimated Closing Indebtedness, Estimated Closing Company Expenses and Estimated Closing Net Working Capital in the definition of Closing Merger Consideration).

“Net Working Capital” means (i) all current assets (excluding Cash (except Cash offset from subrogation liability) and income Tax assets) of the Company and the Subsidiaries as of the close of business on the Closing Date (but before taking into account the consummation of the Contemplated Transactions), minus (ii) all current liabilities (excluding any items constituting Indebtedness, Company Expenses and Income Tax Liabilities) of the Company and the Subsidiaries as of the close of business on the Closing Date (but before taking into account the consummation of the Contemplated Transactions), provided that the retractions liability is a fixed amount of $2,250,000; and minus (iii) the uncollected amount of the unbilled revenue or accounts receivable pertaining to XL Health as of the close of business on the Closing Date (the “Specified XL Health Receivables”), in each of clauses (i)-(iii) above, calculated in accordance with GAAP and as determined by including only those specific line items set forth in the Sample Working Capital attached hereto as Exhibit E.

“Net Working Capital Target” means $14,050,000.

“Objections Statement” has the meaning set forth in Section 1.8(c)(iii)(B).

“OFAC” has the meaning set forth in Section 2.22.

“Open Source Software” means all software or other material that is distributed as “free software,” “open source software” or under similar licensing or distribution terms (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License).

“Option Agreements” means each of those certain Plan Stock Option Agreements between the Company and each of the Optionholders listed on Schedule 2.3(a) attached hereto, setting forth the terms of the Optionholder’s right to purchase Common Stock, including the Exercise Price thereof.

“Option Cancellation” shall mean the cancellation and payment of the Options pursuant to the terms of Section 1.6(d) hereof.

“Optionholder” has the meaning set forth in Section 1.6(d).

“Options” has the meaning set forth in Section 1.6(d).

“Other Privacy Laws” means any laws concerning the privacy or security of sensitive personal information / data, personal information, excluding HIPAA, and including state health information privacy and security laws, state data breach notification laws, and state consumer protection laws.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

“Ordinary Course of Business” means the ordinary course of business of the Company and the Subsidiaries consistent with past custom and practice.

“Organizational Documents” means, to the extent applicable, (a) the memorandum and articles of association and/or certificate of incorporation, bylaws, and any stockholders’ agreement of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate or articles of organization or formation and the operating agreement of a limited liability company; (e) any other charter or similar document adopted or filed in connection with the creation, formation, or organization of an Entity; (f) the trust agreement or any similar governing document for any trust; and (g) any amendment to any of the foregoing, in each case including all amendments thereto.

“Parties” means the parties to this Agreement and “Party” means any party to this Agreement, in each case including Shareholders’ Representative on behalf of all Securityholders, and solely for purposes of Section 12.17, EXL Holdings.

“Paying Agent” has the meaning set forth in Section 1.7(a).

“Pending Contracts” means the contracts currently under negotiation with (i) United Healthcare for optimization reimbursement solution – commercial and medicare business lines and (ii) Optum Rx for optimization reimbursement solution – pharmacy waste and abuse analytics.

“Permits” means licenses, permits, certificates, approvals, authorizations, Consents, waivers or Orders issued, granted, given or otherwise made available by or under the authority of, or filed with, any Governmental Authority or other Person or obtained / issued under applicable Law.

“Permitted Encumbrances” means, with respect to the Company Assets, (a) Encumbrances for Taxes and assessments that are not yet due or are being contested in good faith and for which adequate reserves have been established and reflected in the Interim Financials in accordance with GAAP; and (b) easements, rights of way, zoning ordinances, and other similar encumbrances affecting Leased Real Property that shall not interfere with the use of, ingress to, egress from, or functionality of the Leased Real Property.

“Person” means any Individual or Entity, including any Governmental Authority.

“PII” has the meaning set forth in Section 2.23(a).

“Plan” has the meaning set forth in Section 4.7.

“Post-Closing Covenants” has the meaning set forth in Section 9.1.

“Plan of Merger” has the meaning set forth in Section 1.2.

“Post-Closing Representation” has the meaning set forth in Section 12.16(a).

“Post-Closing Tax Period” means any Tax period ending after the Closing Date, including the portion of any Straddle Period beginning on the date after the Closing Date.

“Pre-Closing Covenants” has the meaning set forth in Section 9.1.

“Pre-Closing Representation” has the meaning set forth in Section 12.16(a).

“Pre-Closing Taxes” means (i) all Taxes of the Company and the Subsidiaries arising out of, related to, or due in connection with (a) any Pre-Closing Tax Period, or (b) the portion of the Straddle Period ending on and including the Closing Date, (ii) all Taxes of Securityholders or the Company and the Subsidiaries arising out of or resulting from the Contemplated Transactions (including for the avoidance of doubt, any Tax arising as a result of the direct or indirect disposition of SCIOinspire Consulting Services (India) Pvt. Ltd.), (iii) all Taxes arising in any Post-Closing Tax Period attributable to the inclusion of any item of income or exclusion of any item of deduction solely resulting from any breach of or inaccuracy in the representation made in Section 2.8(d)(viii), (iv) one-half of all Transfer Taxes, (v) any and all liability for payment of amounts described in clauses (i) through (iv) of this definition, whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law, and (vi) any liability for the payment of amounts described in clauses (i) through (v) of this definition as a result of any Tax sharing, Tax indemnity, or Tax allocation agreement, or any other express or implied agreement to indemnify any other Person for Taxes.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date, and the portion of any Straddle Period up to and including the Closing Date.

“Preferred Stock” means the preference shares of the Company, which, for the avoidance of doubt, includes the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series C-1 Preference Shares and the Series D Preference Shares (each as defined in the Company Memorandum of Association).

“Prior Company Counsel” has the meaning set forth in Section 12.16(a).

“Pro Rata Percentage” means, with respect to a Securityholder, the quotient obtained by dividing (i) the number of Shares (other than Series C -1 Preference Shares), including all Shares underlying the Options being cancelled in the Option Cancellation, held by such Securityholder immediately prior to the Effective Time (in each case including Rollover Shares) by (ii) the sum of the total number of Shares (other than Series C-1 Preference Shares) outstanding immediately prior to the Effective Time on a fully-diluted basis, including all Shares underlying the Options being cancelled in the Option Cancellation (in each case including Rollover Shares).

“Programs” has the meaning set forth in Section 2.11(e).

“R&D Adjustment” means, if the R&D capitalization amount reflected in the 2017 Audited Financials is less than $3,500,000 (the “R&D Target”), (i) the difference between the R&D Target and the actual R&D capitalization amount reflected in the 2017 Audited Financials multiplied by (ii) twelve (12); provided, however, that in no event shall the R&D Adjustment exceed $10,000,000.

“R&W Insurance Policy” has the meaning set forth in Section 5.2.

“Real Property Leases” has the meaning set forth in Section 2.6(b).

“Register of Members” has the meaning set forth in Section 1.7(b)(ii).

“Registered Company Intellectual Property” means all Company Intellectual Property that is subject to any issuance registration, application, or other filing by, to, or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names, copyrights, issued and reissued patents, and pending applications for any of the foregoing.

“Registrar” has the meaning set forth in Section 1.2.

“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing of Hazardous Materials into the Environment, whether intentional or unintentional.

“Remaining Closing Merger Consideration” means (i) the Closing Merger Consideration minus (ii) the product of (A) the number of Series C-1 Preference Shares outstanding immediately prior to the Effective Time and (B) the Series C-1 Per Share Merger Consideration.

“Representative” means (a) with respect to a particular Entity, any director, manager, member, partner, officer, employee, agent, consultant, independent contractor, advisor, or other representative of such Entity, including legal counsel, accountants, and financial advisors and (b) with respect to a particular Individual, any employee, agent, consultant, advisor, or other representative of such Individual, including legal counsel, accountants and financial advisors.

“Resolution Period” has the meaning set forth in Section 1.8(c)(iii)(B).

“Review Period” has the meaning set forth in Section 1.8(c)(iii)(A).

“Rollover Shares” has the meaning set forth in the recitals.

“Schedule” means any schedule attached to this Agreement and any Supplement thereto.

“SDN List” has the meaning set forth in Section 2.22.

“Section 280G” has the meaning set forth in Section 4.4(e).

“Section 280G Payments” has the meaning set forth in Section 4.4(e).

“Securities Act” means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Securityholders” means the Shareholders and Optionholders.

“Securityholder Indemnified Person” has the meaning set forth in Section 9.2(b).

“Series C-1 Per Share Merger Consideration” means $3.319965.

“Shareholders” has the meaning set forth in the recitals.

“Shareholders’ Representative” has the meaning set forth in the preamble to this Agreement.

“Shareholders’ Representative Fund Amount” means $150,000.

“Shareholders’ Representative Fund” has the meaning set forth in Section 1.10(h).

“Shares” means the issued and outstanding Common Stock and the Preferred Stock provided that for purposes of determining the number of Shares outstanding, Pro Rata Percentage or Closing Per Share Merger Consideration, “Shares” with respect to the Preferred Stock shall mean the shares of Common Stock into which such Preferred Stock is convertible.

“Special Indemnity Escrow Amount” means $1,500,000.

“Straddle Period” means a taxable period that begins on or before and ends after the Closing Date.

“Subsidiary” means, with respect to the Company, any Entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or Controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership, limited liability company, or other similar equity interests thereof is at the time owned or Controlled, directly or indirectly, by the Company or one or more Subsidiaries or a combination thereof. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, association, limited liability company, or other business entity if the Company is allocated a majority of partnership, association, limited liability company, or other business entity (other than a corporation) gains or losses or otherwise Control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company, or other business entity.

“Supplement” means any supplement to a Schedule.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” or “Taxes” means all income, gross receipts, franchise, excise, transfer, severance, value added, ad valorem, stamp duty, social security, unemployment, disability, stamp, sales, goods and services, use, wage, payroll, withholding, employer health, workers’ compensation, employment, occupation, business, escheat, abandoned or unclaimed property, real property and personal property taxes imposed, assessed or collected by or payable to any Governmental Authority; taxes measured by or imposed on capital or capital stock; levies, duties, customs, import, license, and legislation fees; any other taxes imposed, assessed, or collected by any Governmental Authority, of any kind whatsoever, including assessments in the nature of taxes; and including interest, penalties, fines, assessments, and deficiencies relating to any Tax or Taxes.

“Taxing Authorities” has the meaning set forth in Section 10.8.

“Tax Representations” has the meaning set forth in Section 9.1.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax, and any amendment thereof.

“Termination Date” has the meaning set forth in Section 8.1(d).

“Third-Party Claim” has the meaning set forth in Section 9.3(a).

“Trade Secrets” has the meaning set forth in this Article 13.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Plan of Merger, the Voting Agreements, and any other agreements, documents, certificates, or instruments to be executed and/or delivered in connection with the Contemplated Transactions, and all Schedules.

“Transaction Tax Deduction” means the aggregate amount, without duplication, of all fees, costs and expenses included in the definition of Company Expenses, which fees, costs and expenses are Tax deductible for income Tax purposes.

“Transfer Taxes” has the meaning set forth in Section 10.5.

“Treasury Regulations” means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time.

“Voting Agreements” has the meaning set forth in the recitals.

“WARN Act” means the Workers Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101-2109, as amended, and any similar state or local laws.

“Withholding Amounts” has the meaning set forth in Section 1.6(d).

“Working Capital Escrow Amount” means $1,500,000.

“XL Health Consideration” has the meaning set forth in Section 5.4.

“Year-End Financials” has the meaning set forth in Section 2.4(a)(ii).

“2017 Audited Financials” has the meaning set forth in Section 1.9(a)(x).

Any other capitalized terms used in this Agreement that are not defined to in this Article 13 have the meanings given to them elsewhere in this Agreement.

[SIGNATURE LINES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, each of the Parties has executed or caused this Agreement to be executed by its duly authorized officer or other authorized person, as of the date first above written.

BUYER:

ExlService.com, LLC

By:	/s/Rohit Kapoor
Name:	Rohit Kappor
Title:	Chief Executive Officer and Vice Chairman

MERGER SUB:

ExlService Cayman Merger Sub

By:	/s/Rohit Kapoor
Name:	Rohit Kappor
Title:	Chief Executive Officer and Vice Chairman

SHAREHOLDERS’ REPRESENTATIVE:

Angler Seller Representative LLC

By:	/s/Robert B. Schulz
Name:	Robert B. Schulz
Title:

COMPANY:

SCIOinspire Holdings Inc.

By:	/s/Siva Namasivayam
Name:	Siva Namasivayam
Title:	Chief Executive Officer

[Signature Page to Agreement of Merger]

EXL HOLDINGS (solely for purposes of Section 12.17)

EXLService Holdings, Inc.
By:	/s/Rohit Kapoor
Name:	Rohit Kappor
Title:	Chief Executive Officer and Vice Chairman

[Signature Page to Agreement of Merger]

Exhibit A

Voting Agreements

(see attached)

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of April 27, 2018, between the undersigned Shareholder (“Shareholder”) of SCIOinspire Holdings, Inc., an exempted company with limited liability validly existing in the Cayman Islands (the “Company”), and ExlService.com, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed those terms in the Merger Agreement (defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company, Buyer, ExlService Cayman Merger Sub, an exempted company with limited liability validly existing in the Cayman Islands (“Merger Sub”), and Angler Seller Representative LLC, as representative of the Shareholders of the Company (the “Shareholders’ Representative”) are entering into an Agreement of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company with the Company as the survivor pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Buyer has required that Shareholder execute and deliver this Agreement; and

WHEREAS, in order to induce Buyer to enter into the Merger Agreement, Shareholder is willing to make certain representations, warranties, covenants and agreements with respect to all issued and outstanding ordinary and preferred shares of capital stock of the Company (“Company Stock”) owned beneficially or of record by Shareholder and its Affiliates and set forth below Shareholder’s signature on the signature page hereto (the “Original Shares” and, together with any Options, securities underlying such Options and additional shares of Company Stock acquired by the Shareholder pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.             Representations of Shareholder. Shareholder represents and warrants to Buyer that:

(a)       (i) Shareholder owns beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (as amended, supplemented or otherwise modified from time to time, the “Exchange Act”) all of the Original Shares free and clear of all Liens, and (ii) except as set forth in this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Shareholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)       Shareholder does not beneficially own any shares of Company Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Stock or any security exercisable for or convertible into shares of Company Stock, set forth on the signature page of this Agreement (collectively, “Options”).

(c)       Shareholder has full corporate power and authority or legal capacity, as applicable, to enter into, execute and deliver this Agreement and to perform fully Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(d)       None of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof will conflict with, or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Shareholder or any of its Affiliates or to Shareholder’s or its Affiliates’ property or assets.

(e)       No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Shareholder is required in connection with the valid execution and delivery of this Agreement. If Shareholder is an individual, no consent of Shareholder’s spouse is necessary under any “community property” or other Laws in order for Shareholder to enter into and perform its obligations under this Agreement.

3.             Agreement to Vote Shares; Power of Attorney.

(a)       Shareholder agrees during the Term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or execute a written consent or consents if shareholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any annual general or special meeting of shareholders of the Company:  (i) in favor of the Merger and the Merger Agreement, at every meeting (or in connection with any action by written consent) of the shareholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against (1) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Shareholder under this Agreement and (2) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Buyer’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of securities of the Company (including any amendments to the Company Memorandum of Association).

(b)       Shareholder hereby appoints Siva Namasivayam as its attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Term of this Agreement with respect to the Shares in accordance with Section 3. This power of attorney is given to secure the performance of the duties of Shareholder under this Agreement. This power of attorney granted by Shareholder shall be irrevocable during the Term of this Agreement. The power of attorney granted by Shareholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Shareholder. The power of attorney granted hereunder shall terminate at the end of the Term.

4.            No Voting Trusts or Other Arrangement. Shareholder agrees that Shareholder will not, and will not permit any entity under Shareholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Buyer.

5.             Transfer and Encumbrance. Shareholder agrees that during the Term of this Agreement, Shareholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Shareholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Shareholder, if Shareholder is a natural Person, to any member of Shareholder’s immediate family, or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family, or upon the death of Shareholder, or, if Shareholder is an entity, to an Affiliate of Shareholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Buyer, to be bound by all of the terms of this Agreement.

6.            Additional Shares. Shareholder agrees that all shares of Company Stock that Shareholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

7.            Waiver of Appraisal and Dissenters’ Rights. Shareholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Shareholder may have by virtue of ownership of the Shares under applicable Laws or otherwise.

8.             Term. The term of this Agreement (the “Term”) shall begin on the date of this Agreement and shall end upon the earliest to occur of (i) the Effective Time and (ii) the date on which the Merger Agreement is terminated in accordance with its terms.

9.             No Agreement as Director or Officer. Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Shareholder holds such office), and nothing in this Agreement:  (a) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Shareholder from exercising Shareholder’s fiduciary duties as an officer or director to the Company or its shareholders.

10.           Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party's seeking or obtaining such equitable relief.

11.           Entire Agreement. This Agreement supersedes all prior and contemporaneous agreements between the parties hereto with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties hereto with respect to its subject matter; provided, however, that this Agreement shall be without prejudice to the independent effectiveness and enforceability of each other Transaction Document.

12.           Notices. Any notice, request, demand, waivers, or other communications given by any party under or relating to this Agreement (each a “notice”) shall be in writing, may be given by any party or their respective legal counsels, and shall be deemed to be duly given (a) when personally delivered, (b) upon delivery by United Parcel Service, Fed Ex, or similar overnight courier service which provides evidence of delivery, (c) when three (3) Business Days have elapsed after its transmittal by registered or certified mail, postage prepaid and return receipt requested, addressed to the party to whom directed at that party’s address as it appears below or another address of which that party has given notice, or (d) when sent by e-mail of a .pdf document (with confirmation of transmission) if sent on a Business Day during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; provided that, if such notice is delivered pursuant to clause (d), that party shall also deliver a copy of such notice via overnight courier service. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

If to Buyer or the Company, to the notice address set forth in the Merger Agreement.

If to Shareholder, to the address set forth on Shareholder’s signature page to this Agreement.

13.           Miscellaneous.

(a)       Governing Law. The negotiation, formation, termination, validity, enforceability, interpretation, and construction of this Agreement as well as any Claims regarding the Contemplated Transactions shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)       Venue. Any Claim seeking to enforce any provision of, or based on any right or claim arising out of or relating to, this Agreement shall be brought by or against any of the parties hereto solely and exclusively in any federal or state court located within the State of New York, and each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such Claim, and (ii) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such Claim, (A) that such party is not subject personally to the jurisdiction of the above-named courts, (B) that venue in any such court is improper, (C) that such party’s property is exempt or immune from attachment or execution, (D) that any such Claim brought in one of the above-named courts should be dismissed on grounds of improper venue, (E) that such Claim should be transferred or removed to any court other than one of the above-named courts, (F) that such Claim should be stayed by reason of the pendency of some other Claim in any other court other than one of the above-named courts, or (G) that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence or prosecute any such Claim other than before one of the above-named courts.

(c)       Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A CLAIM, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(c).

(d)       Severability. If any term or provision of this Agreement is still held to be invalid or unenforceable by a Governmental Authority, such term or provision shall be deemed to be severed from this Agreement, and the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held to be invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

(e)       Counterparts. This Agreement may be executed in one or more counterparts (including in ink, by facsimile, or by PDF), each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

(f)       Further Assurances. Each party hereto agrees (a) to make available upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other parties hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

(g)       Section Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)       Effectiveness. The obligations of Shareholder set forth in this Agreement shall not be effective or binding upon Shareholder until after such time as the Merger Agreement is executed and delivered by the Company, Buyer, the Shareholders’ Representative and Merger Sub.

(i)       Amendments and Waivers. This Agreement may not be amended except by a written agreement executed by and among the parties hereto. The rights and remedies of the parties to this Agreement are cumulative and not alternative and are not in lieu of any other remedies available at Law, in equity, or otherwise. Neither the failure nor any delay by any party hereto in exercising any right, power, or privilege under this Agreement or any documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. No waiver that may be given by a party hereto shall be applicable except in the specific instance for which it is given; and no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(j)       This Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties to this Agreement. Shareholder may not assign any of its rights under this Agreement without the prior written consent of the Company and Buyer, which consent may be withheld in the other parties’ sole discretion. Any purported assignment in violation of this Section 13(j) shall be null and void. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

[FOR ENTITY SHAREHOLDERS1]	[FOR INDIVIDUAL SHAREHOLDERS]

SHAREHOLDER:	SHAREHOLDER:

[NAME]

By:
Name:	[NAME]
Title:

Original Shares:	Original Shares:
Number of Options:	Number of Options:

Address:	Address:

COMPANY:

SCIOINSPIRE HOLDINGS, INC.

By:
Name:
Title:

BUYER:

EXLSERVICE.COM, LLC

By:
Name:
Title:

1 Note to Draft: This Agreement is expected to be executed and delivered by: Sequoia Capital, Health Enterprise Partners, Madison India Capital, SVB India Capital (including with respect to its warrant), Siva Namasivayam, Krishna Kottapalli, Karthikeyan Krishnaswamy and Jacob Mani

[Signature Page to Voting Agreement]

Exhibit B

Plan of Merger

(see attached)

DATED [ ] 2018

(1)

scioinspire Holdings, inc.

(2)

EXLSERVICE CAYMAN MERGER SUB

PLAN OF MERGER

REF:  RM/AM/90-151549

TABLE OF CONTENTS

CLAUSE		PAGE

1.	Definitions and Interpretation	2

2.	Plan of Merger	2

3.	Variation	4

4.	Termination	4

5.	Counterparts	4

6.	Governing Law	4

1

THIS PLAN OF MERGER is made on [ ] 2018

BETWEEN

(1)	SCIOinspire Holdings, Inc., an exempted company with limited liability validly existing in the Cayman Islands having its registered office at the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands (the "Surviving Company"); and

(2)	ExlService Cayman Merger Sub, an exempted company with limited liability validly existing in the Cayman Islands having its registered office at the offices of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands ("Merger Sub" and together with the Surviving Company, the "Companies").

WHEREAS

(A)	The respective boards of directors of the Surviving Company and Merger Sub have approved the merger of the Companies, with the Surviving Company continuing as the surviving company (the "Merger"), upon the terms and subject to the conditions of the agreement of merger dated [27] April 2018 between ExlService.com, LLC, a Delaware limited liability company, the Surviving Company and Merger Sub (the "Agreement of Merger") and this Plan of Merger and pursuant to provisions of Part XVI of the Companies Law (as amended) (the "Companies Law").

(B)	The shareholders of each of the Surviving Company and Merger Sub have adopted this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Law.

(C)	Each of the Surviving Company and Merger Sub wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Law.

IT IS AGREED

1.	Definitions and Interpretation

1.1	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement of Merger, a copy of which is annexed at Annexure 1 hereto.

2.	Plan of Merger

2.1	Company Details:

(a)	The constituent companies (as defined in the Companies Law) to this Plan of Merger are the Surviving Company and Merger Sub.

(b)	The surviving company (as defined in the Companies Law) is the Surviving Company.

(c)	The registered office of the Surviving Company is Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. The registered office of Merger Sub is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(d)	Immediately prior to the Effective Date, the authorised share capital of the Surviving Company is US$155,103.221 divided into (a) 88,790,205 ordinary shares of a par value of US$0.001 each and (b) 66,313,016 preference shares of a par value of US$0.001 each, 40,119,015 of which preference shares are designated as Series A Preference Shares, 6,636,375 of which are designated as Series B-1 Preference Shares, 7,440,868 of which are designated as Series B-2 Preference Shares, 9,433,962 of which are designated as Series C Preference Shares, 903,616 of which are designated as Series C-1 Preference Shares, and 1,779,180 of which are designated as Series D Preference Shares.

2

(e)	Immediately prior to the Effective Date, the authorised share capital of Merger Sub is US$50,000 divided into 5,000,000 shares each of nominal or par value US$0.01 per share.

2.2	Effective Date

In accordance with section 233(13) of the Companies Law, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar (the "Effective Date").

2.3	Terms and Conditions; Share Rights

(a)	The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the Agreement of Merger.

(b)	The rights and restrictions attaching to the shares in the Surviving Company are set out in the memorandum and articles of association of the Surviving Company.

(c)	From the Effective Date, the memorandum and articles of association of the Surviving Company shall be the memorandum and articles of association annexed at Annexure 2 hereto.

(d)	[The Cayman Islands tax status and elections of the Surviving Company shall continue.][1]

2.4	Directors' Interests in the Merger

(a)	The name and address of the sole director of the surviving company (as defined in the Companies Law) is Rohit Kapoor of 280 Park Avenue, 38th Floor, New York, NY 10017, USA.

(b)	[No director of either of the Companies will be paid any amounts or receive any benefits consequent upon the Merger.] [2]

2.5	Secured Creditors

(a)	The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger other than [provide details], dated as of [Date], (the "Surviving Company Financing"). [Each of [Secured Creditor Name] has consented to the Merger.] [3]

(b)	Merger Sub has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

1 Tax to confirm.

2 R&G / SCIOinspire to confirm.

3 R&G / SCIOinspire to confirm.

3

3.	Variation

3.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the Boards of Directors of both the Surviving Company and Merger Sub to:

(a)	change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar; and

(b)	effect any other changes to this Plan of Merger as the Agreement of Merger or this Plan of Merger may expressly authorise the Boards of Directors of both the Surviving Company and Merger Sub to effect in their discretion.

4.	Termination

4.1	At any time prior to the Effective Date, this Plan of Merger may be terminated by the Boards of Directors of both the Surviving Company and Merger Sub in accordance with the terms of the Agreement of Merger.

5.	Counterparts

5.1	This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart.

6.	Governing Law

6.1	This Plan of Merger and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Cayman Islands.

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of ExlService Cayman Merger Sub:	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

SIGNED for and on behalf of SCIOinspire Holdings, Inc.:	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

4

Annexure 1

Agreement of Merger

5

Annexure 2

Memorandum and Articles of Association of Surviving Company

6

Exhibit C

Form Letter of Transmittal

(see attached)

Letter of Transmittal

Submitted in Connection with Payment for Capital Stock of

SCIOINSPIRE HOLDINGS, INC.

This Letter of Transmittal (this “Letter of Transmittal”) is being delivered to you in connection with the acquisition of SCIOinspire Holdings, Inc. (the “Company”) by ExlService.com, LLC (“Buyer”) pursuant to an Agreement of Merger, dated as of [_____], 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the Effective Time, the “Merger Agreement”), by and among Buyer, ExlService Cayman Merger Sub (“Merger Sub”), [______________], as representative of the shareholders of the Company (the “Shareholders’ Representative”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

At the Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (a) Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation in such merger (the “Merger”) and a wholly owned Subsidiary of Buyer, and (b) by virtue of the Merger and without any action on the part of Buyer, Merger Sub or the Company, (i) the holders of Shares (other than Excluded Shares) shall be entitled to receive the Cash Merger Consideration and (ii) the Per Share Cash Merger Consideration payable with respect to each of the Shares (whether vested or unvested) other than any Excluded Shares (all of which shall cease to be outstanding and shall be cancelled and none of which shall receive or be entitled to receive any payment with respect to the Merger Agreement) shall be determined in accordance with the Company Memorandum of Association. The specific amount payable to you pursuant to the foregoing shall be determined as provided in Sections 1.7 and 1.8 of the Merger Agreement.

To receive payment of the portion of the Cash Merger Consideration represented by your Shares, you (the “Undersigned”) must duly complete and validly execute this Letter of Transmittal, including the applicable exhibits, in accordance with the instructions herein and deliver this Letter of Transmittal to JPMorgan Chase Bank, N.A., as paying agent (the “Paying Agent”).

If this Letter of Transmittal is delivered by the Undersigned prior to the Closing, the Paying Agent shall hold this Letter of Transmittal (and any documentation delivered in connection herewith) in escrow until the Closing. At the Closing, this Letter of Transmittal (and any documentation delivered in connection herewith) shall be automatically released from such escrow. If the Closing does not occur and the Merger Agreement is terminated in accordance with its terms, the Paying Agent shall return this Letter of Transmittal (and any documentation delivered in connection herewith) to the Undersigned.

1

At the Effective Time, in accordance with the Merger Agreement, all of the Shares shall be canceled and no longer be outstanding and the Register of Securityholders of the Company shall be updated accordingly, and each holder of Shares (other than the Excluded Shares) shall cease to have any rights with respect thereto, except the right to receive that portion of the Cash Merger Consideration to which the holder of Shares is entitled under the Merger Agreement. By executing and delivering this Letter of Transmittal, the Undersigned also hereby represents, warrants, covenants and agrees as follows:

1.          The Undersigned is the sole legal and beneficial owner of the Shares held by the Undersigned, as set forth herein (the “Undersigned’s Shares”), with good title to the Undersigned’s Shares, and has the full power and authority to sell, assign and transfer the Undersigned’s Shares, free and clear of all Encumbrances and, except as otherwise provided in the Merger Agreement, without conflict, violation or breach of any Contract or Law to which the Undersigned or the Undersigned’s Shares are subject or by which the Undersigned or the Undersigned’s Shares are bound.

2.          The Undersigned, upon request of the Paying Agent will execute and deliver any additional documents reasonably necessary or desirable to complete the payment of the portion of the Cash Merger Consideration payable to the Undersigned. In such case, the Undersigned acknowledges that the delivery will be effected, and the risk of loss and title to any such items will pass, only upon receipt thereof by the Paying Agent. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the Undersigned and shall not be affected by, and shall survive, the death or incapacity of the Undersigned.

3.          THE UNDERSIGNED (A) HEREBY CONSENTS, APPROVES, AGREES AND RATIFIES IN ALL RESPECTS THE MERGER AGREEMENT AND THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND (B) HEREBY WAIVES ALL DISSENTERS’, APPRAISAL OR SIMILAR RIGHTS, IF ANY, THAT THE UNDERSIGNED MAY HAVE UNDER APPLICABLE LAW IN CONNECTION WITH OR RELATED TO THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AS A RESULT OF THE UNDERSIGNED’S OWNERSHIP OF THE SHARES.

4.          In exchange for the Cash Merger Consideration provided in the Merger Agreement, the Undersigned and the heirs, executors, representatives, agents, insurers, administrators, successors and assigns of the Undersigned (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release and discharge the Company and its parents, subsidiaries, affiliates, predecessors, successors and assigns, and all of their respective officers, directors, employees and shareholders, in their corporate and individual capacities (collectively, the “Releasees”), from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time through the Closing, that Releasors may have against the Releasees, except for Claims (i) made under the Merger Agreement or any other Transaction Document (as defined in the Merger Agreement), (ii) for unpaid employment compensation from the Company, or (iii) made under the policy of directors’ and officers’ liability insurance maintained by the Company.

2

5.          The Undersigned understands that (a) unless and until the Undersigned submits a duly completed Letter of Transmittal in accordance with the instructions herein, no cash payments of Cash Merger Consideration pursuant to the Merger Agreement shall be made to the Undersigned or its designee, (b) payment is conditioned on the Closing of the Merger and (c) no Share will accrue on any cash payment due.

6.          Any term or provision of this Letter of Transmittal that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, all other conditions and provisions of this Letter of Transmittal shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Letter of Transmittal so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by the Merger Agreement are fulfilled to the extent possible.

6.          This Letter of Transmittal shall be governed by, and construed and enforced in accordance with, the internal laws of the State of State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction), except as otherwise set forth in the Merger Agreement.

7.          THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER OF TRANSMITTAL, THE MERGER AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THE UNDERSIGNED MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS LETTER OF TRANSMITTAL, THE MERGER AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE CONTEMPLATED TRANSACTIONS. THE UNDERSIGNED CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY PARTY TO THE MERGER AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A CLAIM, (ii) THE UNDERSIGNED HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) THE UNDERSIGNED MAKES THIS WAIVER VOLUNTARILY.

[Remainder of Page Intentionally Left Blank]

3

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY AND THEN COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL AND OTHER REQUIRED MATERIALS ONLINE OR BY HAND DELIVERY, REGISTERED MAIL, OR OVERNIGHT COURIER (WE RECOMMEND RETURN RECEIPT REQUESTED AND INSURED), TO:

Online through the J.P. Morgan Escrow Services Portal:

If your company allows it, you may receive access to the online J.P. Morgan Escrow Services Portal. If you do not require a Medallion Signature Guarantee (see instructions), you may e-sign your Letter of Transmittal through the Portal. If you do not e-sign your Letter of Transmittal through the Portal, you must submit through one of the below methods. (Note: We do not accept share certificates or agreements through the Portal – any share certificates or agreements must be submitted through one of the below methods.)

By Registered Mail or Overnight Courier: JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center, 3rd Floor Brooklyn, New York 11245-00001 Attention: Escrow Department	By Hand Delivery: JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center, 1st Floor Window # 5 Brooklyn, New York 11245-00001 Attention: Escrow Department (Use Willoughby Street Entrance)

Delivery of this Letter of Transmittal other than as set forth above does not constitute a valid delivery. No alternative, conditional or contingent submissions will be accepted.

For instructions on how to complete the Letter of Transmittal, please review the Instructions and Presentation Checklist and confirm that all applicable steps have been taken.

NOTES

•	Inquiries regarding the Letter of Transmittal should be directed to: JPMorgan Chase Bank, N.A.

1-800-318-5202 or 1-212-344-0358 (hours of operation: M-F 8:30am-4:30pm EST) or

paying.agency.inquiries@jpmchase.com

•	Inquiries regarding the Merger should be directed to:

SCIOinspire Holdings, Inc.

[Contact Name]

[Contact Telephone Number/ Email Address]

•	Payment of the Undersigned’s portion of the Per Share Net Cash Merger Consideration will be made within approximately three (3) business days after receipt by the Paying Agent of a properly completed Letter of Transmittal, IRS tax form, and original stock certificates or agreements (if applicable) along with any additional documentation that the Paying Agent may require in order to make payment.

4

Instruction and Presentation Checklist

THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY

1. Completion of the Letter of Transmittal

•	Fill in Box A entitled “Description of Company Stock Surrendered”
•	Provide payment instructions in Box B.

NOTE

For electronic payments in the U.S., please see an example below of how to find your Bank 9-digit ABA/routing number and account number

To Designate an Alternate Payee

•	If you want payment to be made in the name of any person OTHER than the person listed in BOX A, complete BOX C entitled “Special Payment Instructions.” You MUST also provide a Medallion Signature Guarantee in Box F.

In addition, depending upon the circumstances of the payment, you may be requested to provide additional supporting documentation such as a certified copy of a trust agreement, corporate board resolutions, incumbency certificate, or articles of association, as applicable.

NOTE

The IRS Tax form provided should be from the registered holder and all applicable tax reporting will be submitted in the registered holder’s name.

To Designate an Alternate Address

•	If you choose to receive payment by check in Box B, but want the check to be delivered to an address OTHER than the address listed in BOX A, indicate the address in BOX D entitled “Special Delivery Instructions.” You MUST also provide a Medallion Signature Guarantee in Box F.

The Letter of Transmittal

•	Sign and date the Letter of Transmittal in Box E. If the Letter of Transmittal is signed by the registered holder, the signature must correspond exactly with the name written on the face of the certificate(s), agreement, or security position listing, as applicable. If the Stock is owned by two or more joint registered holders, all such registered holders must sign the Letter of Transmittal (and the Letter of Transmittal cannot be e-signed through the Escrow Services Portal).

5

Signing the Transmittal in a Representative Capacity

•	If you are signing the Letter of Transmittal in a representative capacity such as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other capacity, indicate such capacity in the “Capacity” line in Box E.

Please note that under certain circumstances you may be requested to provide additional supporting documentation such as a certified copy of a trust agreement, corporate board resolutions, incumbency certificate, or articles of association, as applicable. If any surrendered certificates or agreements are registered in different names, it will be necessary to complete, sign, and submit as many Letters of Transmittal as there are different registrations.

2. Stock Power

•	If you wish to transfer ownership of any Shares identified in Box A, you must provide a valid stock power evidencing such transfer.

NOTE

•	Each stock power must have a Medallion Signature Guarantee and the Letter of Transmittal must be signed by the new registered holder according to the stock power.

3. IRS Tax Forms

•	Under United States federal income tax laws, a holder who receives cash payments pursuant to the Merger is required to provide the Paying Agent (as payer) with such holder’s correct TIN on the Form W-9 (or otherwise establish a basis for exemption from backup withholding) and certify under penalty of perjury that such TIN is correct and that such holder is not subject to backup withholding. If such holder is an individual, the TIN is his or her social security number. If the Paying Agent is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service and the payment of any cash pursuant to the Merger may be subject to backup withholding.

Certain holders (including, among others, all corporations and foreign individuals and entities) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on Form W-9. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a Form W-8 BEN, signed under penalties of perjury, attesting to such individual’s exempt status. A Form W-8 BEN can be obtained via the link below. Please note that there are additional Form W-8's if the W-8BEN does not apply to your particular situation.

If backup withholding applies, the Paying Agent is required to withhold at a rate not to exceed 28% of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld provided that the required information is given to the IRS. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

6

Is the registered holder of the stock certificates a U.S. person (defined in the General Instructions of the IRS tax form), or do you have a U.S. Resident tax status? If so:

•	Complete the IRS form W9;
•	Check the appropriate box for federal tax classification;
•	Provide your COMPLETE address, including number, street, city, and zip code;
•	Provide your 9-Digit Social Security Number or Employee Identification Number; and
•	Sign and Date the IRS tax form.

Is the registered holder of the stock certificates a person or entity domiciled outside of the United States? If so:

•	Complete the appropriate IRS form W8, found on the IRS website (www.irs.gov) or included online in the Escrow Services Portal; and
•	Sign and Date the IRS tax form.

NOTE

Please consult your tax professional with any questions regarding which tax form is appropriate or how to fill out the form.

4. Original Stock Certificates or Agreements

•	Include your original stock certificate or option agreement that has been provided to you by the Company.
•	If you have lost or misplaced your original stock certificates or agreements, please complete the “Affidavit of Loss” form.

NOTE

Please retain photocopies or printouts of the Letter of Transmittal, IRS tax form, original stock certificates, stock agreements, and other supporting documents (as applicable) for your own records.

5. Miscellaneous Instructions and Agreements

Medallion Signature Guarantee

•	A Medallion Signature Guarantee on the Letter of Transmittal is required if:

1)	The name appearing in Box A differs from the name appearing on the certificate;
2)	The Letter of Transmittal is signed by the registered holder and such holder has completed Box C entitled “Special Payment Instructions”;
3)	The Letter of Transmittal is signed by the registered holder and such holder has completed Box D entitled “Special Delivery Instructions”; and
4)	Otherwise as required by the Paying Agent.

A Medallion Signature Guarantee is also required on any stock power transferring ownership of the Shares to someone who is not the registered holder.

7

Signatures required to be guaranteed on the Letter of Transmittal or on a stock power must be guaranteed by an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Institutions that may be able to provide a Medallion Signature Guarantee include U.S. banks, credit unions, trust companies, national securities exchanges, broker/dealers, clearing agencies, municipal securities broker/dealers, registered securities associations, and savings associations.

Delivery of Original Stock Certificates

•	The certificate(s) and any other required documents are delivered at the election and risk of the registered holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested or via overnight delivery service.

Completion of the Letter of Transmittal

•	If the Paying Agent determines that any Letter of Transmittal or IRS tax form has not been properly completed or executed, or that a certificate or agreement is not in proper form for surrender, or if any other irregularity in connection with the surrender exists, the Paying Agent shall be entitled to consult with the Buyer or Shareholders’ Representative for further instructions and may reject the Letter of Transmittal, IRS tax form, certificate(s), and other document. If there are any discrepancies between any Letter of Transmittal, IRS tax form, certificate or other document, the Paying Agent shall consult with the Buyer or Shareholders’ Representative for instructions as to the shares of Stock of the Company, if any, it is authorized to accept for payment, and shall, except as thereafter directed in writing by the Buyer or Shareholders’ Representative, continue to hold any certificates and other documents surrendered in connection therewith.

Stock Transfer Taxes

•	The registered holder shall timely pay all transfer, documentary, sales, use, stamp, registration and other taxes arising from or relating to the transactions contemplated by the Merger Agreement (“Merger Agreement Taxes”) to the extent they relate specifically to the payment of cash to the undersigned, and the undersigned shall, at his or her own expense, file all necessary tax returns and other documentation with respect to the Merger Agreement Taxes. In the event that any Merger Agreement Taxes become payable by reason of the payment of the Merger Consideration in any name other than that of the registered holder, such transferee or assignee must pay such Merger Agreement Tax or establish that such tax has been paid or is not applicable. The Paying Agent will have no responsibility with respect to Merger Agreement Taxes.

8

BOX A: DESCRIPTION OF COMPANY STOCK SURRENDERED

REGISTERED HOLDER information

In the boxes below, provide the name, address, and contact information for the registered holder. If the name appearing below differs from the name appearing on the certificate(s), you will need to provide supporting documentation and/or a Medallion Signature Guarantee from an eligible institution (see instructions).

IF HANDWRITING, PLEASE PRINT IN CAPITAL LETTERS.

Name as it appears on the certificate

Street Address

City	State/Province

Postal Code	Country

Email Address

Phone Number

9

Description of shares owned
Identify each share and provide all certificate numbers (e.g., A145). Attach additional sheets as necessary. (Note: Paying Agent does not review or confirm Type of Share; this field is included for your reference and records only.)

IF HANDWRITING, PLEASE PRINT IN CAPITAL LETTERS.

Type of Share	Certificate, Agreement, or Units Number	Check box if
(Check One)		Lost/Misplaced

10

BOX B: PAYMENT INSTRUCTIONS

IF HANDWRITING, PLEASE PRINT IN CAPITAL LETTERS.

Do you want payment of your aggregate Per Share Net Cash Merger Consideration to be issued in the name of the registered holder or someone else?

Check one

Registered Holder	Someone Else

If you select “Registered Holder”, complete the remainder of Box B (and skip Box C). If you select “Someone Else”, complete the remainder of Box B and also complete Box C.

Do you want payment of the net merger consideration to be sent to the registered holder by electronic transfer or check?

Check one

Electronic Transfer *	Check

* Electronic payment is likely to be received faster than a check.

If you select “Check”, payment will be sent to the address in Box A. If you select “Electronic Transfer”, provide wire instructions below or include such instructions herewith.

Check one and complete applicable section below

U.S. Wire	Non-U.S. Wire

11

U.S. WIRE TRANSFER

Bank 9 digit ABA / Routing Number

Bank Name

Account Number

Account Name

Intermediary Bank Account Number (if applicable)

Intermediary Bank Account Name (if applicable)

Reference

12

Non-U.S. Wire Transfer

U.S. Pay Through Bank 9 digit ABA / Routing Number *

U.S. Pay Through Bank Name *

Non-U.S. Bank Swift Code Sort Code (if applicable)

Non-U.S. Bank Name

Account Number/IBAN

Account Name

Reference

* If your payment is going outside the U.S., your non-U.S. bank will use a U.S. Pay Through Bank (also called an Intermediary Bank) to facilitate the funds transfer outside the U.S. Please check with your non-U.S. financial institution for the U.S. Pay Through Bank name and ABA/routing number.

13

BOX C: SPECIAL PAYMENT INSTRUCTIONS

Complete Box C only if payment is to be issued in the name of someone other than the registered holder. If you complete this box you will need a Medallion Signature Guarantee by an eligible institution (see instructions).

In addition, depending on the circumstances of the payment, you may be requested to provide additional supporting documentation such as a certified copy of a trust agreement, corporate board resolutions, incumbency certificate or articles of association, as applicable.

Do you want your aggregate Per Share Net Merger Consideration to be sent by electronic transfer or check?

Check one

Electronic Transfer	Check

If you select “Electronic Transfer”, complete all fields below. If you select “Check”, complete all fields below except for bank account information.

IF HANDWRITING, PLEASE PRINT IN CAPITAL LETTERS.

Payee Name

Street Address

City	State/Province

Postal Code	Country

14

BOX D: SPECIAL DELIVERY INSTRUCTIONS

Complete Box D only if payment by check in the name of the registered holder is to be sent to an address other than to the address appearing in Box A (above). If you complete this Box D, you will need a Medallion Signature Guarantee by an eligible institution (see instructions).

IF HANDWRITING, PLEASE PRINT IN CAPITAL LETTERS.

Street Address

City	State/Province

Postal Code	Country

Attention (If Applicable)

15

BOX E: authorized SIGNATURE AND CERTIFICATION

By signing below, the signer certifies that this Letter of Transmittal has not been altered in any way. By signing this Letter of Transmittal, you acknowledge that you have read and understand this entire Letter of Transmittal and agree to all of its terms. Please carefully read this entire Letter of Transmittal, which includes the accompanying forms and instructions.

If you are signing in a representative capacity such as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other capacity, under certain circumstances you may be requested to provide additional supporting documentation such as a certified copy of a trust agreement, corporate board resolution, incumbency certificate, or articles of association, as applicable.

Dated

Sign Here:
(Signature(s)

Name(s):
(Please Print)

Capacity

BOX F: MEDALLION SIGNATURE GUARANTEE

(ONLY IF REQUIRED – PLEASE SEE INSTRUCTIONS)

Dated		(Apply Medallion Signature Guarantee Stamp Here)

Authorized Signature

Name
(Please Print)

Capacity
(Please Print)

Name of Firm

Area Code & Telephone No.

16

Exhibit 1

Form of Affidavit of Loss

LOST CERTIFICATE AFFIDAVIT

AND

INDEMNITY AGREEMENT

This Lost Certificate Affidavit and Indemnity Agreement (“Affidavit”) is made and entered into by the undersigned (the “Affiant”) on behalf of the following stockholder of the Company (the “Stockholder”) in favor of SCIOinspire Holdings, Inc. (the “Company”), and JPMorgan Chase Bank, N.A. (the “Paying Agent”).

In order to induce the Paying Agent to pay the Merger Consideration (as defined hereinafter), the Affiant, being duly sworn and under penalties of perjury, deposes and says:

The Company issued to the Stockholder a certain certificate number _______ representing ______ shares of the Company __________________1 (the “Certificate”) registered in the name of _____________________________________________________________________;

The Certificate was issued by the Company and delivered to the Stockholder;

The Stockholder is entitled to receive $_________________ in cash (“Merger Consideration”) in return for surrendering the Certificate to the Paying Agent;

The Stockholder is the sole legal and beneficial owner of the Certificate;

The Stockholder has made every effort to find the Certificate but the Certificate has not been located and the Stockholder has no knowledge or information as to the present whereabouts of the Certificate

The Certificate has not been endorsed, disposed of, sold, pledged, hypothecated, transferred, charged, lent or assigned in any manner affecting the absolute title thereto;

In the event the Certificate shall come into the Stockholder's possession or control, the Stockholder will forthwith deliver the same to the Company or its successors and assigns for cancellation;

THE STOCKHOLDER AGREES TO INDEMNIFY AND HOLD HARMLESS THE COMPANY, ITS PARENT COMPANIES, SUBSIDIARIES, AFFILIATES, THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND EACH OF THEIR RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

1 Specify class of stock.

17

(COLLECTIVELY, THE “INDEMNIFIED GROUP”), FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, AND SUITS, AND FROM OR AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS, CHARGES, ATTORNEYS’ FEES, AND OTHER EXPENSES OF EVERY NATURE AND CHARACTER WHICH ANY OF THEM MAY SUSTAIN OR INCUR BY REASON OF (I) DELIVERY OF A NEW CERTIFICATE IN REPLACEMENT OF THE CERTIFICATE, (II) ANY CLAIM WHICH MAY BE MADE IN RESPECT OF THE CERTIFICATE, (III) ANY PAYMENT, TRANSFER, DELIVERY, EXCHANGE OR OTHER ACT WHICH ANY OF THEM MAY MAKE OR DO IN RESPECT OF THE CERTIFICATE, OR (IV) ANY OTHER MATTER OR THING ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT CAUSED BY THE ACTION OR INACTION OF ANY MEMBER OF THE INDEMNIFIED GROUP; and

The Affiant is authorized to execute and deliver this Agreement on behalf of the Stockholder.

Dated to be effective this ____ day of _____________, 201_.

Name:
Title:
THE STATE OF
COUNTY OF

BEFORE ME, the undersigned authority, on this date personally appeared __________________________ of _________________________, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND and SEAL OF OFFICE this ______ day of _______________, 201_.

NOTARY PUBLIC IN AND FOR THE
STATE OF

18

Form **W-9**
(Rev. December 2014)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type. See Specific Instructions on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only **one** of the following seven boxes:

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ______

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) ______

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

19

Form W-9 (Rev. 12-2014) Page 2

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

20

Form W-9 (Rev. 12-2014) Page 3

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the "Limited Liability Company" box and enter "P" in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the "Limited Liability Company" box and in the space provided enter "C" for C corporation or "S" for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the "Limited Liability Company" box; instead check the first box in line 3 "Individual/sole proprietor or single-member LLC."

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on this page), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

21

Form W-9 (Rev. 12-2014) Page **4**

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity[4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 2.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

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Exhibit D

Escrow Agreement

(see attached)

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is entered into as of _______, 2018, by and among ExlService.com, LLC, a Delaware limited liability company (“Buyer”), Angler Seller Representative LLC, as representative of the shareholders of SCIOinspire Holdings, Inc., an exempted company with limited liability validly existing in the Cayman Islands (“Shareholders’ Representative”, and together with Buyer, sometimes referred to individually as “Party” and collectively as the “Parties”), and JPMorgan Chase Bank, N.A. (the “Escrow Agent”).

RECITALS

WHEREAS, Buyer and Shareholders’ Representative have entered into an Agreement of Merger, which is attached hereto as Annex A (as amended, restated, or otherwise modified from time to time, the “Merger Agreement”), dated as of April 27, 2018, with ExlService Cayman Merger Sub, a Cayman registered corporation and wholly owned subsidiary of Buyer (“Merger Sub”), and SCIOinspire Holdings, Inc., a Cayman Islands exempted company (the “Company”), pursuant to which Merger Sub shall merge with and into the Company, with the Company being the survivor in the merger (the “Merger”);

WHEREAS, the Merger Agreement provides that Buyer shall deposit the Escrow Amount (defined below) in the Escrow Account (defined below) to be held by the Escrow Agent for the purposes of satisfying the obligations of the shareholders’ pursuant to the Merger Agreement;

WHEREAS, the Escrow Agent has agreed to accept, hold and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. All capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement (attached hereto as Annex A). The following terms shall have the following meanings when used herein:

(a)       “Agreed Amount” means the portion of the Claimed Amount, if any, that the Shareholders’ Representative agrees is owed to Buyer or any Buyer Indemnified Person.

(b)       “Business Day” means any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed.

(c)       “Claimed Amount” means the estimated aggregate dollar amount of the Damages incurred or that may be incurred by Buyer Indemnified Persons as a result of the breach referred to in an Escrow Notice.

(d)       “Closing Date” means the date and time as of which the closing of the Merger and all other transactions contemplated by the Merger Agreement and other transaction documents actually takes place.

(e)       “Contested Amount” means any part of the Claimed Amount that the Shareholders’ Representative does not agree is owed to Buyer pursuant to a Response Notice (or the entire Claimed Amount, if Shareholders’ Representative asserts in the Response Notice that no part of the Claimed Amount is owed to Buyer or any Buyer Indemnified Person).

(f)       “Direct Claim” means any claim by a Buyer Indemnified Person on account of a Damage that does not result from a Third Party Claim.

(g)       “Escrow Account” means the escrow account established with the Escrow Agent pursuant to this Agreement.

(h)       “Escrow Amount” means the Working Capital Escrow Amount, the Indemnity Escrow Amount and the Special Indemnity Escrow Amount.

(i)       “Escrow Funds” means the amount of the Escrow Amount on deposit with the Escrow Agent from time to time and held in the Escrow Account pursuant to Section 3 of this Agreement.

(j)       “Escrow Notice” means a written notice, a form of which is attached hereto as Exhibit A-2, delivered by Buyer to Shareholders’ Representative and the Escrow Agent (a) attaching the notice provided by a Claimant to an Indemnifying Party of an indemnification claim delivered in accordance with the requirements set forth in Section 9.2(c) or Section 9.3(b) of the Merger Agreement and (b) to the extent reasonably estimable, the Claimed Amount with respect to the indemnification claim.

(k)       “Indemnity Escrow Amount” means $1,200,000.

(l)       “Indemnity Escrow Release Date” means the date that is fifteen months following the date of this Agreement (not counting the day on which this Agreement is signed) or, if such date is not a Business Day, the first Business Day thereafter.

(m)       “Joint Instruction” means an Escrow Release Notice (Joint Instruction), a form of which is attached hereto as Exhibit A-1.

(n)       “Representatives” shall mean one or more Authorized Representatives of Buyer set forth on Schedule 1-A and one or more Authorized Representatives of Shareholders’ Representative set forth on Schedule 1-B.

(o)       “Response Notice” means a written response, a form of which is attached hereto as Exhibit A-3, delivered by Shareholders’ Representative to Buyer and the Escrow Agent during the Response Period in which the Shareholders’ Representative either: (i) agrees that the full Claimed Amount is owed to Buyer or a Buyer Indemnified Person; (ii) agrees that the Agreed Amount is owed to Buyer or a Buyer Indemnified Person; or (iii) asserts that no part of the Claimed Amount is owed to Buyer or a Buyer Indemnified Person.

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(p)       “Response Period” means thirty (30) days after receipt by the Shareholders’ Representative of any Escrow Notice.

(q)       “Special Indemnity Escrow Amount” means $1,500,000.

(r)       “Special Indemnity Escrow Release Date” means the date that is [six (6) years]1 following the date of this Agreement (not counting the day on which this Agreement is signed) or, if such date is not a Business Day, the first Business Day thereafter.

(s)       “Third Party Claim” means a Claim made or instituted by a Person who is a third party against a Buyer Indemnified Person for which such Buyer Indemnified Person seeks indemnification pursuant to Article 9 of the Merger Agreement.

(t)       “Working Capital Escrow Amount” means $1,500,000.

2.             Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

3.             Fund; Investment. On the Closing Date, Buyer agrees to deposit the Escrow Amount with the Escrow Agent. The Escrow Agent shall hold the Escrow Funds in one or more demand deposit accounts for the purpose of holding and disbursing the Working Capital Escrow Amount, the Indemnity Escrow Amount and the Special Indemnity Escrow Amount, and no investment of the Escrow Amount will be permitted during the term of this Agreement. No other investment of the Escrow Funds will be permitted during the term of this Agreement.

4.             Disposition and Termination.

(a)       Disbursements in Respect of the Final Closing Statement. Not more than two (2) Business Days following the determination of the final Net Adjustment Amount pursuant to Section 1.8(c)(v) of the Merger Agreement, Buyer and Shareholders’ Representative shall execute and deliver to the Escrow Agent a Joint Instruction, instructing the Escrow Agent to pay, and the Escrow Agent shall pay in accordance therewith, in cash by wire transfer of immediately available funds, to the extent the Final Net Adjustment amount is a negative number, such final Net Adjustment Amount set forth in the Joint Instruction (if any) first, from the Working Capital Escrow Amount and, in the event the Working Capital Escrow Amount is insufficient, any remaining amount from the Indemnity Escrow Amount to Buyer in accordance with the wire instructions identified in such Joint Instruction. Following such payment, if any, the Escrow Agent shall disburse in full to the Paying Agent and the Company for the benefit of Securityholders any remaining Working Capital Escrow Amount (if any), as set forth in a Joint Instruction.

1 Note to Draft: Open issue.

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(b)       Disbursements in Respect of a Final Settlement or Court Order

(i)       Joint Instruction. Not more than two (2) Business Days after a final settlement agreement in favor of a Buyer Indemnified Person and with respect to a type of claim for which the Securityholders are obligated to indemnify such Buyer Indemnified Person pursuant to Article 9 of the Merger Agreement, Buyer and Shareholders’ Representative shall execute and deliver to the Escrow Agent a Joint Instruction, instructing the Escrow Agent to pay, and the Escrow Agent shall pay within three (3) business days of receipt thereof, in cash by wire transfer of immediately available funds from either the Indemnity Escrow Amount or the Special Indemnity Escrow Amount, as set forth in the Joint Instruction, to the parties identified in such Joint Instruction in the amounts specified in and according to the wire instructions set forth in such Joint Instruction.

(ii)       Court Order. Not more than three (3) Business Days after delivery to the Escrow Agent by either Buyer or Shareholders’ Representative of a final, non-appealable judgment of a court of competent jurisdiction instructing the Escrow Agent to make a disbursement from the Escrow Funds, the Escrow Agent shall pay in cash by wire transfer of immediately available funds from the Escrow Funds to the parties identified in such court order, in the amounts specified in such court order and according to the wire instructions provided by such parties (or its Representative) to receive the disbursement; provided, that (i) such order, award or determination must be accompanied by (A) a written certification from counsel for the instructing Party attesting that such order, award or determination is final and not subject to further proceedings or appeal along with (B) a written instruction from an Authorized Representative of the instructing Party given to effectuate such order, award or determination and (ii) the Escrow Agent shall be entitled to conclusively rely upon any such certification and instruction and shall have no responsibility to review the order, award or determination to which such certification and instruction refers or to make any determination as to whether such order, award or determination is final.

(c)       Disbursements in Respect of Joint Instructions. The Escrow Agent shall disburse funds from the Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Joint Instruction (which shall specify the amount of the disbursement and the wire instructions to which the disbursement is to be sent).

(d)       Indemnification Claims Process.

(i)       Generally. Subject to the terms and conditions of the Merger Agreement, from and after the date of this Agreement, an Authorized Representative of the Buyer, (on behalf of Buyer Indemnified Persons), may be entitled to reimbursement out of the Indemnity Escrow Amount or the Special Escrow Amount, as applicable, for a portion of the Damages for which the Buyer Indemnified Persons are entitled to indemnification pursuant to Article 9 of the Merger Agreement. The Buyer Indemnified Persons’ right to reimbursement for such Damages shall be subject to the terms, conditions and limitations set forth in this Agreement, and as it relates solely to the Parties, the Merger Agreement.

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(ii)       Escrow Notice. In respect of any Third Party Claim or Direct Claim, Buyer shall promptly deliver an Escrow Notice to the Escrow Agent and Shareholders’ Representative no later than 5:00 P.M. New York time on the Business Day prior to the Indemnity Escrow Release Date or Special Indemnity Escrow Release Date, as applicable, and as required in Section 9.2(c) or Section 9.3(b) of the Merger Agreement, such delivery to be in accordance with the notice provisions of this Agreement. Buyer may update an Escrow Notice from time to time upon a good faith determination by Buyer that the Claimed Amount with respect to the Escrow Notice should be increased or decreased by delivering the updated Escrow Notice in accordance with the notice provisions of this Agreement. Notwithstanding the foregoing, the failure to deliver the Escrow Notice or an updated Escrow Notice to the Escrow Agent or Shareholders’ Representative in accordance with the requirements of this Section 4(d)(ii) shall not relieve the Indemnifying Party from satisfying its indemnity obligations by disbursement from the Escrow Account in accordance with the terms and conditions set forth in the Merger Agreement.

(iii)       Response Notice; Failure to Deliver a Response Notice. Within the Response Period, the Shareholders’ Representative shall deliver a Response Notice to Buyer and the Escrow Agent, such delivery to be in accordance with the notice provisions of this Agreement. For the purposes of determining the Response Period, the Escrow Agent shall conclusively presume that any Escrow Notice delivered to it was simultaneously delivered the Shareholder Representative as provided above, and the Escrow Agent need not verify the other Party’s receipt. The Response Notice shall indicate the Agreed Amount and the Contested Amount with respect to the Escrow Notice. If the Shareholders’ Representative fails to deliver a Response Notice within the Response Period, the Shareholders’ Representative will be deemed to have accepted the claim that is the subject of the Escrow Notice, the entire Claimed Amount shall be deemed to be an Agreed Amount and the Escrow Agent shall follow the process set forth in Section 4(d)(iv) below to disburse the full Claimed Amount to Buyer or its designee.

(iv)       Full Claimed Amount. If the Shareholders’ Representative delivers a Response Notice to Buyer, and the Escrow Agent, agreeing that the full Claimed Amount is owed to Buyer or fails to deliver a Response Notice within the Response Period, then, within three (3) Business Days following the receipt of such Response Notice by Buyer and Escrow Agent or following the end of the Response Period, Buyer shall instruct the Escrow Agent with a copy to the Shareholder Representative asking the Escrow Agent to release the full Claimed Amount (or such lesser amount as may remain of the Indemnity Escrow Amount or the Special Indemnity Escrow Amount, as applicable) to Buyer or its designee in accordance with the wire instructions set forth in the instructions from Buyer.

(v)       Partial Claimed Amount. If Shareholders’ Representative delivers a Response Notice to Buyer and the Escrow Agent agreeing that less than the full Claimed Amount is owed to Buyer, then, within three (3) Business Days following the receipt of such Response Notice by Buyer, the Representatives shall execute and deliver to the Escrow Agent a Joint Instruction instructing the Escrow Agent to release the Agreed Amount (or such lesser amount as may remain of the Indemnity Escrow Amount or the Special Indemnity Escrow Amount, as applicable) to Buyer or its designee in accordance with the wire instructions set forth in the Joint Instruction from the Indemnity Escrow Amount or the Special Indemnity Escrow Amount, as applicable.

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(vi)       Contested Amount. If Shareholders’ Representative delivers a Response Notice to Buyer and the Escrow Agent indicating that there is a Contested Amount, then the Escrow Agent shall not pay out any portion of the Escrow Funds with respect to the Contested Amount unless and until otherwise instructed in a Joint Instruction or pursuant to Section 4(b) above. If the Representatives resolve such dispute in writing, then a settlement agreement stipulating the amount owed to Buyer (the “Stipulated Amount”) shall be signed by the Representatives. Within three (3) Business Days after the execution of such settlement agreement, the Representatives shall execute and deliver to the Escrow Agent a Joint Instruction pursuant to Section 4(b) to release the Stipulated Amount (or such lesser amount as may remain of the Indemnity Escrow Amount or the Special Indemnity Escrow Amount, as applicable) to Buyer according to the wire instructions set forth in the Joint Instruction from the Indemnity Escrow Amount or the Special Indemnity Escrow Amount, as applicable.

(vii)       Conflict with Merger Agreement. In the event that any of the foregoing provisions conflict with the terms and conditions of the Merger Agreement, the terms set forth herein will govern the release of the Escrow Amount with respect to the Escrow Agent and the terms of the Merger Agreement will govern such release as between Buyer and the Shareholders’ Representative.

(e)       Expiration of Escrow; Release of Funds.

(i)       Indemnity Escrow Release Date. On the Indemnity Escrow Release Date, the Representatives shall deliver a Joint Instruction to the Escrow Agent to pay in cash by wire transfer of immediately available funds from the Escrow Account to the Paying Agent or the Company for the benefit of Securityholders the amount equal to: (a) the Indemnity Escrow Amount; minus (b) any portion of the Indemnity Escrow Amount that constitutes Contested Amounts; minus (c) amounts paid out of the Indemnity Escrow Amount prior to such date to satisfy any Claims. Any Contested Amount shall remain in the Escrow Account until the underlying Claim(s) in respect thereof are finally resolved at which time, such Contested Amounts shall be released pursuant to Section 4(b) hereof. The Joint Instruction shall set forth the amounts payable to and wire instructions for the Paying Agent and the Company, and the Escrow Agent will promptly thereafter distribute such Escrow Funds as directed in the Joint Instruction.

(ii)       Special Indemnity Escrow Release Date. On the Special Indemnity Escrow Release Date, the Representatives shall deliver a Joint Instruction to the Escrow Agent to pay in cash by wire transfer of immediately available funds from the Escrow Account to the Paying Agent or the Company for the benefit of Securityholders the amount equal to: (a) the Special Indemnity Escrow Amount; minus (b) any portion of the Special Indemnity Escrow Amount that constitutes Contested Amounts; minus (c) amounts paid out of the Special Indemnity Escrow Amount prior to such date to satisfy any Claims. Any Contested Amount shall remain in the Escrow Account until the underlying Claim(s) in respect thereof are finally resolved at which time, such Contested Amounts shall be released pursuant to Section 4(b) hereof. The Joint Instruction shall set forth the amounts payable to and wire instructions for the Paying Agent and the Company, and the Escrow Agent will promptly thereafter distribute such Escrow Funds as directed in the Joint Instruction.

(iii)       No Parallel Satisfaction. Except as provided in Section 4(a), the Escrow Agent shall not under any circumstances be permitted or authorized to, and shall in no event utilize, any Escrow Funds reserved in one escrow property to satisfy any amounts that may be payable hereunder from a separate escrow property and each escrow property shall at all times remain separate and exclusive of all other escrow funds.

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(f)       Written Instructions. Notwithstanding anything to the contrary set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Funds, must be in writing and executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of the designated persons as set forth on the Designation of Authorized Representatives attached hereto as Schedule 1-A and 1-B (each an “Authorized Representative”), and delivered to the Escrow Agent only by confirmed facsimile or as a Portable Document Format (“PDF”) attached to an email only at the fax number or email address set forth in Section 9 below. Each Designation of Authorized Representatives shall be signed by a Secretary, any Assistant Secretary or other duly authorized officer of the named Party. No instruction for or related to the transfer or distribution of the Escrow Funds shall be deemed delivered and effective unless the Escrow Agent actually shall have received it on a Business Day by facsimile or as a PDF attached to an email only at the fax number or email address set forth in Section 9 and in the case of a facsimile, as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. The Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Funds if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of the Escrow Agent.

(g)       Wire Instructions. Each Party authorizes the Escrow Agent to use the funds transfer instructions (“Initial Standing Instructions”) specified for it below to disburse any funds due to such Party, without a verifying call-back or email confirmation as set forth below:

Buyer:	Paying Agent:
Bank Name:	Bank Name:
Bank Address:	Bank Address:
ABA number:	ABA number:
Credit A/C Name:	Credit A/C Name:
Credit A/C #	Credit A/C #
If Applicable:	If Applicable:
FFC A/C Name:	FFC A/C Name:
FFC A/C #:	FFC A/C #:
FFC A/C Address:	FFC A/C Address:

Company:
Bank Name:
Bank Address:
ABA number:
Credit A/C Name:
Credit A/C #
If Applicable:
FFC A/C Name:
FFC A/C #:
FFC A/C Address:

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(h)       Wire Instruction Changes. In the event any funds transfer instructions other than the Initial Standing Instructions are set forth in a permitted instruction from a Party or the Parties in accordance with this Agreement (any such additional funds transfer instructions, “Additional Standing Instructions” and, together with the Initial Standing Instructions, the “Standing Instructions”), the Escrow Agent will confirm such Additional Standing Instructions by a telephone call-back or email confirmation to an Authorized Representative of such Party or Parties, and the Escrow Agent may rely and act upon the confirmation of anyone purporting to be that Authorized Representative. No funds will be disbursed until such confirmation occurs. Each Party agrees that after such confirmation, the Escrow Agent may continue to rely solely upon such Additional Standing Instructions and all identifying information set forth therein for such beneficiary without an additional telephone call-back or email confirmation. Further, it is understood and agreed that if multiple disbursements are provided for under this Agreement pursuant to any Standing Instructions, only the date, amount and/or description of payments may change without requiring a telephone call-back or email confirmation.

(i)       Authorized Person Changes. The persons designated as Authorized Representatives and telephone numbers for same may be changed only in a writing executed by an Authorized Representative or other duly authorized officer of the applicable Party setting forth such changes and actually received by the Escrow Agent via facsimile or as a PDF attached to an email. The Escrow Agent will confirm any such change in Authorized Representatives by a telephone call-back or email confirmation to an Authorized Representative and the Escrow Agent may rely and act upon the confirmation of anyone purporting to be that Authorized Representative.

(j)       Account Numbers. The Escrow Agent, any intermediary bank and the beneficiary’s bank in any funds transfer may rely upon the identifying number of the beneficiary’s bank or any intermediary bank included in a funds transfer instruction provided by a Party or the Parties and confirmed by an Authorized Representative. Further, the beneficiary’s bank in the funds transfer instructions may make payment on the basis of the account number provided in such Party’s or the Parties’ instruction and confirmed by an Authorized Representative even though it identifies a person different from the named beneficiary.

(k)       Security Procedures. The Parties acknowledge that the security procedures set forth in this Section 4 are commercially reasonable. Notwithstanding anything to the contrary contained in this Agreement, in the event that an electronic signature is affixed to an instruction issued hereunder to disburse or transfer funds, such instruction shall be confirmed by a verifying call-back (or email confirmation) to an Authorized Representative.

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(l)       Term. Upon delivery of the Escrow Funds in full by the Escrow Agent pursuant to this Section 4, this Agreement shall terminate, and all the related account(s) shall be closed, subject to the provisions of Section 7 and 8.

5.             Escrow Agent. The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties, including but not limited to any fiduciary duty, shall be implied. The Escrow Agent has no obligation to comply with the terms and conditions of any other agreement between the Parties, nor shall the Escrow Agent be required to determine if any Party has complied with any other agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of the Escrow Agent. The Escrow Agent may conclusively rely upon any written notice, document, instruction or request delivered by the Parties believed by it to be genuine and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind and the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. Any notice, document, instruction or request delivered by a Party but not required under this Agreement may be disregarded by the Escrow Agent. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s fraud, gross negligence or willful misconduct was the cause of any direct loss to either Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. In the event the Escrow Agent shall be uncertain, or believes there is some ambiguity, as to its duties or rights hereunder or receives instructions, claims or demands from any Party hereto which, in the Escrow Agent’s judgment, conflict with the provisions of this Agreement, or if the Escrow Agent receives conflicting instructions from the Parties, the Escrow Agent shall be entitled either to: (a) refrain from taking any action until it shall be given (i) a Joint Instruction executed by the Representatives which eliminates such conflict or (ii) a court order issued by a court of competent jurisdiction (it being understood that the Escrow Agent shall be entitled conclusively to rely and act upon any such court order and shall have no obligation to determine whether any such court order is final); or (b) file an action in interpleader. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund, including, without limitation, the Escrow Amount nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

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6.             Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving no less than thirty (30) days advance notice in writing of such resignation to the Parties or may be removed, with or without cause, by the Parties at any time after giving not less than thirty (30) days advance joint written notice to the Escrow Agent. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Funds and to deliver the same to a designated substitute escrow agent, if any, appointed by the Parties, or such other person designated by the Parties, or in accordance with the directions of a final court order, at which time of delivery, the Escrow Agent’s obligations hereunder shall cease and terminate. If prior to the effective resignation or removal date, the Parties have failed to appoint a successor escrow agent, or to instruct the Escrow Agent to deliver the Escrow Funds to another person as provided above, or if such delivery is contrary to applicable law, at any time on or after the effective resignation date, the Escrow Agent either (a) may interplead the Escrow Funds with a court located in the State of New York and the costs, expenses and reasonable attorney’s fees which are incurred in connection with such proceeding may be charged against and withdrawn from the Escrow Funds; or (b) appoint a successor escrow agent of its own choice. Any appointment of a successor escrow agent shall be binding upon the Parties and no appointed successor escrow agent shall be deemed to be an agent of the Escrow Agent. The Escrow Agent shall deliver the Escrow Funds to any appointed successor escrow agent, at which time the Escrow Agent’s obligations under this Agreement shall cease and terminate. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

7.             Compensation; Acknowledgment.

(a)       The Parties agree jointly and severally to pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing, shall be as described in Schedule 2.

(b)       Each of the Parties further agrees to the disclosures and agreements set forth in Schedule 2.

8.             Indemnification and Reimbursement. The Parties agree jointly and severally to indemnify, defend, hold harmless, pay or reimburse the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, costs or expenses (including attorney’s fees) (collectively “Losses”), resulting directly or indirectly from (a) the Escrow Agent’s performance of this Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction to have been caused by the fraud, gross negligence, willful misconduct, or bad faith of such Indemnitee; and (b) the Escrow Agent’s following, accepting or acting upon any instructions or directions, whether joint or singular, from the Parties received in accordance with this Agreement. The Parties hereby grant the Escrow Agent a right of set-off against the Escrow Funds for the payment of any claim for indemnification, fees, expenses and amounts due to the Escrow Agent or an Indemnitee. The obligations set forth in this Section 8 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

9.             Notices. Except as otherwise provided in Section 4, all communications hereunder shall be in writing or set forth in a PDF attached to an email, and shall be delivered by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth for each party as follows:

10

If to Buyer:	ExlService Holdings
280 Park Avenue
38th Floor
New York, NY 10017
Attention: General Counsel
Email: GeneralCounsel@exlservice.com

With copies to:	Sheppard Mullin Richter & Hampton LLP
30 Rockefeller Plaza
39th Floor
New York, NY 10112-0015
Attention: Valérie Demont
Email: VDemont@sheppardmullin.com

If to Shareholders’ Representative:	Angler Seller Representative LLC
[Address]
[Address]
Attention: [____________]
Email: [____________]

With copies to:

Metz Lewis Brodman Must O’Keefe LLC
535 Smithfield Street, Suite 800
Pittsburgh, PA 15222
Attention: George R. Thomas II
Email: GThomas@metzlewis.com

and

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Carl P. Marcellino
Email: Carl.Marcellino@ropesgray.com

If to Escrow Agent:	JPMorgan Chase Bank, N.A.
Escrow Services
4 New York Plaza, 11th Floor
New York, N.Y. 10004

Attention: Li Hom / Andrew Fu
Fax No.: 212.552.2812
Email Address: ec.escrow@jpmorgan.com

11

10.           Compliance with Court Orders. In the event that a legal garnishment, attachment, levy, restraining notice or court order is served with respect to any of the Fund, or the delivery thereof shall be stayed or enjoined by an order of a court, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, and in the event that the Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties hereto or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated.

11.           Miscellaneous.

(a)       The provisions of this Agreement may be waived, altered, amended or supplemented only by a writing signed by the Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned by any Party without the prior consent of the Escrow Agent and the other Party. This Agreement shall be governed by and construed under the laws of the State of New York. Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Party shall not claim, and hereby irrevocably waives, such immunity. The Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

(b)       No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement and any joint instructions from the Parties may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. This Agreement may be executed and transmitted by facsimile or as a PDF attached to an email and each such execution shall be of the same legal effect, validity and enforceability as a manually executed original, wet-inked signature. All signatures of the parties to this Agreement may be transmitted by facsimile or as a PDF attached to an email, and such facsimile or PDF will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties each represent, warrant and covenant that (i) each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations; (ii) such Party has full power and authority to enter into this Agreement and to perform all of the duties and obligations to be performed by it hereunder; (iii) the person(s) executing this Agreement on such Party’s behalf and certifying Authorized Representatives in the applicable Schedule 1 has been duly and properly authorized to do so, and each Authorized Representative of such Party has been duly and properly authorized to take actions specified for such person in the applicable Schedule 1. Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to (a) give to any person or entity other than the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Escrow Funds or (b) give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or this Agreement.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BUYER:	ESCROW AGENT:

EXLSERVICE.COM, LLC	JPMORGAN CHASE BANK, N.A.

By:	By:
Name:	Name:
Title:	Title:

SHAREHOLDERS’ REPRESENTATIVE:

ANGLER SELLER REPRESENTATIVE LLC

By:
Name:
Title:

[Signature Page to Escrow Agreement]

13

EXHIBIT A-1

Form of Escrow Release Notice – Joint Instruction

JPMorgan Chase Bank, N.A., Escrow Services

4 New York Plaza, 11th Floor

New York, N.Y. 10004

Attention: Li Hom / Andrew Fu

Fax No.: 212.552.2812

Email Address: ec.escrow@jpmorgan.com

[Address]

[Fax No.]

[Email Address]

Date:

Re: ExlService.com, LLC and Angler Seller Representative LLC – Escrow Agreement dated ___, 2018

Escrow Account no. [ ]

Dear Sir/Madam:

We refer to an Escrow Agreement, dated as of _______, 2018, between ExlService.com, LLC, Angler Seller Representative LLC and JPMorgan Chase Bank, N.A., as Escrow Agent (the “Escrow Agreement”).

Capitalized terms in this letter that are not otherwise defined shall have the same meaning given to them in the Escrow Agreement.

The Parties instruct Escrow Agent to release the Escrow Funds, or the portion specified below, to the specified party as instructed below from [ ]2.

Amount

(In writing)

Beneficiary

City

Country

2 Escrow account(s) to be specified.

[Signature Page to Escrow Agreement]

14

US Instructions:

Bank

Bank address

ABA Number:

Credit A/C Name:

Credit A/C #:

Credit A/C Address:

If Applicable:

FFC A/C Name:

FFC A/C #:

FFC A/C Address:

International Instructions:

Bank Name:

Bank Address

SWIFT Code:

US Pay Through ABA:

Credit A/C Name:

Credit A/C # (IBAN #):

Credit A/C Address:

If Applicable:

FFC A/C Name:

FFC A/C # (IBAN #):

FFC A/C Address:

FOR AND ON BEHALF OF BUYER:

Name:
Date:
Title:

FOR AND ON BEHALF OF SHAREHOLDERS’ REPRESENTATIVE:

Name:
Date:
Title:

15

EXHIBIT A-2

FORM OF INDEMNIFICATION CLAIM NOTICE

[Date]

JPMorgan Chase Bank, N.A.

Escrow Services

4 New York Plaza, 11th Floor

New York, N.Y. 10004

Attention: Li Hom / Andrew Fu

Fax No.: 212.552.2812

Email Address: ec.escrow@jpmorgan.com

[Name and Address of Other Party]

Dear Sir/Madam:

This notice is being delivered pursuant to Section ___ of the Escrow Agreement, dated ______________, by and among ExlService.com, LLC (“Buyer”), Angler Seller Representative LLC (“Shareholders’ Representative”), and JPMorgan Chase Bank, N.A. (the “Escrow Agent”) (the “Escrow Agreement”). Capitalized terms in this letter that are not otherwise defined shall have their meanings set forth in the Escrow Agreement.

[Party] hereby gives notice pursuant to Section _____________of the Escrow Agreement, of a claim for indemnification made under the Merger Agreement, dated April __, 2018, by and among Buyer, Shareholders’ Representative, SCIOinspire Holdings, Inc. and ExlService Cayman Merger Sub. The amount of the claim is $______________.

The summary for the basis of such claim is as follows:

[Insert details]

[Party] hereby certifies to Escrow Agent that this notice was delivered to [other Party].

[NAME OF PARTY]

By:

Title:

Date:

16

EXHIBIT A-3

FORM OF INDEMNIFICATION CLAIM OBJECTION NOTICE

[Date]

JPMorgan Chase Bank, N.A.

Escrow Services

4 New York Plaza, 11th Floor

New York, N.Y. 10004

Attention: Li Hom / Andrew Fu

Fax No.: 212.552.2812

Email Address: ec.escrow@jpmorgan.com

[Name and Address of Other Party]

Dear Sir/Madam:

This notice is being delivered pursuant to Section ___ of the Escrow Agreement, dated ______________, by and among ExlService.com, LLC (“Buyer”), Angler Seller Representative LLC (“Shareholders’ Representative”), and JPMorgan Chase Bank, N.A. (the “Escrow Agent”) (the “Escrow Agreement”). Capitalized terms in this letter that are not otherwise defined shall have their meanings set forth in the Escrow Agreement.

[Party] hereby objects to the claim for indemnification filed by [other Party], as described in the notice delivered by [other Party] to Escrow Agent dated ___________________, and requests that the amount of such claim not be disbursed to [other Party].

[Party] hereby certifies to Escrow Agent that this notice was delivered to [other Party].

[NAME OF PARTY]

By:

Title:

Date:

17

SCHEDULE 1-A

ExlService.com, LLC

DESIGNATION OF AUTHORIZED

REPRESENTATIVES

The undersigned, [_____], being the duly elected, qualified and acting [_____] of ExlService.com, LLC (“Buyer”), does hereby certify:

1.       That each of the following representatives is at the date hereof an Authorized Representative, as such term is defined in the Escrow Agreement, dated ______, 2018, by and among Buyer, Shareholders’ Representative and Escrow Agent (the “Escrow Agreement”), that the signature appearing opposite each Authorized Representative’s name is the true and genuine signature of such Authorized Representative, and that each Authorized Representative’s contact information is current and up-to-date at the date hereof. Each of the Authorized Representatives is authorized to issue instructions, confirm funds transfer instructions by callback or email confirmation and effect changes in Authorized Representatives, all in accordance with the terms of the Escrow Agreement. Callbacks or emails confirming an instruction shall be made to an Authorized Representative other than the Authorized Representative who issued the instruction unless (a) only a single Authorized Representative is designated below, or (b) the information set forth below changes and is not updated by Buyer such that only the Authorized Representative who issued the instruction is available to receive a callback or email confirmation. Buyer acknowledges that pursuant to this Schedule, Escrow Agent is offering an option for callback or email confirmation to a different Authorized Representative, and if Buyer nevertheless names only a single Authorized Representative or fails to update Authorized Representative information, Buyer agrees to be bound by any instruction, whether or not authorized, confirmed by callback or email confirmation to the issuer of the instruction.

NAME	SIGNATURE	TELEPHONE, CELL NUMBER and EMAIL ADDRESS
(ph)
(cell)
(email)

(ph)
(cell)
(email)

(ph)
(cell)
(email)

18

2.	Email confirmation is only permitted to a corporate email address for purposes of this Schedule. Any personal email addresses provided will not be used for email confirmation.

3.	This Schedule may be signed in counterparts and the undersigned certifies that any signature set forth on an attachment to this Schedule is the true and genuine signature of an Authorized Representative and that each such Authorized Representative’s contact information is current and up-to-date at the date hereof.

4.	That pursuant to Buyer’s governing documents, as amended, the undersigned has the power and authority to execute this Designation on behalf of Buyer, and that the undersigned has so executed this Designation this _____ day of ______, 2018.

Signature:

Name:

Title:

FOR YOUR SECURITY, PLEASE CROSS OUT ALL UNUSED SIGNATURE LINES ON THIS SCHEDULE 1-A

All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an email, must include the signature (or electronic signature subject to the conditions set forth in the Escrow Agreement) of the Authorized Representative authorizing said funds transfer on behalf of such Party.

19

SCHEDULE 1-B

Angler Seller Representative LLC

DESIGNATION OF AUTHORIZED

REPRESENTATIVES

The undersigned, [_____], being the duly elected, qualified and acting [____] of Angler Seller Representative LLC (“Shareholders’ Representative”), does hereby certify:

1.	That each of the following representatives is at the date hereof an Authorized Representative, as such term is defined in the Escrow Agreement, dated [____], 2018, by and among Buyer, Shareholders’ Representative and Escrow Agent (the “Escrow Agreement”), that the signature appearing opposite each Authorized Representative’s name is the true and genuine signature of such Authorized Representative, and that each Authorized Representative’s contact information is current and up-to-date at the date hereof. Each of the Authorized Representatives is authorized to issue instructions, confirm funds transfer instructions by callback or email confirmation and effect changes in Authorized Representatives, all in accordance with the terms of the Escrow Agreement. Callbacks or emails confirming an instruction shall be made to an Authorized Representative other than the Authorized Representative who issued the instruction unless (a) only a single Authorized Representative is designated below, (b) the information set forth below changes and is not updated by Shareholders’ Representative such that only the Authorized Representative who issued the instruction is available to receive a callback or email confirmation, or (c) Shareholders’ Representative is an individual. Shareholders’ Representative acknowledges that pursuant to this Schedule, Escrow Agent is offering an option for callback or email confirmation to a different Authorized Representative, and if Shareholders’ Representative nevertheless names only a single Authorized Representative or fails to update Authorized Representative information, Shareholders’ Representative agrees to be bound by any instruction, whether or not authorized, confirmed by callback or email confirmation to the issuer of the instruction.

NAME	SIGNATURE	TELEPHONE, CELL NUMBER and EMAIL ADDRESS
(ph)
(cell)
(email)

(ph)
(cell)
(email)

(ph)
(cell)
(email)

20

2.	Email confirmation is only permitted to a corporate email address for purposes of this Schedule. Any personal email addresses provided will not be used for email confirmation.

3.	This Schedule may be signed in counterparts and the undersigned certifies that any signature set forth on an attachment to this Schedule is the true and genuine signature of an Authorized Representative and that each such Authorized Representative’s contact information is current and up-to-date at the date hereof.

4.	That pursuant to Shareholders’ Representative’s governing documents, as amended, the undersigned has the power and authority to execute this Designation on behalf of Shareholders’ Representative, and that the undersigned has so executed this Designation this _____ day of ______, 2018.

Signature:

Name:

Title:

FOR YOUR SECURITY, PLEASE CROSS OUT ALL UNUSED SIGNATURE LINES ON THIS SCHEDULE 1-B

All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an email, must include the signature (or electronic signature subject to the conditions set forth in the Escrow Agreement) of the Authorized Representative authorizing said funds transfer on behalf of such Party.

21

Schedule 2

Account Acceptance Fee.	WAIVED

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation. Payable upon closing.

Annual Administration Fee.	WAIVED

The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction. Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

Extraordinary Services and Out-of-Pocket Expenses: Escrow Agent or any of its affiliates may receive compensation with respect to any Alternative Investment directed hereunder including without limitation charging any applicable agency fee or trade execution fee in connection with each transaction. Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at Escrow Agent's then standard rate. Escrow Agent may impose, charge, pass-through and modify fees and/or charges for any account established and services provided by Escrow Agent, including but not limited to, transaction, maintenance, balance-deficiency, and service fees, agency or trade execution fees, and other charges, including those levied by any governmental authority.

Fee Disclosure & Assumptions: Please note that the fees quoted are based on a review of the transaction documents provided and an internal due diligence review, and assumes the escrow deposit will be continuously invested in [a MMDA][an interest bearing demand deposit account] at JPMorgan Chase Bank, N.A. Escrow Agent reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or other factors change from those used to set the fees described herein.

Payment of the invoice is due upon receipt.

Disclosures and Agreements

Taxes. The Parties shall duly complete such tax documentation or other procedural formalities necessary for Escrow Agent to complete required tax reporting and for the relevant Party to receive interest or other income without withholding or deduction of tax in any jurisdiction. Should any information supplied in such tax documentation change, the Parties shall promptly notify Escrow Agent. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, including without limitation, the Foreign Account Tax Compliance Act (“FATCA”), and shall remit such taxes to the appropriate authorities.

22

Representations Relating to Section 15B of the Securities Exchange Act of 1934 (Rule 15Ba1-1 et seq.) (the “Municipal Advisor Rule”). Each Party represents and warrants to Escrow Agent that for purposes of the Municipal Advisor Rules, none of the funds (if any) currently invested, or that will be invested in the future, in money market funds, commercial paper or treasury bills under this Agreement constitute or contain (i) proceeds of municipal securities (including investment income therefrom and monies pledged or otherwise legally dedicated to serve as collateral or a source or repayment for such securities) or (ii) municipal escrow investments (as each such term is defined in the Municipal Advisor Rule).  Each Party also represents and warrants to Escrow Agent that the person providing this certification has access to the appropriate information or has direct knowledge of the source of the funds to be invested to enable the forgoing representation to be made.  Further, each Party acknowledges that Escrow Agent will rely on this representation until notified in writing otherwise.

Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and Escrow Agent’s identity verification procedures require Escrow Agent to obtain information which may be used to confirm the Parties’ identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide Escrow Agent with and consent to Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by Escrow Agent.

OFAC Disclosure. Escrow Agent is required to act in accordance with the laws and regulations of various jurisdictions relating to the prevention of money laundering and the implementation of sanctions, including but not limited to regulations issued by the U.S. Office of Foreign Assets Control. Escrow Agent is not obligated to execute payment orders or effect any other transaction where the beneficiary or other payee is a person or entity with whom Escrow Agent is prohibited from doing business by any law or regulation applicable to Escrow Agent, or in any case where compliance would, in Escrow Agent’s opinion, conflict with applicable law or banking practice or its own policies and procedures. Where Escrow Agent does not execute a payment order or effect a transaction for such reasons, Escrow Agent may take any action required by any law or regulation applicable to Escrow Agent including, without limitation, freezing or blocking funds. Transaction screening may result in delays in the posting of transactions.

Abandoned Property. Escrow Agent is required to act in accordance with the laws and regulations of various states relating to abandoned property, escheatment or similar law and, accordingly, shall be entitled to remit dormant funds to any state as abandoned property in accordance with such laws and regulations. Without limitation of the foregoing, notwithstanding any instruction to the contrary, Escrow Agent shall not be liable to any Party for any amount disbursed from an account maintained under this Agreement to a governmental entity or public official in compliance with any applicable abandoned property, escheatment or similar law.

23

Information. The Parties authorize Escrow Agent to disclose information with respect to this Agreement and the account(s) established hereunder, the Parties, or any transaction hereunder if such disclosure is: (i) necessary in Escrow Agent’s opinion, for the purpose of allowing Escrow Agent to perform its duties and to exercise its powers and rights hereunder or for compliance with legal, tax and regulatory requirements, including, without limitation, FATCA; (ii) to a proposed assignee of the rights of Escrow Agent; (iii) to a branch, affiliate, subsidiary, employee or agent of Escrow Agent or to their auditors, regulators or legal advisers or to any competent court; (iv) to the auditors of any of the Parties; or (v) required by applicable law, regardless of whether the disclosure is made in the country in which each Party resides, in which the Escrow Account is maintained, or in which the transaction is conducted. The Parties agree that such disclosures by Escrow Agent and its affiliates may be transmitted across national boundaries and through networks, including those owned by third parties.

Foreign Exchange. If Escrow Agent accepts a funds transfer instruction under this Agreement for payment in a currency (the “Non-Account Currency”) other than the currency of the account (the “Account Currency”), Escrow Agent is authorized to enter into a foreign exchange transaction to sell to the Party or Parties the amount of Non-Account Currency required to complete the funds transfer and debit the account for the purchase price of the Non-Account Currency. If Escrow Agent accepts payment to the account in a Non-Account Currency, Escrow Agent is authorized to purchase the Non-Account Currency from the Party or Parties, and to credit the purchase price to the account in lieu of the Non-Account Currency. The purchase price for the foregoing transactions shall be at a rate and spread as Escrow Agent determines in its discretion and may differ from rates at which comparable transactions are entered into with other customers or the range of foreign exchange rates at which Escrow Agent otherwise enters into foreign exchange transactions on the relevant date. Further, (i) Escrow Agent has full discretion to execute such foreign exchange transactions in such manner as Escrow Agent determines in its sole discretion and (ii) Escrow Agent may manage the associated risks of Escrow Agent’s own position in the market in a manner it deems appropriate without regard to the impact of such activities on the Parties. Imbedded within the applicable foreign exchange rate or otherwise generated in connection with Escrow Agent’s execution of any such transaction or management of its risk related thereto may be a profit to Escrow Agent. Any such foreign exchange transaction will be between Escrow Agent and a Party or Parties as principals, and Escrow Agent will not be acting as agent or fiduciary for the Parties.

Acknowledgment of Compensation and Multiple Roles. Escrow Agent is authorized to act under this Agreement notwithstanding that Escrow Agent or any of its subsidiaries or affiliates (such subsidiaries and affiliates hereafter individually called an “Affiliate” and collectively called “Affiliates”) may (A) receive fees or derive earnings (float) as a result of providing an investment product or account on the books of Escrow Agent pursuant to this Agreement or for providing services or referrals with respect to investment products, or (B) (i) act in the same transaction in multiple capacities, (ii) engage in other transactions or relationships with the same entities to which Escrow Agent may be providing escrow or other services under this Agreement (iii) refer clients to an Affiliate for services or (iv) enter into agreements under which referrals of escrow or related transactions are provided to Escrow Agent. JPMorgan Chase Bank, N.A. may earn compensation from any of these activities in addition to the fees charged for services under this Agreement.

24

THE FOLLOWING DISCLOSURES ARE REQUIRED TO BE PROVIDED UNDER APPLICABLE U.S. REGULATIONS, INCLUDING, BUT NOT LIMITED TO, FEDERAL RESERVE REGULATION D. WHERE SPECIFIC INVESTMENTS ARE NOTED BELOW, THE DISCLOSURES APPLY ONLY TO THOSE INVESTMENTS AND NOT TO ANY OTHER INVESTMENT.

Demand Deposit Account Disclosure. Escrow Agent is authorized, for regulatory reporting and internal accounting purposes, to divide an escrow demand deposit account maintained in the U.S. in which the Escrow Funds are held into a non-interest bearing demand deposit internal account and a non-interest bearing savings internal account, and to transfer funds on a daily basis between these internal accounts on Escrow Agent’s general ledger in accordance with U.S. law at no cost to the Parties. Escrow Agent will record the internal accounts and any transfers between them on Escrow Agent’s books and records only. The internal accounts and any transfers between them will not affect the Fund, any investment or disposition of the Fund, use of the escrow demand deposit account or any other activities under this Agreement, except as described herein. Escrow Agent will establish a target balance for the demand deposit internal account, which may change at any time.  To the extent funds in the demand deposit internal account exceed the target balance, the excess will be transferred to the savings internal account, unless the maximum number of transfers from the savings internal account for that calendar month or statement cycle has already occurred.  If withdrawals from the demand deposit internal account exceeds the available balance in the demand deposit internal account, funds from the savings internal account will be transferred to the demand deposit internal account up to the entire balance of available funds in the savings internal account to cover the shortfall and to replenish any target balance that Escrow Agent has established for the demand deposit internal account.  If  a sixth transfer is needed during a calendar month or statement cycle, it will be for the entire balance in the savings internal account, and such funds will remain in the demand deposit internal account for the remainder of the calendar month or statement cycle.

MMDA Disclosure and Agreement. If MMDA is the investment for the escrow deposit as set forth above or anytime in the future, the Parties acknowledge and agree that U.S. law limits the number of pre-authorized or automatic transfers or withdrawals or telephonic/electronic instructions that can be made from an MMDA to a total of six (6) per calendar month or statement cycle or similar period. Escrow Agent is required by U.S. law to reserve the right to require at least seven (7) days’ notice prior to a withdrawal from a money market deposit account.

Unlawful Internet Gambling. The use of any account to conduct transactions (including, without limitation, the acceptance or receipt of funds through an electronic funds transfer, or by check, draft or similar instrument, or the proceeds of any of the foregoing) that are related, directly or indirectly, to unlawful Internet gambling is strictly prohibited.

Use of Electronic Records and Signatures. As used in this Agreement, the terms “writing” and “written” include electronic records, and the terms “execute”, “signed” and “signature” include the use of electronic signatures. Notwithstanding any other provision of this Agreement or the attached Exhibits, any electronic signature that is presented as the signature of the purported signer, regardless of the appearance or form of such electronic signature, may be deemed genuine by Escrow Agent in Escrow Agent’s sole discretion, and such electronic signature shall be of the same legal effect, validity and enforceability as a manually executed, original, wet-inked signature; provided, however, that any such electronic signature must be an actual and not a typed signature. Any electronically signed agreement shall be an “electronic record” established in the ordinary course of business and any copy shall constitute an original for all purposes. The terms “electronic signature” and “electronic record” shall have the meanings ascribed to them in 15 USC § 7006. This Agreement and any instruction or other document furnished hereunder may be transmitted by facsimile or as a PDF file attached to an email.

25

Exhibit E

Sample Working Capital

Below is an illustrative schedule for determining Net Working Capital as of December 31, 2017:

Net Working Capital

Currency: $ 000	Dec17
Cash and cash equivalents	8,315
Accounts receivable	9,821
Unbilled revenue	7,735
Other current assets	3,710
Deferred tax asset - current portion	914
Reported current assets	30,496
Current installment of LT debt	(1,980)
Accounts payable	(416)
Subrogation service obligations	(2,159)
Other current liabilities	(7,282)
Reported current liabilities	(11,837)
Reported net current assets	18,658

Adjustments to WC
Cash and cash equivalents	(8,315)
Restricted cash - subrogation obligations	2,234
Net cash	(6,081)
Deferred tax asset - current portion	(914)
Current installment of LT debt	1,980
Subrogation service obligations	2,159
Cash held against Subrogation obligations	(2,234)
Income taxes (receivable) / payable	(2,386)
Earn outs payable	725
Capital leases	214
Interest payable	70
Customer 104 deferred cost	-
Customer 104 deferred revenue	299
ESOP	0
Transaction expenses	-
Unfunded portion of defined benefit plan	62
Provision for leave encashment and earned leave	43
Stretched creditors of more than 90 days	-
Creditors towards capital goods	21
Bad debts provision	-
Provision for bonus exceeding 6 months	-
Working capital post adjustments	12,615
Under accrued retractions pursuant to the definition of Working Capital	(464)
Provision for ASC 606 Impact (Pre-2018)	3,700
Additional Retractions Reserve (Pre-2018)	(1,850)
Net adjusted working capital	14,001
Target: Net adjusted working capital	14,050